UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
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SERVICENOW, INC.

(Name of Registrant as Specified In Its Charter)

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servicenow

THE WORLD WORKS WITH SERVICENOW™

2025 Proxy Statement

Notice of Annual Shareholders Meeting

May 22, 2025
10 am PT

April [•], 2025
You are cordially invited to attend the 2025 Annual Shareholders Meeting of ServiceNow, Inc., a Delaware corporation (“ServiceNow”) on Thursday, May 22, 2025, at 10:00 a.m. Pacific Time. The Annual Meeting will be conducted online through a live webcast, often referred to as a “virtual meeting” of shareholders.
You can participate by visiting www.virtualshareholdermeeting.com/NOW2025. As a shareholder, all you need to join the meeting is the 16-digit control number printed in the box marked by the arrow on your Notice Regarding Availability of Proxy Materials (the “Notice of Internet Availability”). You may submit comments and questions before the meeting at the same website address.
You will be able to listen to the official meeting, submit questions and comments and vote your shares from any location with an Internet connection. Questions may be submitted before the meeting as well at the website noted above. Our virtual meeting format allows us to increase shareholder access, saves us and our shareholders time and money and preserves the rights and opportunities of our shareholders to participate in the meeting as efficiently and effectively as they could by attending in person.
We have elected to deliver our proxy materials to our shareholders over the Internet. Similar to the benefits of holding our meeting virtually, our proxy delivery process lowers the costs of printing and distributing materials without adversely impacting our ability to provide shareholders with timely access to important information.
On or about April [•], 2025, we expect to mail to our shareholders the Notice of Internet Availability containing instructions on how to access our Proxy Statement for our 2025 Annual Meeting and our 2024 Annual Report to shareholders. The Notice of Internet Availability also provides instructions on how to vote by mail or over the Internet and includes instructions on how to receive a paper copy of the proxy materials by mail.
The matters we will discuss and vote on at the 2025 Annual Meeting are described in the notice of annual meeting on the next page and in our Proxy Statement that follows.
Please use this opportunity to share your views by participating in our meeting and voting your shares. Even if you cannot participate in the meeting, please vote over the Internet, by telephone or by requesting and mailing your proxy card to ensure your representation at the meeting. Your vote is important.
We appreciate your continued support of ServiceNow as we build the Defining Enterprise Software Company of the 21st Century.
Sincerely,
William R. “Bill” McDermott
Chairman of the Board and Chief Executive Officer

2025 Proxy Statement	i

Items of Business		Board Recommendations	Date and Time May 22, 2025 (Thursday) 10:00 a.m., Pacific Time

1	To elect 9 directors, each to serve until the next annual shareholders meeting and until his or her successor is elected and qualified or his or her earlier death, resignation or removal	“FOR” each director nominee See page 9

Location Live webcast www.virtualshareholdermeeting.com/NOW2025

2	To hold a non-binding advisory vote to approve the compensation of our named executive officers (commonly referred to as “say on pay”)	“FOR” See page 52
Record Date Only shareholders of record at the close of business on March 24, 2025, are entitled to notice of, and to vote at, the Annual Meeting.

3	To ratify the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025	“FOR” See page 108

How to Vote

4	To approve amendments to the Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation and other immaterial changes	“FOR” See page 111
Internet www.proxyvote.com
Telephone 1-800-690-6903

5	To approve amendments to the Certificate of Incorporation to eliminate supermajority voting provisions	“FOR” See page 113
Mail Mark, sign and date your proxy card and return it in the postage-paid envelope

6	To vote on a shareholder proposal regarding right to cure purported nomination defects	“AGAINST” See page 114

QR Code Scan the QR code on your voting materials to vote with your mobile device

7	To vote on a shareholder proposal to remove one-year holding period requirement to call a special meeting of shareholders	“AGAINST” See page 117

In addition, shareholders may be asked to consider and vote on such other business as may properly come before the Annual Meeting.

All shareholders are invited to attend the Annual Meeting. Any shareholder attending the Annual Meeting may vote online at the Annual Meeting even if the shareholder previously voted. The previous votes will be superseded by the vote such shareholder casts online at the Annual Meeting.

Thank you for your continued support of ServiceNow.

By Order of the Board of Directors,
Russell S. Elmer
General Counsel and Secretary
April [•], 2025

Whether or not you expect to attend the Annual Meeting, we encourage you to read this Proxy Statement and vote over the Internet, by telephone, by requesting and mailing your proxy card or by mobile device as soon as possible, so that your shares may be represented at the Annual Meeting. For specific instructions on how to vote your shares, please refer to the section titled “Annual Meeting General Information” beginning on page 120 of the proxy statement and the instructions on the enclosed Notice of Internet Availability.

ii

Report of the Leadership Development and Compensation Committee	90

Executive Compensation Tables	91

Equity Compensation Plan Information	99

Chief Executive Officer Pay Ratio	100

Pay Versus Performance	101

Security Ownership of Certain Beneficial Owners and Management	106

PROPOSAL NO. 3 Ratify the Independent Registered Public Accounting Firm for 2025	108

Report of the Audit Committee	110

PROPOSAL NO. 4 To Approve Amendments to the Certificate of Incorporation to Reflect Delaware Law Provisions Regarding Officer Exculpation and Other Immaterial Changes	111

PROPOSAL NO. 5 To Approve Amendments to the Certificate of Incorporation to Eliminate Supermajority Voting Provisions	113

Shareholder Proposals	114

PROPOSAL NO. 6 To Vote on a Shareholder Proposal Regarding Right to Cure Purported Nomination Defects	114

PROPOSAL NO. 7 To Vote on a Shareholder Proposal to Remove One-Year Holding Period Requirement to Call a Special Meeting of Shareholders	117

Annual Meeting General Information	120

Additional Information	126

Appendix A	A-1

Appendix B	B-1

Appendix C	C-1

This Proxy Statement contains forward-looking statements. All statements contained in this Proxy Statement other than statements of historical or current fact, including statements regarding our executive compensation plans and business strategy and plans are forward-looking. The words "believe," "may," "will," "estimate," "continue," "anticipate," "intend," "expect" and similar expressions are intended to identify forward-looking statements, although not all forward-looking statements contain these identifying words. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to management as of the date of this Proxy Statement. Actual results could differ materially from the results expressed or implied by the forward-looking statements we make. Factors that may cause actual results to differ materially from those expressed or implied in any forward-looking statement include, but are not limited to, those discussed in the section titled “Risk Factors” in our 2024 Annual Report on Form 10-K. We undertake no obligation, and do not intend, to update the forward-looking statements.
The content of the websites, and additional materials found on those websites, referred to in this Proxy Statement are not deemed to be part of, and are not incorporated by reference into, this Proxy Statement.

2025 Proxy Statement	iii

2024 Business Highlights
2024 was another strong year of sustained growth for ServiceNow, as we continued to deliver strong performance and value for our shareholders.
Strong Growth and Profitability

23%	98%	$11B	29.5%	31.5%	$3.5B
Subscription Revenues Growth Y/Y	Industry Renewal Rate 6 Years in a Row(1)	Total Revenues	Non-GAAP Operating Margin(2)	Free Cash Flow Margin(2)	Free Cash Flow (“FCF”)(2)

Subscription Revenues			Non-GAAP Operating Income Growth Y/Y

Total Revenues Growth Y/Y			FCF Growth Y/Y

Numbers rounded for presentation purposes. ServiceNow metrics as of December 31, 2024, except as noted otherwise.
(1)We adjust our renewal rate for acquisitions, consolidations and other customer events that cause the merging of two or more accounts occurring at the time of renewal. For additional information, please see the discussion under the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Business Metrics” in our Annual Report on Form 10-K for the year ended December 31, 2024.
(2)See Appendix C for a reconciliation of GAAP to non-GAAP metrics and other information.
(3)Represents the weighted average metric of our 2024 Peer Group members that are publicly-traded as of December 31, 2024 with a comparable growth metric for the last reported four fiscal quarters. See “Compensation Discussion & Analysis—Section 3 - Compensation Policies and Practices—Peer Companies” for our 2024 Peer Group.

2025 Proxy Statement	1

Proxy Statement Summary
Delivering Continued Superior Shareholder Value

Five-Year Total Shareholder Return

As shown below, our total shareholder return over the past five years significantly outperformed our 2024 Peer Group and the S&P 500. See “Compensation Discussion and Analysis—Section 3 - Compensation Policies and Practices—Peer Companies” for a list of our 2024 Peer Group.
Source: S&P Capital IQ, based on latest closing price as of December 31, 2024. 2024 Peer Group only includes publicly-traded companies as of such date.
Building the Defining Enterprise Software Company of
the 21st Century

Strategic Milestones

•Earned Fortune 500 recognition for second year in a row, with 2024 revenue exceeding $10 billion
•Served approximately 8,400 global customers, including over 85% of the Fortune 500(1)
•Exceeded $10.6 billion in subscription revenue in 2024 and provided a target of achieving above $15 billion in subscription revenue by 2026(2)
•Continued significant customer growth as the number of customers generating over $1 million in ACV rose to 2,109 and the number of customers contributing $20 million or more in ACV rose 35% year over year
•Supported four customers as they crossed $100 million in total ACV
•Finished 2024 operating at a Rule of 54+(3)
•Launched powerful new agentic AI innovations on ServiceNow’s AI platform for business transformation, to put AI to work across every corner of an enterprise

(1)Global customer count is as of the end of FY2024.
(2)2026 outlook provided during Financial Analyst Day on May 16, 2023.
(3)Enterprise software companies are often measured on a “Rule of 40,” defined as the result of free cash flow margin plus subscription revenue growth rate. ServiceNow’s free cash flow margin plus subscription revenue growth rate exceeded 54 for the year ended December 31, 2024. See Appendix C for a reconciliation of GAAP to non-GAAP metrics and other information.

2

Proxy Statement Summary
ServiceNow’s Board of Director Nominees
Our Board nominees bring the expertise and leadership necessary to guide our business strategy and create shareholder value. With the exception of our Chairman and CEO, Mr. McDermott, and our founder, Mr. Luddy, the Board is composed entirely of independent directors. In addition, the Board benefits from its members’ wide range of backgrounds, experiences and perspectives.
Skills and Experience

Leadership & Governance

Senior Leadership Experience	9	Global Operations Leadership Experience	8	Public Company Board Experience	7

Risk Management		Financial		Non-Corporate

Risk Management Experience	7	Financial Experience	4	Non-Profit, Education and Government	7

Strategic

Significant Technical or Business Experience in Software Industry	8	Experience at High-Growth Organization with $10+ Billion Annual Revenue	6	Multi-Product/Services or Multi-Segment Company Experience	8

Knowledge of Emerging Technologies	9	Experience with Large Scale Transformations in Key Functions	7	Experience with M&A, Debt and Equity Financings and Other Strategic Transactions	4

See “Nomination Process and Nominees” for more detail.
Board Profile*

Independence	Tenure (Median)	Age (Median)

7 Independent	2 <5 years	2 <50 years
2 Not independent	4 5-10 years	1 50-60 years
	3 >10 years	6 61-70 years
*    All figures are based on a total of nine directors.

2025 Proxy Statement	3

Proxy Statement Summary
Director Nominees
The Board has nominated nine directors for re-election, seven of whom are independent under NYSE standards. The following table sets forth the names, ages and certain other information for each of our director nominees.

				Committee Membership
Name and Occupation	Age	Director Since	Independent	Audit Committee	Leadership Development and Compensation Committee	Nominating and Governance Committee	Number of Other Public Boards

William R. McDermott Chairman and Chief Executive Officer of ServiceNow, Inc.	63	2019					1

Susan L. Bostrom Former Executive Vice President, Chief Marketing Officer and Head of Worldwide Government Affairs of Cisco Systems, Inc. Lead Independent Director	64	2014					2

Teresa Briggs Former Vice Chair & West Region Managing Partner of Deloitte LLP; Retired Certified Public Accountant	64	2019					3

Jonathan C. Chadwick Former Executive Vice President, Chief Financial Officer and Chief Operating Officer of VMware, Inc.	59	2016					3

Paul E. Chamberlain Business Advisor & Investor; Former Managing Director and Co-Head of Global Technology Banking of Morgan Stanley	61	2016					1

Lawrence J. Jackson, Jr. Founder and Chief Executive Officer of gamma; Former Global Creative Director, Apple Music of Apple Inc.	44	2020					0

Frederic B. Luddy Founder and Former President, Chief Executive Officer and Chief Product Officer of ServiceNow, Inc.	70	2004					0

Joseph “Larry” Quinlan Former Global Chief Information Officer of Deloitte LLP	62	2021					2

Anita M. Sands Former Group Managing Director, Head of Change Leadership of UBS Financial Services	48	2014					1

Member	Chair

4

Proxy Statement Summary
Executive Compensation
Our executive compensation program is designed to align with our pay-for-performance philosophy, drive achievement of our strategic and financial goals and continue to incentivize value creation for our shareholders. Maintaining a compensation program that motivates and retains a talented and experienced leadership team is critical to ServiceNow’s long-term success.
2024 Pay Mix
For 2024, the annual pay mix for our CEO and other named executive officers (“NEOs”) consisted of base salary, annual cash incentive and long-term performance-based and time-based equity awards, with a significant amount of compensation at risk and tied to rigorous financial and operational performance targets. The following shows the percentage of this mix based on total target annual compensation:

Numbers rounded for presentation purposes.
2024 Compensation Changes
In 2024, we continued our plan to implement responsive changes to our executive compensation program outlined in our 2024 proxy statement. Those changes are summarized below.

Eliminated overlapping metrics in the annual cash incentive plan and performance-based restricted stock units (“PRSUs”)	Net new annual contract value (“NNACV”) metric in 2024 annual cash incentive plan only; previously in both annual cash incentive plan and PRSUs	Say-on-Pay Approval

Approximately 88% of votes cast at our 2024 Annual Meeting supported our executive compensation program. We believe the significant increase in support since our 2023 Annual Meeting reflects our commitment to addressing shareholder feedback and the meaningful changes we made to our compensation program.

Lengthened performance period for PRSUs	Lengthened performance period for PRSUs from one year to three years following the 2024 transition period

Extended vesting period for PRSUs	Updated PRSU vesting period to three-year cliff vesting from three-year ratable vesting following the 2024 transition period

See “Compensation Discussion and Analysis” for more detail on 2024 Compensation Changes.

2025 Proxy Statement	5

Proxy Statement Summary
2024 Pay and Performance Alignment
Even with record-breaking performance in 2024, our annual cash incentive for the year paid out just under target, reflecting our rigorous pay for performance approach.
•For 2024, annual cash incentives were earned at 99.3% of target, based on achievement of rigorous 2024 NNACV and operating margin targets, as well as an evaluation of non-financial performance goals.
•Our 2024 PRSU awards are in progress, with no equity earned under these awards until after the first performance period ends December 31, 2025.
See “Compensation Discussion and Analysis—Section 2 - Executive Compensation Program” for more detail.

6

PROPOSAL NO. 1

Election of 9 Directors

•The Board, acting upon the recommendation of the Nominating and Governance Committee, has nominated nine currently serving Directors for re-election to the Board of Directors.
•The nominees represent a slate of directors who have been highly successful executives and bring a differentiated set of skills and experiences to the Board.

The Board recommends a vote ”FOR” each nominee for Director.	page 9

PROPOSAL NO. 2

Advisory Vote to Approve Executive Compensation (“Say on Pay”)

•Our executive compensation program is designed to attract, retain and motivate our named executive officers who are critical to our success, with a strong link between pay and performance, and emphasis on long-term performance aligned to our shareholder interests.
•In 2024, we continued to make progress on implementing responsive changes to our executive compensation program to ensure alignment between pay and performance resulting in a significant increase in shareholder support for our program at our 2024 Annual Meeting compared to the previous year.

The Board recommends a vote ”FOR” this proposal.	page 52

PROPOSAL NO. 3

Ratify the Independent Registered Public Accounting Firm for 2025

•The Audit Committee appointed PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm for 2025.
•As a matter of good governance, we are submitting the appointment to our shareholders for ratification.

The Board recommends a vote ”FOR” this proposal.	page 108

PROPOSAL NO. 4

Amendments to the Certificate of Incorporation to Reflect Delaware Law Regarding Officer Exculpation and Other Immaterial Changes

•The Board is seeking shareholder approval to amend the Company’s Certificate of Incorporation to extend exculpation protection to our officers, as currently provided to our directors, to reflect amendments to the Delaware General Corporation Law (“DGCL”). The amendments would, among other things, appropriately balance shareholders’ interests in accountability and the Company’s interest in attracting and retaining high quality officers.
•We are also proposing administrative changes to streamline and update the Certificate of Incorporation to align with the Company’s current state; these amendments do not substantively affect shareholders’ rights.

The Board recommends a vote ”FOR” this proposal.	page 111

2025 Proxy Statement	7

Proxy Voting Roadmap

PROPOSAL NO. 5

Amendments to the Certificate of Incorporation to Eliminate Supermajority Voting Provisions

•The Board is recommending eliminating supermajority voting provisions in our Certificate of Incorporation following approval of a non-binding shareholder proposal requesting to eliminate provisions that required greater than a simple majority vote at the 2024 Annual Meeting, feedback from our shareholders through engagement, and in consideration of evolving corporate governance practices.
•Currently, a supermajority vote of two-thirds of outstanding shares is required to increase or decrease the number of authorized shares of preferred stock and to approve certain amendments to the Certificate of Incorporation or Bylaws.

The Board recommends a vote ”FOR” this proposal.	page 113

PROPOSAL NO. 6

Shareholder Proposal Regarding Right to Cure Purported Nomination Defects

•ServiceNow already provides shareholders the right to submit a notice of nomination consistent with market practice. The Board believes the Company’s existing Bylaws provide a clear and well-established process for shareholder director nominations, promoting transparency and informed decision-making.
•The proposed amendment would introduce unnecessary uncertainty and enhanced litigation risks, creating potential disruptions to the director nomination process.

The Board recommends a vote “AGAINST” this proposal.	page 114

PROPOSAL NO. 7

Shareholder Proposal to Remove One-Year Holding Period Requirement to Call a Special Meeting of Shareholders

•ServiceNow provides holders of 15% of our shares for one year to request a special meeting of shareholders. The Board believes the existing shareholder meeting right is aligned with best practices and balances providing shareholders with meaningful rights while protecting the long-term interests of ServiceNow and its broad base of shareholders.
•Our shareholder meeting right is in line with ServiceNow’s commitment to strong and effective corporate governance practices and reflects shareholder input.

The Board recommends a vote “AGAINST” this proposal.	page 117

8

PROPOSAL NO. 1

Election of 9 Directors

The Board recommends a vote ”FOR” each nominee for Director.

Introduction
At the recommendation of our Nominating and Governance Committee (“Governance Committee”), the Board recommends that each of the following nominees be elected to serve for a one-year term expiring at the next annual meeting and until such director’s successor is elected and qualified or until such director’s earlier resignation or removal:

William R. McDermott Susan L. Bostrom Teresa Briggs	Jonathan C. Chadwick Paul E. Chamberlain Lawrence J. Jackson, Jr.	Frederic B. Luddy Joseph “Larry” Quinlan Anita M. Sands
Each of these nominees has agreed to be named in this Proxy Statement and to serve as a director, if elected. The Board has no reason to believe that any nominee will be unavailable or will decline to serve as a director. If any nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxy holders may vote for any nominee designated by the Board to fill the vacancy. There are no family relationships among any of our directors or executive officers.
Vote Required and Recommendation of the Board
In an uncontested election of directors, each director nominee will be elected to the Board if the nominee receives more “FOR” votes than “AGAINST” votes. Broker non-votes and abstentions will have no effect on the outcome of the vote. Under our Corporate Governance Guidelines, when a director is elected or re-elected to the Board, the director is required to submit a letter of resignation that will be effective only upon both (1) the failure to receive the required vote at any annual meeting at which the director is up for re-election and (2) the acceptance of such resignation by the Board. If a current director fails to receive the required vote for re-election, the Governance Committee will decide whether to recommend that the Board accept the director’s resignation and the Board will make the final decision.
The Board recommends a vote “FOR” each nominee for Director.

2025 Proxy Statement	9

Nomination Process
The Governance Committee leads the Board’s annual board and committee evaluation process, which includes an assessment of board and committee composition effectiveness and the alignment of directors’ skills to oversight responsibilities. Informed by this annual assessment, the Governance Committee oversees the director nomination process and recommends to the Board a slate of candidates, which may include both current and new director nominees, to nominate for election at each annual shareholders meeting.
Director Renomination
When considering whether to re-nominate current directors, the Governance Committee conducts a comprehensive review of each director’s contributions and qualifications in the context of the full Board’s composition. The Committee also considers the evolving needs of the Board in light of the Company’s strategic priorities and governance standards. Among the factors considered are the following:

Independence	Experience and skills	Annual evaluation	Engagement Level

Meeting attendance	Shareholder feedback	External commitments

New Director Nominees
As part of its regular discussions regarding board refreshment, the Governance Committee assists the Board in identifying and evaluating highly qualified candidates to address the Company’s strategic needs. Based on the Governance Committee’s recommendations, the Board may elect new members to serve until our next annual meeting. A high-level overview of the director nominations process follows.

1	Identify	2	Evaluate	3	Select

In identifying director candidates, the Governance Committee considers not only candidates sourced from independent search firms, but also individuals recommended by directors, officers, employees, shareholders and others.
Evaluations of candidates generally involve reviewing their background, engaging in internal discussions and conducting interviews to assess their qualifications and alignment with Board needs.
Candidates for nomination to our Board are selected by the Board based on the recommendation of the Governance Committee in accordance with the Governance Committee charter, our Charter and Bylaws, our Corporate Governance Guidelines and the criteria adopted by the Board.

10

Nomination Process and Nominees
Independence
The Board determines the independence of our directors by applying the independence standards established by the New York Stock Exchange (“NYSE”) and the U.S. Securities and Exchange Commission (“SEC”). Under those standards, a director is independent only if the board of directors affirmatively determines that the director has no material relationship with the company or any relationship, which, in the opinion of the board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. The standards also specify various relationships that preclude a determination of director independence, which may include commercial, industrial, consulting, legal, accounting, charitable, family and other business, professional and personal relationships.
Applying these standards, the Board annually reviews the independence of the Company’s directors, taking into account all relevant facts and circumstances. In its most recent review, the Board considered, among other things, the relationships that each non-employee director has with the Company and all other facts and circumstances the Board believed were relevant. Based upon this review, the Board determined that, other than our Chairman and CEO, Mr. McDermott, and our founder, Mr. Luddy, all of our directors are independent. Further, all of the Board committees consist entirely of independent directors.
Board Qualifications
The Governance Committee seeks to maintain a board consisting of a group of highly qualified leaders in their respective fields with a variety of perspectives and skills to effectively address our evolving needs, oversee senior management and represent the best long-term interests of our shareholders. To this end, the Governance Committee considers, among other factors, the following criteria to evaluate potential nominees.

Professional Background & Experience
Specific experience, background and education, including operating experience, financial expertise, significant corporate governance experience and expertise, talent management expertise, risk management expertise, global experience, enterprise experience, technology expertise and knowledge about our business or industry.

Leadership	Sustained record of substantial accomplishments and leadership in executive, C-suite, senior-level management, entrepreneurship and/or policy-making positions in finance, law, business, government, education, technology or not-for-profit enterprises, as well as public company board experience.

Independence
Qualification as “independent” under NYSE and SEC rules and freedom from actual or perceived conflicts of interest that could interfere with duties as a director, including Board tenure, outside board service and other affiliations.

Perspective
Contributions to the composition of the Board, including, but not limited to, independence, integrity, perspective, areas of experience and expertise and knowledge about the Company’s business or industry.

Character
Commitment to ethical conduct and integrity, along with the requisite interpersonal skills to work with other directors on the Board and management in ways that are effective and beneficial to the interests of the Company and its shareholders, employees, customers and communities.

Time	Willingness and ability to devote adequate time and effort to current and future Board and committee responsibilities.

Although the Governance Committee uses these criteria, among others, to evaluate current directors and new director candidates, it has not established any minimum criteria. The Governance Committee does not use different standards to evaluate nominees recommended by our directors and management relative to those recommended by shareholders. The Governance Committee considers nominees based on our need to fill vacancies or to expand the Board, and also considers our need to fill particular roles on the Board or committees thereof (e.g., independent director role or an audit committee financial expert). When appropriate, the Governance Committee may retain executive recruitment firms to assist it in identifying suitable candidates. Any such recruitment firm is instructed to include a pool of candidates with a wide range of perspectives and experiences. After its evaluation of potential nominees, the Governance Committee recommends its chosen nominees to the Board for approval. For a summary of each of our current directors’ background, please see section titled “—Director Nominees.”

2025 Proxy Statement	11

Nomination Process and Nominees
Board Composition
Board member composition, as described above, is considered in our director nomination process, as we believe it is important for the Board’s composition to appropriately reflect the perspectives of the Company, shareholders, workforce, customers and communities. While we do not have a policy with respect to diversity, the Board is committed to actively seeking out individuals who will contribute to its overall range of perspectives for inclusion in the candidate pool.
External Commitments
As reflected in the Corporate Governance Guidelines, the Board recognizes the importance of external commitments not impairing any director’s ability to discharge their responsibilities to effectively serve on the Board. Further, the Board has considered and believes that each person nominated for election at the Annual Meeting has the ability to effectively serve on the Board and to dedicate sufficient time and attention to his or her responsibilities as a member of the Board, taking into consideration each nominee’s attendance at meetings of the Board and any committees on which such nominee serves; the number of additional public company boards on which a nominee serves; and the nominee’s level of contribution and participation in meetings of the Board and any of its committees.
Shareholder Nominations
As indicated above, the Governance Committee considers shareholder recommendations for director candidates in the same manner as all other candidates recommended by other sources. A shareholder may recommend a candidate at any time by submitting the recommendation in writing to the Office of the Corporate Secretary at ServiceNow, Inc., 2225 Lawson Lane, Santa Clara, California 95054, Attn: General Counsel, or by email to ir@servicenow.com.
A shareholder or a group of up to 20 shareholders who have owned at least 3% of ServiceNow’s outstanding shares continuously for at least three years may submit director candidates for inclusion in the Company’s proxy materials. These shareholders may nominate the greater of two directors or 20% of the total number of directors on the Board. Such nominations must comply with the Company’s proxy access bylaw provisions.
A shareholder also may directly nominate a candidate for election at the next annual meeting by providing advance written notice to ServiceNow to the Office of the Corporate Secretary. This notice must be received not fewer than 90 or more than 120 days prior to the first anniversary of the previous year’s Annual Meeting. The nomination must include all information required under Regulation 14A of the Exchange Act, including the nominee’s written consent to being named in the Proxy Statement and to serve as a director if elected, as well as any additional information specified in our Bylaws.
Director nominees submitted through proxy access or those who meet both our advance notice bylaw provisions and the requirements of Rule 14a-19 under the Exchange Act will be included in the Company’s Proxy Statement and ballot for consideration at the Annual Meeting.

12

Nomination Process and Nominees
Nominee’s Experience and Skills
The table below highlights the mix of experience, qualifications and skills of the nominees that, among other factors, led the Board to recommend these nominees for election to the Board. The matrix that follows is intended to depict notable areas of focus for each director. The absence of a designation does not mean a director does not possess that particular skill or qualification. For additional biographical information on each nominee and continuing director please see section titled “—Director Nominees.”

LEADERSHIP & GOVERNANCE

Senior Leadership Experience
Senior leadership experience at a global public company or other organization focused on technology or with a rapidly evolving business model helps the Board analyze, advise on and oversee the execution of important operational and policy issues.

Global Operations Leadership Experience	Valuable business and cultural perspective derived from global operations leadership experience helps guide important aspects of our business with a global experience and significant revenues derived outside of the U.S.

Public Company Board Experience	Directors with public company board experience understand the dynamics and operation of a corporate board, the relationship between the board and the CEO and other senior management, the legal and regulatory landscape, and the importance of effective oversight of strategic, operational and compliance matters.

RISK MANAGEMENT

Risk Management Experience	Directors with experience in identifying, prioritizing and managing a broad spectrum of risks can help the Board anticipate risks and oversee their management.

FINANCIAL

Financial Experience
Knowledge of financial markets, financing, accounting and financial reporting processes assists the Board in understanding, advising and overseeing our financial position, results of operations, financial reporting, internal control processes and audit matters.

STRATEGIC

Significant Technical or Business Experience in Software Industry
Education or experience in relevant technology, including artificial intelligence (AI), is useful for understanding our R&D efforts, competing technologies, the products and processes we develop and the market segments in which we compete.

Experience at High-Growth Organization with $10+ Billion Annual Revenue	Directors with experience leading a high-growth organization provide practical insights on challenges and opportunities we may encounter along our growth trajectory.

Multi-Product/Services or Multi-Segment Company Experience	Directors with experience leading multi-product/services or multi-segment companies can help provide insight into how to structure our business and navigate and expand our offerings.

Knowledge of Emerging Technologies	Directors with experience identifying and developing emerging technologies and architectures are valuable assets to the Board, as new technologies and architectures can rapidly disrupt even the most well-developed strategy.

Large Scale Transformations in Key Functions	Directors with experience in key functions of large scale transformations can help guide our business as it continues to scale and channel the perspective of customers leveraging the Now Platform to achieve their business objectives.

M&A, Debt and Equity Financings and Other Strategic Transactions	Directors with experience in M&A, debt and equity financings and other strategic transactions provide insight into developing and implementing strategies for methodically growing our business.

NON-CORPORATE

Non-Profit, Education and Government	Directors with non-profit, education and government experience guide us on opportunities to help our community and identify growth opportunities in these sectors.

2025 Proxy Statement	13

Nomination Process and Nominees

LEADERSHIP & GOVERNANCE

Senior Leadership Experience

Global Operations Leadership Experience

Public Company Board Experience

RISK MANAGEMENT

Risk Management Experience

FINANCIAL

Financial Experience

STRATEGIC

Significant Technical or Business Experience in Software Industry

Experience at High-Growth Organization with $10+ Billion Annual Revenue

Multi-Product/Services or Multi-Segment Company Experience

Knowledge of Emerging Technologies

Large Scale Transformations in Key Functions

M&A, Debt and Equity Financings and Other Strategic Transactions

NON-CORPORATE

Non-Profit, Education and Government

14

Nomination Process and Nominees
Director Nominees

William R. McDermott Chairman of the Board and Chief Executive Officer of ServiceNow, Inc. Director since: 2019 Age: 63

Committees:
None
Current Public Directorships:
•Zoom Video Communications, Inc., a cloud video communications company
Other Public Company Directorships (Past 5 Years):
•Fisker Inc., an automotive technology company
•Under Armour, Inc., a sporting goods company
•ANSYS, Inc., a provider of engineering and simulation software and technologies
•SecureWorks Corp., a provider of intelligence-driven information security solutions

Experience:
•Chairman of the Board of ServiceNow, Inc. (October 2022-Present)
•Chief Executive Officer of ServiceNow, Inc. (November 2019-Present)
•President of ServiceNow, Inc. (November 2019-January 2023)
•Chief Executive Officer of SAP SE (“SAP”), a multinational software company providing enterprise software (May 2014-October 2019)
•Co-Chief Executive Officer of SAP (2010-2014)
•Executive Board Member of SAP (2010-October 2019)
•Chief Executive Officer of SAP America, Inc., SAP (2002-2010)
•Executive Vice President of Worldwide Sales and Operations of Siebel CRM Systems, Inc. (2001-2002)
•President of Gartner, Inc. (2000-2001)

Education:
Mr. McDermott studied Business Management at Dowling College, received his M.B.A from Northwestern University’s Kellogg School of Management and completed the Executive Development Program at the Wharton School of Business.

Qualifications:
The Board believes that Mr. McDermott’s management experience and business expertise, including his prior executive-level leadership and experience in scaling companies, as well as his past board service at a number of other publicly-traded technology companies, give him the operational expertise, breadth of knowledge and understanding of our industry that qualify him to serve as a member of the Board.

Skills:
Senior Leadership Experience	Experience at High-Growth Organization with $10+ Billion Annual Revenue
Global Operations Leadership Experience	Multi-Product/Services or Multi-Segment Company Experience
Public Company Board Experience	Knowledge of Emerging Technologies
Risk Management Experience	Large Scale Transformations in Key Functions
Financial Experience	M&A, Debt and Equity Financings and Other Strategic Transactions
Significant Technical or Business Experience in Software Industry

2025 Proxy Statement	15

Nomination Process and Nominees

Susan L. Bostrom LEAD INDEPENDENT DIRECTOR Former Executive Vice President, Chief Marketing Officer and Head of Worldwide Government Affairs of Cisco Systems, Inc. Director since: 2014 Age: 64

Committees:
Leadership Development and Compensation (Chair)
Current Public Directorships:
•Gitlab Inc., a software company
•Samsara Inc., a cloud-based software company
Other Public Company Directorships (Past 5 Years):
•Nutanix, Inc., an enterprise cloud computing company
•Cadence Design Systems, Inc., an electronic design software company
Experience: •Executive Vice President, Chief Marketing Officer, Worldwide Government Affairs (and other executive positions) at Cisco Systems, Inc., a networking equipment provider (1997-2011)

Education: Ms. Bostrom holds a B.S. degree in Business from the University of Illinois and an M.B.A. degree from the Stanford Graduate School of Business.

Qualifications:
The Board believes that Ms. Bostrom possesses specific attributes that qualify her to serve as a member of the Board, including her extensive experience and leadership roles in the technology industry, her knowledge of marketing, and her experience serving on the boards of directors of other publicly-traded technology companies.

Skills:
Senior Leadership Experience	Experience at High-Growth Organization with $10+ Billion Annual Revenue
Global Operations Leadership Experience	Multi-Product/Services or Multi-Segment Company Experience
Public Company Board Experience	Knowledge of Emerging Technologies
Risk Management Experience	Large Scale Transformations in Key Functions
Significant Technical or Business Experience in Software Industry	Non-Profit, Education and Government

16

Nomination Process and Nominees

Teresa Briggs INDEPENDENT Former Vice Chair & West Region Managing Partner of Deloitte LLP; Retired Certified Public Accountant Director since: 2019 Age: 64

Committees:
Audit (Chair)
Current Public Directorships:
•Snowflake Inc., a cloud-data platform company
•DocuSign, Inc., a provider of electronic signature technology and digital transaction management services
•Warby Parker Inc., an online retailer
Other Public Company Directorships (Past 5 Years):
•VG Acquisition Corp, a special purpose acquisition company

Experience:
•Vice Chair & West Region Managing Partner at Deloitte LLP (June 2013-August 2019)
•Board of Directors of Deloitte USA LLP (January 2016-March 2019)
•Served as San Francisco Managing Partner at Deloitte LLP (2011-2019)

Education: Ms. Briggs holds a B.S. degree in Accounting from the University of Arizona, Eller College of Management.

Qualifications:
The Board believes that Ms. Briggs possesses specific attributes that qualify her to serve as a member of the Board, including her deep financial and strategic acumen. Further, Ms. Briggs’ financial expertise provides her with the necessary skills and experience to perform audit committee functions.

Skills:
Senior Leadership Experience	Multi-Product/Services or Multi-Segment Company Experience
Public Company Board Experience	Knowledge of Emerging Technologies
Risk Management Experience	Large Scale Transformations in Key Functions
Financial Experience	M&A, Debt and Equity Financings and Other Strategic Transactions
Significant Technical or Business Experience in Software Industry	Non-Profit, Education and Government
Experience at High-Growth Organization with $10+ Billion Annual Revenue

2025 Proxy Statement	17

Nomination Process and Nominees

Jonathan C. Chadwick INDEPENDENT Former Executive Vice President, Chief Financial Officer and Chief Operating Officer of VMware, Inc. Director since: 2016 Age: 59

Committees:
Audit
Current Public Directorships:
•Zoom Video Communications, Inc., a cloud video communications company
•Samsara Inc., a cloud-based software company
•Confluent, Inc., a data infrastructure company
Other Public Company Directorships (Past 5 Years):
•Elastic N.V., a search engine company
•Cognizant Technology Solutions Corporation, an IT business services provider
•F5 Networks, Inc., an application networking delivery company

Experience:
•Director, advisor and private investor in various technology companies (April 2016-Present)
•Executive Vice President, Chief Financial Officer and Chief Operating Officer at VMware, Inc., a virtualization and cloud infrastructure solutions company (2012-2016)
•Chief Financial Officer of Skype, an internet communications company, and Corporate Vice President, Microsoft Corporation (after Skype acquisition) (2011-2012)
•Executive Vice President and Chief Financial Officer of McAfee, Inc., a security technology company (2010-2011)
•Various finance roles at Cisco Systems, Inc., a provider of communications and networking products and services (1997-2010)
•Various accounting roles at Coopers & Lybrand LLP (1993-1997)

Education: Mr. Chadwick holds a B.Sc. honors degree in Electrical and Electronic Engineering from the University of Bath, U.K., and is previously qualified as an ICAEW, ACA, Chartered Accountant.

Qualifications:
The Board believes that Mr. Chadwick’s extensive management experience and experience in the software industry give him the breadth of knowledge and valuable understanding of our industry to qualify him to serve as a member of the Board. Further, Mr. Chadwick’s depth of knowledge of financial and accounting issues, having spent over two decades in senior financial roles in the software industry, provides him with the necessary and desired skills and experience to perform audit committee functions.

Skills:
Senior Leadership Experience	Experience at High-Growth Organization with $10+ Billion Annual Revenue
Global Operations Leadership Experience	Multi-Product/Services or Multi-Segment Company Experience
Public Company Board Experience	Knowledge of Emerging Technologies
Risk Management Experience	Large Scale Transformations in Key Functions
Financial Experience	M&A, Debt and Equity Financings and Other Strategic Transactions
Significant Technical or Business Experience in Software Industry

18

Nomination Process and Nominees

Paul E. Chamberlain INDEPENDENT Business Advisor & Investor; Former Managing Director and Co-Head of Global Technology Banking of Morgan Stanley Director since: 2016 Age: 61

Committees:
Audit; Leadership Development and Compensation
Current Public Directorships:
•TriNet Group, Inc., a provider of human resources and employee benefits solutions
Other Public Company Directorships (Past 5 Years):
•Veeva Systems Inc., a provider of life sciences cloud software
Other Leadership Service:
•Chair of the Strategic Advisory Committee, JobTrain, a vocational and life skills training group focused on the neediest in the Silicon Valley community
•Adjunct Lecturer, Bendheim Center for Finance, Princeton University

Experience:
•President and Chief Executive Officer of PEC Ventures, LLC, which invests in and advises high-growth companies in the technology, health care and professional services sectors (2015-Present)
•Managing Director (and various senior roles) at Morgan Stanley & Co. (1990-2015)

Education: Mr. Chamberlain holds a B.A. degree in History, magna cum laude, from Princeton University and received an M.B.A. degree from Harvard Business School.

Qualifications:
The Board believes that Mr. Chamberlain’s track record in technology investment banking, his work in technology company investing and his expertise in advising on strategic transactions — as well as his board service at other publicly-traded technology companies — give him the breadth of knowledge and valuable understanding of our industry that qualify him to serve as a member of the Board. Further, Mr. Chamberlain’s financial expertise provides him with the necessary skills and experience to perform audit and compensation committee functions.

Skills:
Senior Leadership Experience	Significant Technical or Business Experience in Software Industry
Global Operations Leadership Experience	Multi-Product/Services or Multi-Segment Company Experience
Public Company Board Experience	Knowledge of Emerging Technologies
Risk Management Experience	M&A, Debt and Equity Financings and Other Strategic Transactions
Financial Experience	Non-Profit, Education and Government

2025 Proxy Statement	19

Nomination Process and Nominees

Lawrence J. Jackson, Jr. INDEPENDENT Founder and Chief Executive Officer, gamma; Former Global Creative Director, Apple Music of Apple Inc. Director since: 2020 Age: 44

Committees: Nominating and Governance Other Leadership Service: •Board of Directors, UCLA Hammer Museum
Experience:
•Founder and CEO, gamma, a multimedia content creation, distribution and direct-to-consumer enterprise (2022-Present)
•Global Creative Director, Apple Music at Apple Inc., a designer and manufacturer of electronic devices and related software and services (2014-2022)
•Chief Content Officer at Beats Music (2014)
•Executive VP, Interscope Geffen A&M at Universal Music Group, a subsidiary of Vivendi S.A., a French multinational media and telecommunications company (2011-2014)
•President at A&R Arista Records (and various positions) at Sony Music (2000-2010)

Qualifications:
The Board believes that Mr. Jackson’s extensive consumer experience, innovative mindset and experience launching and overseeing successful consumer services bring unique dimensions to the Board and give him the appropriate set of skills that qualify him to serve as a member of the Board.

Skills:
	Senior Leadership Experience	Knowledge of Emerging Technologies
	Global Operations Leadership Experience	Large Scale Transformations in Key Functions
	Experience at High-Growth Organization with $10+ Billion Annual Revenue	Non-Profit, Education and Government
Multi-Product/Services or Multi-Segment Company Experience

20

Nomination Process and Nominees

Frederic B. Luddy Founder and Former President, Chief Executive Officer and Chief Product Officer of ServiceNow, Inc. Director since: 2004 Age: 70

Committees: None Other Leadership Service: •Board of Trustees, Salk Institute of Biological Studies
Experience:
•Chairman of the Board of ServiceNow, Inc. (April 2018-October 2022)
•Chief Product Officer of ServiceNow, Inc. (2011-2016)
•Chief Executive Officer of ServiceNow, Inc. (2004-2011)
•Founder of ServiceNow, Inc. (2004)
•Chief Technology Officer of Peregrine Systems, Inc., an enterprise software company
•Founder of Enterprise Software Associates, a software company
•Boole and Babbage, Inc., a software company
•Software Developer at Amdahl Corporation, an information technology company

Qualifications:
The Board believes Mr. Luddy’s experience as the founder of ServiceNow, his knowledge of software and the software industry, as well his executive level experience and expertise in software and hardware development give him the breadth of knowledge and leadership capabilities that qualify him to serve as a member of the Board.

Skills:
	Senior Leadership Experience	Multi-Product/Services or Multi-Segment Company Experience
	Global Operations Leadership Experience	Knowledge of Emerging Technologies
	Significant Technical or Business Experience in Software Industry	Non-Profit, Education and Government

2025 Proxy Statement	21

Nomination Process and Nominees

Joseph “Larry” Quinlan INDEPENDENT Former Global Chief Information Officer of Deloitte LLP Director since: 2021 Age: 62

Committees:
Audit
Current Public Directorships:
•Jones Lang LaSalle, a real estate company
•Booking Holdings Inc., a travel technology company
Other Leadership Service:
•Board of Directors, Adrienne Arsht Center for Performing Arts Trust
•Board of Directors, American Foundation for the University of The West Indies
•Emeritus Board of Directors, NPower
•Board of Directors, National Association of Corporate Directors (NACD) Florida Chapter
•Technology Committee Chair, United Way of Miami

Experience:
•Global Chief Information Officer of Deloitte, LLP (“Deloitte”) (February 2010-June 2021)
•Various roles at Deloitte, including US Firms CIO and National Managing Principal for Process Excellence (1998-2010)

Education: Mr. Quinlan holds an M.B.A. degree from Baruch College, City University of New York and a B.S. degree in Industrial Management from the University of the West Indies.

Qualifications:
The Board believes that Mr. Quinlan’s extensive management and business experience, including serving as a chief information officer, at a global consulting and accounting firm with many publicly-traded technology company clients gives him the appropriate set of skills that qualify him to serve as a member of the Board.

Skills:
Senior Leadership Experience	Experience at High-Growth Organization with $10+ Billion Annual Revenue
Global Operations Leadership Experience	Multi-Product/Services or Multi-Segment Company Experience
Public Company Board Experience	Knowledge of Emerging Technologies
Risk Management Experience	Large Scale Transformations in Key Functions
Significant Technical or Business Experience in Software Industry	Non-Profit, Education and Government

22

Nomination Process and Nominees

Anita M. Sands INDEPENDENT Former Group Managing Director, Head of Change Leadership of UBS Financial Services Director since: 2014 Age: 48

Committees:
Leadership Development and Compensation; Nominating and Governance (Chair)
Current Public Directorships:
•Nu Holdings Ltd., a digital banking company
Other Public Company Directorships (Past 5 Years):
•Pure Storage, Inc., a provider of enterprise flash storage solutions
•iStar, Inc., a New York based real estate development company
•Khosla Ventures Acquisition Co. II, a special purpose acquisition company

Experience:
•Venture Partner at New Enterprise Associates, a venture capital firm (2022)
•Group Managing Director, Head of Change Leadership and a member of the Wealth Management Americas Executive Committee of UBS Financial Services, a global financial services firm (2012-2013)
•Group Managing Director and Chief Operating Officer of UBS Wealth Management Americas at UBS Financial Services (“UBS”) (2010-2012)
•Transformation Consultant, UBS Wealth Management Americas at UBS (2009-2010)
•Managing Director, Head of Transformation Management at Citigroup N.A.'s Global Operations and Technology organization, Citigroup Inc. (2008-2009)
•SVP Innovation and Process Design at RBC Financial Group (2006-2008)

Education:
Ms. Sands holds a B.S. degree in Physics and Applied Mathematics from The Queen's University of Belfast, Northern Ireland, a Ph.D. degree in Atomic and Molecular Physics from The Queen's University of Belfast, Northern Ireland and an M.S. degree in Public Policy and Management from Carnegie Mellon University.

Qualifications:
Our Board believes that Ms. Sands possesses specific attributes that qualify her to serve as a member of our Board, including her extensive experience and leadership roles in the financial services industry and her experience on the boards of directors of other publicly-traded technology companies.

Skills:
Senior Leadership Experience	Significant Technical or Business Experience in Software Industry
Global Operations Leadership Experience	Knowledge of Emerging Technologies
Public Company Board Experience	Large Scale Transformations in Key Functions
Risk Management Experience	Non-Profit, Education and Government

2025 Proxy Statement	23

We are committed to strong corporate governance. Our governance practices provide an important framework within which the Board and management can pursue our strategic objectives.
Corporate Governance Highlights

Robust Board Oversight and Structure
•100% Independent Committee Members
•Strong Lead Independent Director
•Regular Executive Sessions of Independent Directors
•Comprehensive Board Risk Oversight
•Governance Committee Oversight of Environmental, Social and Governance (“ESG”) Activities, Programs and Risks
•Audit Committee Oversight of ESG Disclosure Controls and Cybersecurity Program
•Rigorous Director Selection Process
•Board with broad range of experiences and perspectives

Close Alignment with Shareholder Interests
•Ongoing Robust Shareholder Engagement Program
•Performance-Based Incentives Tied to Shareholder Interests
•Stock Ownership Guidelines for Directors and Executive Officers
•Majority Voting Standard for Directors with Resignation Policy
•Proxy Access Bylaws (3/3/20/20)
•Detailed Disclosure of Individual Directors’ Skills
•Annual Say on Pay Vote

Accountable Board and Executive Officers
•Significant Portion of Compensation At-Risk for Our CEO and Executive Officers
•Annual Board and Committee Self-Evaluation
•Formal CEO Evaluation Process
•Annual Executive Compensation Review

Safeguards
•Prohibition on Hedging and Pledging
•Multi-Year Vesting Requirements for all Equity Awards
•No Section 280G Tax Gross-Ups
•Clawback Policy
•No Pension or Retirement Plan (other than our standard 401(k) plan)

24

Board and Corporate Governance Matters
Board Leadership Structure

Chairman of the Board and Chief Executive Officer William R. McDermott	Lead Independent Director Susan L. Bostrom	Committee Chairs Teresa Briggs - Audit Susan L. Bostrom - Leadership Development and Compensation Anita M. Sands - Nominating and Governance

Chairman of the Board
The Board has flexibility to determine the appropriate leadership structure that best fits the Company’s circumstances and provides strong independent oversight. The Board reviews and evaluates the Board’s leadership structure at least on an annual basis. The Board does not have a fixed policy on whether the roles of Chairman and CEO should be separated or combined. Our Corporate Governance Guidelines provide that if the positions of Chairman and CEO are held by the same person, the independent directors will select a Lead Independent Director.
The Board believes a strong and empowered Lead Independent Director along with a combined Chairman and CEO is the best structure at this time to lead the Company in our next phase of growth. This structure effectively allocates authority, responsibility and oversight between management and the independent members of the Board. It does so by giving primary responsibility for the operational leadership and strategic direction of the Company to our Chairman and CEO, while enabling the Lead Independent Director to facilitate our Board’s independent oversight of management, promote communication between management and the Board and support the Board’s consideration of key governance matters.
The Board’s leadership structure is among the topics discussed during the Company’s shareholder engagement, and shareholder feedback is considered by the Board in its determination of leadership structure. The Company would announce any changes in the combination or separation of the Chairman and CEO positions promptly following such change.
Mr. McDermott serves as both ServiceNow’s Chairman of the Board and CEO, which the Board has determined is the most appropriate and effective leadership structure for the Board and the Company at this time. The Board believes that a leadership structure with Mr. McDermott serving as Chairman and CEO provides the Company with, among other things:

•An experienced senior leader who serves as a primary liaison between the Board and management and as the primary public face of the Company
•A clear and unified strategic vision — to become the Defining Enterprise Software Company of the 21st Century
•Strong and effective leadership, particularly in the context of macroeconomic challenges facing our industry
•Flexibility in long-term succession planning
•A knowledgeable resource for independent directors both at and between Board meetings given his extensive day-to-day knowledge of all aspects of our current business, operations and risks
•The ability to bring pressing issues before the independent directors expeditiously

2025 Proxy Statement	25

Board and Corporate Governance Matters
Lead Independent Director
The Lead Independent Director is appointed by the independent directors to provide an effective independent voice in Board leadership structure.
Ms. Bostrom currently serves as our Lead Independent Director, a role she has held since May 2024. Since joining the Board in 2014, Ms. Bostrom has worked closely with her fellow directors, including as former Chair of the Governance Committee and current Chair of the Compensation Committee. She is deeply trusted in the boardroom and is well positioned to guide the Board in its independent oversight of the Company’s strategy and risk management. With extensive leadership experience in the technology industry and service on the boards of other publicly-traded technology companies, Ms. Bostrom brings valuable insights to the Board. Her tenure as a ServiceNow director gives her a unique perspective on the Company’s evolving business and risk landscape, enabling her to provide effective independent oversight, strategic guidance to senior management, and enhancements to the Board’s deliberative process.
The responsibilities of the Lead Independent Director include:
•presiding at all meetings of the Board at which the Chairman and CEO is not present, including executive sessions of independent directors;
•approving meeting agendas and meeting schedules for the Board;
•encouraging direct dialogue between the directors and management;
•facilitating discussion and open dialogue among the independent directors;
•serving as a liaison between the Chairman and CEO and the independent directors;
•disseminating information, decisions, suggestions, views or concerns expressed by independent directors to the Chairman and CEO, the rest of the Board and management;
•providing leadership to the Board if circumstances arise in which the roles of CEO and Chairman may be, or may be perceived to be, in conflict;
•participating in the Board’s assessment of risks and management’s (including the CEO’s) approach to addressing those risks;
•leading annual performance review process for the CEO and succession planning process for CEO and other executive officers;
•guiding our outreach to shareholders, meeting with those shareholders and representing the Board in communications with shareholders;
•participating in the process to retain and onboard new executive officers;
•participating in discussions regarding the appropriate Board structure; and
•performing such other functions and responsibilities as requested by the Board from time to time.

26

Board and Corporate Governance Matters
Board Committees
The Board has established the Audit Committee, the Leadership Development and Compensation Committee and the Nominating and Governance Committee. The composition and responsibilities of each committee, each of which consists entirely of independent directors, are described on the following pages. Members serve on these committees until their resignation or until otherwise determined by the Board.
Audit Committee
Our Audit Committee assists the Board in overseeing the integrity of our financial statements and our compliance with our legal and policy obligations. The Audit Committee is currently composed of Ms. Briggs, who is the Chair, and Messrs. Chadwick, Chamberlain and Quinlan. The composition of our Audit Committee meets the NYSE and SEC independence requirements. Each member of our Audit Committee is financially literate as required by NYSE. In addition, the Board has determined that each of Ms. Briggs and Messrs. Chadwick and Chamberlain is an “audit committee financial expert” as defined in Regulation S-K Item 407(d)(5)(ii). This designation does not impose on Ms. Briggs or Messrs. Chadwick or Chamberlain any duties, obligations or liabilities greater than those imposed generally on any other member of our Audit Committee or Board. Ms. Briggs and Mr. Chadwick each currently serve on the audit committees of three other public companies. The Board has determined that such simultaneous service does not impair the ability of Ms. Briggs or Mr. Chadwick to effectively serve as members of our Audit Committee.

Audit Committee
Meetings in 2024:
5
2024 Members:
Teresa Briggs (Chair)
Jonathan C. Chadwick
Paul E. Chamberlain
Joseph “Larry” Quinlan
Independent/
Financially Literate
Each member is independent
and financially literate.
Audit Committee
Financial Experts
Teresa Briggs
Jonathan C. Chadwick
Paul E. Chamberlain

Principal Responsibilities:
•appoint an independent registered public accounting firm to examine our accounts, controls and financial statements;
•assess the independent registered public accounting firm’s qualifications, performance and independence annually;
•review the audit planning, scope and staffing of the independent registered public accounting firm and pre-approve all audit and permissible non-audit related services provided to us by the independent registered public accounting firm;
•oversee our accounting and financial reporting processes and review with management and the independent registered public accounting firm our interim and year-end operating results and the associated quarterly reviews and annual audit results;
•oversee our internal audit function, including internal audit staffing, the annual internal audit plan and audit procedures and reports issued;
•review the integrity, adequacy and effectiveness of our accounting and financial reporting processes, systems of internal control, and disclosure controls and procedures, including processes, procedures and validation surrounding our ESG disclosures at least annually;
•oversee the effectiveness of our program for compliance with laws and regulations and periodically review our compliance program with the Chief Ethics and Compliance Officer (who reports to the General Counsel);
•review and monitor our enterprise risk management programs;
•establish and oversee procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or auditing matters, and for the confidential submission by employees of concerns regarding questionable accounting or audit matters;
•review with management our investment philosophy and policies, allocation and performance of our investment portfolio, management of investment risk, policies and procedures to comply with laws and regulations pertinent to our investment portfolio, and foreign exchange risk management;
•oversee our cybersecurity program and receive periodic updates from management on cybersecurity; and
•review and approve transactions with related parties.

2025 Proxy Statement	27

Board and Corporate Governance Matters
Leadership Development and Compensation Committee
Our Leadership Development and Compensation Committee, which we also refer to as the Compensation Committee in this Proxy Statement, assists the Board in overseeing our executive compensation practices, our general employee compensation and benefit plans and our leadership development programs. The Compensation Committee is composed of Ms. Bostrom, who is the Chair, and Messrs. Chamberlain and Miller and Ms. Sands. The composition of our Compensation Committee meets NYSE and SEC independence requirements. Each member of the Compensation Committee is a non-employee director, as defined by Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of our Compensation Committee is to discharge the responsibilities of the Board relating to the compensation of our executive officers.

Leadership Development and Compensation Committee Meetings in 2024: 7 2024 Members: Susan L. Bostrom (Chair) Paul E. Chamberlain Jeffrey A. Miller* Anita M. Sands Independent Each member is independent.
Principal Responsibilities:
•review and approve, or recommend to the Board for approval, the compensation of our executive officers, including our CEO;
•review and approve, or recommend to the Board for approval, the terms of any material agreements with our executive officers;
•administer our cash-based and equity-based compensation plans;
•recommend to the Board, for determination by the Board, the form and amount of cash-based and equity-based compensation to be paid or awarded to our non-employee directors;
•review and approve stock ownership guidelines applicable to non-employee directors and executive officers;
•consider the results of the most recent shareholder vote on executive compensation and feedback received from shareholders and, if appropriate, adjust, or make recommendations to the Board to adjust our compensation practices for our executive officers;
•review and discuss the Company’s Compensation Discussion and Analysis and related disclosures;
•review with management the Company’s major compensation-related risk exposures, if applicable, and the steps management has taken to monitor or mitigate such exposures; and
•review and discuss with management key aspects of the Company’s strategies, practices and programs relating to human capital management.

*    Mr. Miller is not standing for re-election at the Annual Meeting.
As the Chair of the Compensation Committee, Ms. Bostrom personally meets with shareholders, together with the Company’s management, to discuss our compensation programs, understand shareholder perspectives and share those perspectives with the Compensation Committee and the full Board. These engagements and the views of our shareholders contribute to the continuous refinement of our compensation programs to better balance the need to attract, motivate and retain top executive talent and our shareholders’ interest in ensuring that compensation is closely aligned with long-term performance and creation of long-term shareholder value.
At least annually, our Compensation Committee reviews and approves our executive compensation strategy and principles to confirm they are aligned with our business purpose and strategy, as well as shareholder interests. The Compensation Committee has the sole authority, subject to any approval by the Board that the Compensation Committee or legal counsel determines to be desirable or required by applicable law or NYSE rules, to make decisions regarding all aspects of compensation packages for executive officers. The Compensation Committee also makes recommendations to the Board regarding the compensation of non-employee directors. Under its charter, our Compensation Committee has the authority to retain outside counsel or other advisors. Consistent with that authority, in July 2024, the Compensation Committee engaged a new independent compensation consultant, Pay Governance, LLC (“Pay Governance”), to provide a fresh perspective for the Compensation Committee, evaluate our executive compensation levels and practices and to provide advice and ongoing recommendations on executive compensation matters. The Compensation Committee retains and does not delegate any of its power to determine all matters of compensation and benefits for our executive officers. Pay Governance representatives meet informally with the Chair of our Compensation Committee and formally with our Compensation Committee during its regular meetings, including in executive sessions from time to time without management present. Pay Governance works directly with our Compensation Committee (and not on behalf of management) to assist our Compensation Committee in satisfying its responsibilities and will not undertake projects for management without our Compensation Committee’s approval.

28

Board and Corporate Governance Matters
With the assistance of Pay Governance, our Compensation Committee reviews executive officer compensation, including base salary levels, and the target levels for variable cash and any equity incentive awards. In connection with this review, our Compensation Committee considers any input that it may receive from our CEO (with respect to executive officers other than himself) to evaluate the performance of each executive officer and set each executive officer’s total target cash and equity compensation for the current year. Our CEO does not participate in the deliberations regarding the setting of his own compensation other than those establishing, in consultation with our Compensation Committee, our performance objectives for all executive officer participants under our performance-based incentive plans.
Compensation Committee Interlocks and Insider Participation
During 2024, our Compensation Committee members were Ms. Bostrom, Messrs. Chamberlain and Miller and Ms. Sands, none of whom have served as an officer or employee of the Company or any of its subsidiaries or have had or have any relationships with the Company required to be disclosed by Regulation S-K Item 404. In addition, none of our executive officers has served as a member of the board of directors, or as a member of the compensation or similar committee, of any entity that has one or more executive officers who served on the Board or Compensation Committee during 2024.
Nominating and Governance Committee
Our Governance Committee assists the Board in overseeing our corporate governance practices and developing the Board to meet the needs of our shareholders. The Governance Committee is composed of Ms. Sands, who is the
Chair, Ms. Black and Mr. Jackson. The composition of our Governance Committee meets the NYSE and SEC independence requirements.

Nominating and Governance Committee Meetings in 2024: 4 2024 Members: Anita M. Sands (Chair) Deborah Black* Lawrence Jackson Independent Each member is independent.
Principal Responsibilities:
•develop and recommend policies regarding the director nomination processes;
•determine the desired qualifications, expertise and characteristics of Board members, with the goal of developing an experienced and highly qualified Board;
•identify and recruit qualified candidates for Board membership to fill new or vacant positions on the Board, consistent with criteria approved by the Board;
•consider nominations properly submitted by our shareholders in accordance with procedures set forth in our Bylaws or determined by the Governance Committee from time to time;
•recommend to the Board for selection all nominees to become members of the Board by appointment or to be proposed by the Board for election by our shareholders;
•oversee and review with management at least annually our major ESG activities, programs and public disclosures, including in light of any feedback received from shareholders;
•develop and recommend to the Board the Code of Ethics for employees and directors and consider waivers of such codes for executive officers and directors;
•oversee political contributions and industry association memberships as provided under the Company’s Policy on Corporate Political Contributions and Industry Associations;
•review, assess and consider evolving corporate governance best practices and develop and maintain a set of corporate governance guidelines that may be recommended to the Board for approval or modification, as appropriate;
•consider and make recommendations to the Board regarding the Board’s leadership structure; and
•oversee the evaluation of the Board on an annual basis and, if appropriate, make recommendations to the Board for improvements in the Board’s operations, committee member qualifications, committee member appointment and removal, and committee structure and operations.

*    Ms. Black is not standing for re-election at the Annual Meeting.
Copies of the committee charters are available, without charge, upon request in writing to ServiceNow, Inc., 2225 Lawson Lane, Santa Clara, California 95054, Attn: General Counsel or online at investors.servicenow.com.

2025 Proxy Statement	29

Board and Corporate Governance Matters
Board’s Role in Corporate Oversight
The Board oversees, counsels and directs management in the long-term interests of the Company and our shareholders. Key areas of Board oversight include:

Strategy	Risk	Governance	Human Capital
Strategic Oversight
The Board actively oversees ServiceNow’s long-term business strategy and strategic priorities, helping to maintain alignment with the Company’s core values and long-term shareholder value. Through close collaboration with senior management, the Board regularly reviews key business areas, including strategic and operational priorities, the competitive landscape, market challenges, economic trends and regulatory developments. The Board actively engages with management to provide guidance and accountability, helping to maintain effective execution of business strategies that adapt to evolving market conditions, including in the following ways:

Holds an annual strategy offsite	Reviews and approves annually the ServiceNow operating plan	Conducts quarterly strategic and financial updates	Engages regularly with senior management on critical business matters that tie to our overall strategy
Risk Oversight
The Board is responsible for overseeing our risk management program. The Board administers this oversight function both directly and through its standing Board committees. At least annually, the Board reviews with management the enterprise risk profile of the Company, noting the highest areas of risk and the controls in place to mitigate those risks on an enterprise-wide basis. Risks are assessed and prioritized based on their level of importance and urgency and management’s recommended timeframe for mitigation.
The Board believes that the most significant risks the Company faces are properly overseen by the full Board and, as appropriate, one or more of its standing committees, and, therefore, the Board has not established a stand-alone risk committee. The Board and its committees have full access to management and the ability to engage advisors as needed.

30

Board and Corporate Governance Matters
The risks noted below do not represent a complete list of every enterprise risk that is from time to time considered by the Board and its committees. For more information on risks that affect our business, please refer to our most recent Annual Report on Form 10-K and other filings we make with the SEC.

Board of Directors
Executes its oversight duties through an annual enterprise risk assessment; delegating specific oversight duties to the Board committees; periodic briefing and informational sessions received from management; and periodic briefing and information sessions by outside experts on specific areas of risk including, among others, cybersecurity risk.

Audit Committee
Oversees enterprise risk management, internal audit function, cybersecurity program, and controls over financial reporting, as well as reviews financial statements, monitors compliance with laws and regulations, and reviews processes, procedures and validation surrounding ESG disclosures.
Leadership Development and Compensation Committee Oversees overall compensation strategy, compliance with compensation regulatory requirements and assesses human capital management risks.
Nominating and Governance Committee
Oversees Board refreshment and leadership structure, effectiveness of our governance framework, compliance with Code of Ethics and annual Board evaluation, as well as oversees and regularly reviews ESG activities, programs, risks and related SEC reporting disclosures, and political contributions and industry association memberships.

Management
Responsible for maintaining a strong risk management culture, for managing and overseeing risk identification and risk controls, and for mapping risks to Company strategy and periodically updating the Board on progress of its risk oversight activities. Management conducts a comprehensive risk assessment semi-annually in which it identifies the most significant existing risks, as well as new and emerging risks, and the controls in place to mitigate those risks, and it reports this information to the Board at least annually. In addition, management supports its risk management responsibilities through, among other means, management committees such as the Data Ethics Council and Risk and Compliance Steering Committee.

2025 Proxy Statement	31

Board and Corporate Governance Matters
Select Oversight Areas

Enterprise Risk Management
The Audit Committee reviews overall risk exposures as presented to the full Board, considers input from external advisors to assess and oversee identification and management of risks, and reviews allocation of responsibilities between the Board and management. In addition, the Audit Committee, at least twice a year, discusses with management risks and steps management has taken to monitor, control and mitigate exposures. The Audit Committee also reviews periodic and/or annual reports on a quarterly basis to assess whether they include comprehensive disclosure of risk factors, known trends and uncertainties.

Internal Audit
The Audit Committee oversees the internal audit function, receiving quarterly status reports and annual internal plan reviews, and on a regular basis, meets separately with the head of the internal audit function to discuss any issues warranting additional attention.

Compensation Strategy
The Compensation Committee annually reviews and determines executive director compensation, reviews and approves executive goals and objectives, reviews and administers cash, equity incentive and benefits plans and reviews and approves the Compensation Discussion and Analysis included in the annual proxy statement. In addition, the Compensation Committee assesses and monitors whether compensation policies and programs have the potential to encourage excessive or inappropriate risk-taking, as more fully described below in the section titled “Compensation Discussion and Analysis—Section 3 - Compensation Policies and Practices—Compensation Risk Assessment.”

Environment, People and Culture
The Board oversees our ESG strategy developed and implemented by our senior leadership team. The Governance Committee reviews and discusses with management the Company’s ESG program, initiatives and progress against goals at least annually. In addition, the Audit Committee reviews and discusses with management at least annually risks related to ESG, the regulatory environment and associated reporting requirements, as well as the controls and procedures supporting the Company’s ESG disclosures.

Human Capital Management
The Compensation Committee annually reviews executive officer goals and objectives, including attrition levels, annual internal pay equity reviews, and reviews talent management and development, culture and employee engagement.

Cybersecurity Oversight
The Board, in coordination with the Audit Committee, oversees cybersecurity risk management. They receive regular reports from management about the prevention, detection, mitigation and remediation of material information security risks, including cybersecurity incidents and vulnerabilities. Our Audit Committee is responsible for overseeing our cybersecurity program and receives regular updates from management on cybersecurity risk resulting from risk assessments, progress of risk reduction initiatives, third-party compliance certifications, control maturity assessments, and relevant ServiceNow, customer and industry cybersecurity incidents. The Company’s security framework is based on the National Institute of Standards and Technology (“NIST”), the International Organization for Standardization and other applicable industry standards.

Cybersecurity Governance Highlights
•To enhance cybersecurity awareness, we provide employees with annual privacy and security training on detecting and responding to cybersecurity threats.
•We also engage consultants and external auditors for regular assessments of our cybersecurity policies, standards, processes and practices, including information security maturity assessments, audits and independent reviews of our control environment.
•Our dedicated Security Steering Committee meets quarterly to review security performance metrics, identify risks and assess the progress of approved security enhancements. The committee also makes recommendations on security policies and procedures, security service requirements and risk mitigation strategies to support alignment across the Company.

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Board and Corporate Governance Matters
AI Governance Oversight
The Board, in coordination with the Audit Committee, is responsible for overseeing ServiceNow’s AI Governance program, which is focused on the responsible development and use of AI within our own products and services, as well as in third-party technologies we use internally. Our AI governance framework is built on transparency, compliance and ethical AI principles, supported by comprehensive policies, standard operating procedures and training programs. Our AI policies and guidelines set clear governance standards informed by key regulations and frameworks, while our standard operating procedures are designed to help ensure consistency, compliance and ethical AI use across operations. We provide internal governance resources to guide teams in implementing AI best practices and customer-facing materials to transparently communicate our AI governance approach. Additionally, our Responsible AI training is designed to equip employees with the knowledge needed to develop, deploy, and use AI ethically and in alignment with our governance standards. Through these initiatives, we maintain a strong governance framework that drives responsible AI innovation and accountability.

AI Governance Highlights	AI Governance Structure
•We have an Enterprise Artificial Intelligence Governance Policy that provides for effective AI governance through executive sponsorship and oversight by a steering committee composed of executive leadership, overseeing product and development operations, including risk management across the product lifecycle, promoting accountability and governance, and engaging with experts and the AI community to continually refine governance frameworks and best practices.
•We maintain cross-functional AI workstreams composed of representatives from legal, product, risk, data governance, AI research, user experience and engineering, serving as the central hub for AI governance, driving strategic planning and cross-functional collaboration.
•We have published a set of AI guidelines informed by key regulations and frameworks, including the European Union AI Act and NIST AI Risk Management Framework. These guidelines outline our commitment to developing human-centered, transparent and accountable AI products while promoting responsible practices.

Board of Directors
Audit Committee
Executive Sponsorship
Steering Committee
Core Leadership & AI Workstreams

2025 Proxy Statement	33

Board and Corporate Governance Matters
Director Engagement

Board and Committee Meetings and Attendance
The Board meets periodically during the year to review significant developments affecting us and to act on matters requiring Board approval. Directors are invited and encouraged to attend the Annual Meeting. Nine of our then-serving directors attended our 2024 Annual Meeting.

Number of Committee meetings in 2024

5 Audit	7 Leadership Development and Compensation	4 Nominating and Governance

In 2024, there were a total of eight Board meetings. Each current member of the Board participated in at least 75% of the aggregate of all meetings of the Board and of the committees on which such member served during the period the director served as a Board member in 2024.
Executive Sessions of the Board
The non-employee directors meet in regularly scheduled executive sessions without management to promote open and honest discussion. Our Lead Independent Director presides at these meetings.

Director Orientation and Continuing Education
Our directors are expected to stay informed on issues affecting ServiceNow, our industry, and their general responsibilities as directors. The Board encourages directors to participate annually in continuing education programs, which are offered through Board meetings, discussions, and dedicated information sessions outside of meetings.
New directors participate in orientation programs to familiarize themselves with our business, strategy and policies, helping them deepen their already robust industry knowledge and maximize their contributions to the Board. Additionally, directors have access to further orientation and educational opportunities when assuming new or expanded roles on the Board or its committees. The Company’s management and the Board have also created educational opportunities focused on the Company’s business and relevant issues, such as the adoption of AI, to facilitate a more detailed understanding of the issues the Company faces.

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Board and Corporate Governance Matters
Board and Committee Evaluations
Each year, the Governance Committee leads the Board’s annual evaluation of Board performance to assess whether the Board, its committees and individual directors are working effectively, and to provide an opportunity to reflect upon and improve processes and effectiveness. The evaluation process encourages candid feedback on the Board’s performance, both as a whole and at the committee and individual director levels. Directors provide input through anonymous assessments, which may be conducted via written or oral questionnaires facilitated internally or by an external advisor. The findings are then reviewed in Board and committee discussions, with any necessary actions identified and implemented in collaboration with management.

1	2

Certain Topics Covered In 2024
•Board and committee structure and composition
•Skills and qualifications of individual directors
•Quality and clarity of materials presented to directors
•Board dynamics and culture
•Oversight of strategic priorities and risks

Self-Evaluation Format The self-evaluation may be in the form of written or oral questionnaires administered by Board members, management or third parties.	Evaluation The evaluations solicit anonymous input from directors on the performance and effectiveness of the Board, its committees, and individual directors.

4	3

Certain Actions Taken
•Additional reviews and discussions on strategic priorities
•Refinements to Board presentation content and length
•Enhancements to meeting frequency and time allocations
•Additional opportunities for director education and development

Feedback incorporated and, where appropriate, addressed with management.	Summary, Review and Discussion Input received from the formal self-evaluation is discussed during Board and committee meetings and, where appropriate, addressed with management.

2025 Proxy Statement	35

Board and Corporate Governance Matters
Succession Planning
CEO and Management Succession Planning
Succession planning for our CEO and other executive officers is a key part of the Board’s annual review of human capital management. While we believe we have the right management team in place for now and the future, we also believe it is important to always be developing the next generation of leaders for the Company. For that reason, each year the Board, working with our CEO and Chief People Officer, undertake a thorough review of the succession plans for each of our executive officers. For each position, the Board considers whether there is a potential successor who could immediately step into a role, whether there is an individual who could develop into the role or whether the Company would have to look to outside talent for a successor. For the individuals identified as successors, the Company creates a development plan to help the person grow as a leader over time. The Board and management strive to create growth opportunities for those individuals both to continue their development as leaders and to increase retention. The Company’s executive management undertakes a similar succession planning exercise for their own direct reports.
Additionally, in the event of an emergency or the retirement of a member of the Company’s senior management, the independent directors, in consultation with the CEO, assess management needs and evaluate the abilities of potential successors to maintain leadership continuity.
Board Refreshment and Leadership Structure
The Board is committed to maintaining strategic alignment and effective oversight by taking steps to ensure its composition, leadership and succession planning support the Company’s long-term success. The Board regularly evaluates its size and composition, balancing fresh perspectives with institutional knowledge while considering tenure, leadership transitions, and Board skills in light of the needs of the Board at the time, among other considerations. The Board also periodically rotates committee chairs and membership and regularly assesses its leadership structure, including the roles of the Chair, Lead Independent Director, and committee leadership, to strengthen governance and oversight. Through these efforts, the Board remains dynamic, strategically focused, and well-positioned to guide the Company forward.

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Board and Corporate Governance Matters
Shareholder Engagement
We are committed to robust shareholder engagement
We actively engage with shareholders at least twice a year to better understand their priorities and perspectives on significant issues, including Company strategy and performance, corporate governance, executive compensation, sustainability matters and other topics. Our outreach efforts are led by our Compensation Committee Chair, Susan L. Bostrom, and Global People, Investor Relations and Legal teams. In connection with our 2024 Annual Meeting and through early 2025, we undertook significant engagement and, in some instances, held multiple meetings with certain investors. Our Compensation Committee Chair participated in approximately one-third of our engagements.
Full-Year Shareholder Engagement

We contacted 60% of our outstanding shares

We engaged 41% of our outstanding shares
In addition, our comprehensive shareholder engagement program is supplemented by our Investor Relations team, frequently along with our Chief Executive Officer, Chief Operating Officer and Chief Financial Officer, engaging with our shareholders throughout the year through quarterly earnings calls, investor conferences, user-group meetings and product- and customer-related communications. We also use multiple communication channels to interact with our retail shareholders, such as our Annual Report and periodic updates to our website.
Shareholder Engagement Cycle
We follow a comprehensive engagement plan

Summer Assess Annual Meeting results to determine next steps, and prioritize post Annual Meeting shareholder engagement focus areas
Fall/Winter
•Hold off-season shareholder engagement to solicit feedback and report to the Board, Leadership Development and Compensation Committee, and Nominating and Governance Committee
•Incorporate input from shareholder meetings into Annual Meeting planning

Spring •Publish our Proxy Statement and Annual Report •Conduct our Annual Meeting shareholder engagement to seek feedback

2025 Proxy Statement	37

Board and Corporate Governance Matters
What we heard during shareholder engagement
During our recent conversations with shareholders, we gained meaningful perspectives on the issues they prioritize. These conversations reinforce the importance of maintaining an open dialogue with shareholders to better understand their priorities as we work to drive long-term value.

What we heard during engagement	Our perspective/how we responded

Strategy •AI strategy and oversight. Questions regarding our AI strategy and responsible AI and how we intend to advance our competitive position
•We provided an overview of our AI strategy, emphasizing how we leverage AI responsibly to drive innovation, enhance efficiency and strengthen our competitive position
•We emphasized our commitment to responsible AI, ensuring transparency, fairness and security; we published Responsible AI Guidelines on our website and a white paper in July 2024 detailing our approach

Corporate Governance •Board refreshment. Acknowledgement of our recent refreshment and questions as to skills/areas for refreshment •Board oversight. Questions about the Board’s AI strategy oversight
•We discussed our ongoing evaluation of Board candidates to support our strategy, emphasizing the importance of having the right skills and expertise on the Board to advance and oversee Company strategy
•We discussed the Board and Audit Committee’s oversight of AI, including our management committees, such as our AI Steering Committee
•We disclosed additional information on the Board’s approach to AI oversight found in this Proxy Statement

Executive Compensation •Compensation design. Pleased with recent program changes, which were viewed as significant and responsive to shareholder concerns
•We discussed shareholders’ general satisfaction with the Company’s executive compensation program, including recent enhancements to our compensation program, and their consistently positive feedback on the quality of our disclosures
•See CD&A—Section 1 - Executive Summary for additional information about responsive changes to our executive compensation program.

Culture and Sustainability
•Employee Engagement. Questions about our employee engagement and how we measure engagement as well as our ability to attract and retain employees
•Sustainability. Questions about progress toward our sustainability goals

•We provided insights into our approach to measuring employee engagement through our annual employee voice survey and highlighted our commitment to fostering a strong workplace culture
•Shareholders appreciated updates on our net-zero progress, including integration of sustainability into our business strategy to drive meaningful impact

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Board and Corporate Governance Matters
Other Governance Policies and Practices
Transactions with Related Parties
Review and Approval of Related Party Transactions
We have a written Related Party Transactions Policy that requires review and approval of all relationships and transactions exceeding $120,000 in which the Company is a participant and in which a “related person” (including any director, director nominee, executive officer or greater than 5% beneficial owner of our common stock or any immediate family member of the foregoing) has a direct or indirect material interest. In determining whether to approve or ratify such transactions, our Audit Committee considers the relevant and available facts and circumstances, including, for example, the extent of the related person’s interest in the transaction, the material facts of the transaction, the aggregate value of such transaction and whether the transaction is on terms no less favorable than those generally available to an unaffiliated third-party under the same or similar circumstances.
Indemnification Agreements
We have entered into indemnification agreements with each of our directors and executive officers. The indemnification agreements and our Bylaws require us to indemnify our directors to the fullest extent permitted by Delaware law. Subject to certain limitations, our indemnification agreements and Bylaws also require us to advance certain expenses incurred by our directors and officers.
Corporate Governance Guidelines
The Board has adopted Corporate Governance Guidelines that set forth expectations for directors, director independence standards, board committee structure and functions, orientation of new directors, continuing education for directors, Board and director candidates’ skills and perspectives and other policies for the governance of the Company. Our Corporate Governance Guidelines are available in the Investor Relations section of our website under the link to “Governance” under the section titled “Resources,” which can be found at investors.servicenow.com. The Corporate Governance Guidelines are reviewed at least annually by our Governance Committee, and changes are recommended to the Board.
Code of Ethics
We have adopted a Code of Ethics that applies to all of our executive officers, employees and directors. Our Code of Ethics is posted in the Investor Relations section of our website under the link to “Governance” under the section titled “Resources,” which can be found at investors.servicenow.com. Any amendments or waivers of our Code of Ethics pertaining to a director or one of our executive officers will be disclosed on our website at the above-referenced address. The Code of Ethics is reviewed at least annually by our Governance Committee, and any changes are recommended to the Board.
Insider Trading Policy
The Company has adopted an Insider Trading Policy that governs transactions in our securities by the Company, its directors, officers, employees, consultants, and contractors. This policy is designed to ensure compliance with applicable insider trading laws, rules, and regulations. A copy of our Insider Trading Policy is filed as Exhibit 19.1 to our most recent Annual Report on Form 10-K.
Communication with Board of Directors
Any interested party wishing to communicate with the Board, or any individual member of the Board, may write to the Board of Directors, c/o ServiceNow, Inc., 2225 Lawson Lane, Santa Clara, California 95054 or send an email to ir@servicenow.com with a request to forward the communication to the intended recipient. We reserve the right not to forward to the Board any abusive, threatening or otherwise inappropriate materials.

2025 Proxy Statement	39

Director Compensation
Members of the Board who are not ServiceNow employees receive compensation for their service on the Board. The goal of our director compensation program is to help attract, motivate and retain directors capable of making significant contributions to the long-term success of the Company. To further align the interests of our directors with our shareholders, our directors are required to own a minimum amount of equity, as described below. In addition, non-employee directors are reimbursed for their reasonable travel expenses incurred in attending Board and committee meetings, certain Company events and approved continuing education programs.
The Compensation Committee is responsible for reviewing director compensation annually and making recommendations to the Board. The Compensation Committee also reviews competitive market data in consultation with the Board and its independent compensation consultant, Pay Governance. The Board determines the form and amount of non-employee director compensation after considering the Compensation Committee’s recommendation. For 2024, non-employee director compensation was adjusted to align with peer and median practices by increasing certain Committee annual retainers.
The following shows the non-employee director compensation mix:
Annual Cash and Equity Mix

40

Director Compensation
Cash Retainers
Our Non-Employee Directors receive annual cash retainers for their service on the Board and its committees. The Lead Independent Director receives an additional annual cash retainer for his or her service. The table to the right includes the annual cash retainers for 2024. All retainers are paid in quarterly installments based on service during the prior quarter. Compared with 2023, the Committee Annual Retainers were increased as follows: (1) Audit Committee Chair (from $37,500 to $40,000); (2) Compensation Committee Chair (from $22,500 to $25,000) and (3) Compensation Committee Member (from $13,800 to $15,000).

Board Service Annual Payments
Annual Retainer		$40,000
Lead Independent Director Retainer	$50,000
Committee Annual Retainers	Chair	Member
Audit	$40,000	$15,000
Compensation	$25,000	$15,000
Governance	$20,000	$10,000
Equity Awards
Each year on the date of our Annual Meeting, each continuing non-employee director is granted a restricted stock unit (“RSU”) award. Directors were granted an annual RSU award on May 23, 2024, the date of our Annual Meeting, with an aggregate grant date fair value of $325,000 based on the fair market value of our common stock on the date of grant. Each such annual RSU award will vest in full on the earlier of the first anniversary of the grant date or the date of the Company’s subsequent annual meeting, so long as such director continues to provide services to us through such date. If a director’s service ends on the vesting date, then the vesting shall be deemed to have occurred.
Newly-elected or -appointed non-employee directors are granted an RSU award with an aggregate grant date fair value of $325,000 based on the fair market value of our common stock on the date of grant, immediately aligning director and shareholder interests. Such initial RSU awards vest in full on the date of our next annual meeting, so long as such director continues to provide services to us through such date. When a newly-appointed or elected non-employee director joins the Board other than at an annual meeting, such new director’s initial RSU award will be pro-rated based on the number of months served from the initial appointment or election until our next annual meeting.
No non-employee director who is a former employee of the Company will receive an initial RSU award or an annual RSU award if that former employee director is still vesting in equity awards granted for prior service as a Company employee.
All equity awards granted to non-employee directors accelerate and vest in full in the event of a change in control of the Company. In addition to the awards provided for above, non-employee directors are eligible to receive discretionary equity awards; however, no such discretionary equity awards were granted in 2024.
Stock Ownership Guidelines
Members of the Board are subject to our policy regarding minimum stock ownership requirements. In 2025, the Board approved an increase in the ownership requirement for non-employee directors, raising it from three times to five times their annual cash retainer to align with shareholder interests and reflect market and best practice. Non-employee directors have five years to comply with the ownership thresholds, upon appointment to the Board or a change in the ownership requirements.

Position	Previous Ownership Requirement	Updated Ownership Requirement

Non-employee directors	Three Times (3x) Annual Cash Retainer	Five Times (5x) Annual Cash Retainer
All non-employee directors who were required to have met the guidelines as of the Record Date of this Proxy Statement had satisfied their ownership requirement.

2025 Proxy Statement	41

Director Compensation
Director Compensation - 2024
The following table provides information for the year ended December 31, 2024, regarding all compensation awarded to, earned by or paid to each person who served as a non-employee director for all or a portion of 2024. The table excludes Mr. McDermott, who did not receive separate compensation for his service as a director.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)	Total ($)
Deborah Black*	50,000	324,488	374,488
Susan L. Bostrom(2)	115,220	324,488	439,708
Teresa Briggs(3)	105,000	324,488	429,488
Jonathan C. Chadwick(4)	75,000	324,488	399,488
Paul E. Chamberlain	70,000	324,488	394,488
Lawrence J. Jackson Jr.	50,000	324,488	374,488
Frederic B. Luddy	40,000	324,488	364,488
Jeffrey A. Miller*	74,780	324,488	399,268
Joseph “Larry” Quinlan	55,000	324,488	379,488
Anita M. Sands	75,000	324,488	399,488
*    Deborah Black and Jeffrey A. Miller are not standing for re-election to the Board at the Annual Meeting.
(1)Amounts listed under “Stock Awards” in the foregoing table represent the aggregate fair value computed as of the grant date of each restricted stock unit (“RSU”) award during 2024 in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Codification (“ASC Topic 718”). The fair value of our common stock on the date of grant is used to calculate the fair value of RSUs as disclosed in Note 2 to our consolidated financial statements contained in our Annual Report on Form 10-K for the year ended December 31, 2024. As required by SEC rules, the amounts shown exclude the impact of estimated forfeitures related to service-based vesting conditions. Each of our non-employee directors held outstanding RSU awards with respect to 428 shares of common stock as of December 31, 2024. The table excludes Mr. McDermott, whose outstanding awards are reflected in the section titled “Executive Compensation Tables—2024 Outstanding Equity Awards at Fiscal Year End.”
(2)The amount reported under the “Fees Earned or Paid in Cash” column reflects a supplemental cash payment for Ms. Bostrom in the amount of $20,000 as compensation for her attendance at multiple Board meetings where her presence would not have ordinarily been required.
(3)The amount reported under the “Fees Earned or Paid in Cash” column reflects a supplemental cash payment for Ms. Briggs in the amount of $25,000 as compensation for her attendance at multiple Board meetings where her presence would not have ordinarily been required.
(4)The amount reported under the “Fees Earned or Paid in Cash” column reflects a supplemental cash payment for Mr. Chadwick in the amount of $20,000 as compensation for his attendance at multiple Board meetings where his presence would not have ordinarily been required.

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Technology is at the core of everything we do, driving innovation and shaping the future of work. ServiceNow is united by a shared belief in the transformative power of technology. Guided by our purpose to “make the world work better for everyone,” we remain committed to building the Defining Enterprise Software Company of the 21st Century. As we pursue this vision, we are dedicated to creating access to opportunity and upholding integrity in everything we do.
Creating Access to Opportunity
Our recruiting efforts and talent development initiatives are designed to empower individuals and foster a culture of inspiration and innovation. As we continue to grow, attracting top talent, investing in learning and development, and engaging our workforce are essential to building the Defining Enterprise Software Company of the 21st Century.
Workplace Insights: Engagement & Impact (as of December 31, 2024)

82% Engagement on Employee Voice Survey(1) (+1% point YoY)	1.6M Job applicants (+60% YoY)	5.6% Voluntary turnover globally(2)	92% Employees would recommend ServiceNow as a great place to work (+1% point YoY)	69K Employee volunteer hours (+21% YoY)

(1)     Employee engagement is measured by the % favorable response to five questions on our employee voice survey, which are focused on employee motivation, pride, recommendation, and present and future commitment.
(2)     Voluntary turnover is benchmarked against the broader Software, SaaS and Technology Industry, where rates range from 7.3% - 8.7%.
Acting with Integrity
Our governance programs underpin the effectiveness of our work by mitigating business risks and establishing a strong foundation of trust - both internally and for our stakeholders. Also, our core values - Win as a Team, Create Belonging, Wow Our Customers, and Stay Hungry and Humble - along with our ethical principles, reinforce our commitment to doing the right thing for all our stakeholders.

Our ethical principles - Transparency, Responsibility, Understanding, Supervision, and Teamwork (TRUST) - form the core of our Code of Ethics, alongside our shared values and purpose.	We encourage employees to employ the Think, Act, and Prevent (TAP) strategy to help stop unethical behavior before it becomes an issue.

We maintain a Speak Up program to confidentially raise ethical concerns without fear of retaliation.	We aim to develop and use AI responsibly, prioritizing a human-centered approach, transparency, integrity, and accountability.

2025 Proxy Statement	43

Corporate Stewardship
Awards and Recognition

Fortune World’s Most Admired Companies	American Opportunity Index Employers of Choice(1)	Dow Jones Best-in-Class World Index and Dow Jones Best-in-Class North America Index	World's Most Ethical Companies Honoree List

(1)The American Opportunity Index, a scorecard for worker advancement, assesses America's largest companies on their ability to maximize internal talent to drive business performance and individual employee growth.

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Unless otherwise noted, the following individuals are designated as executive officers of the Company, their ages and their positions are shown below.

Name	Age	Position

William R. McDermott	63	Chairman and Chief Executive Officer

Gina Mastantuono	54	President and Chief Financial Officer

Amit Zavery	53	President, Chief Product Officer and Chief Operating Officer

Paul Smith	53	President, Global Customer and Field Operations

Jacqueline Canney	57	Chief People and AI Enablement Officer

Nicholas Tzitzon	45	Vice Chairman

Russell S. Elmer	60	General Counsel and Secretary

The Board appoints our executive officers, who then serve at the discretion of the Board. There is no family relationship between any of the directors or executive officers and any other director or executive officer of ServiceNow.
For biographical information of our Chairman and Chief Executive Officer, Mr. McDermott, please refer to “Nomination Process and Nominees—Director Nominees” above.

2025 Proxy Statement	45

Executive Leadership

Gina Mastantuono President and Chief Financial Officer Age: 54 In current role since January 2025 With ServiceNow since January 2020

Experience:
•President and Chief Financial Officer of ServiceNow, Inc. (January 2025–Present)
•Chief Financial Officer of ServiceNow, Inc. (January 2020–January 2025)
•Executive Vice President and Chief Financial Officer of Ingram Micro Inc., a provider of global technology and supply chain services (December 2016–January 2020)
•Executive Vice President, Finance of Ingram Micro Inc. (April 2013–December 2016)
•Senior Vice President, Chief Accounting Officer and International Chief Financial Officer of Revlon, Inc,. a cosmetics, skin care, fragrance and personal care company (June 2007–April 2013)
•Various executive finance roles at InterActiveCorp., a media and internet company
•Position in entrepreneurial services group at Ernst & Young

Current Directorships:
•Member of the board of directors of Roblox Corporation (NYSE: RBLX), an online platform company
•Member of the board of directors of Gong.io Inc., a revenue intelligence platform company

Education: •State University of New York at Albany, B.S. degree, Accounting and Business Administration

46

Executive Leadership

Amit Zavery President, Chief Product Officer and Chief Operating Officer Age: 53 In current role since November 2024 With ServiceNow since November 2024

Experience:
•President, Chief Product Officer and Chief Operating Officer of ServiceNow, Inc. (November 2024–Present)
•Vice President and General Manager and Head of Platform of Google Cloud of Google LLC (March 2019–November 2024)
•Executive Vice President and corporate officer of Oracle Cloud Infrastructure and Middleware products
•Numerous leadership roles at Oracle Corporation over 24 years, most recently as Executive Vice President and Corporate Officer of Oracle Cloud Infrastructure and Middleware products (1994-2019)

Current Directorships: •Member of the board of directors of Broadridge Financial Solutions, Inc. (NYSE: BR), a financial technology company

Education: •Carnegie Mellon University, M.S. degree, Information Networking •The University of Texas at Austin, B.S. degree, Electrical and Computer Engineering

2025 Proxy Statement	47

Executive Leadership

Paul Smith President, Global Customer and Field Operations Age: 53 In current role since January 2025 With ServiceNow since July 2020

Experience:
•President, Global Customer and Field Operations of ServiceNow, Inc. (January 2025–Present)
•Chief Commercial Officer of ServiceNow, Inc. (January 2022–January 2025)
•President EMEA of ServiceNow, Inc. (July 2020–January 2022)
•EVP and UK GM (and in other senior positions) at Salesforce.com, Inc., a cloud-based software company (March 2012–July 2020)
•Managing Director of Techlightenment, an Experian company and social media agency (2010-2012)

Education: •University of Plymouth, Undergraduate degree, Geography, Climate Change

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Executive Leadership

Jacqueline Canney Chief People and AI Enablement Officer Age: 57 In current role since January 2025 With ServiceNow since July 2021

Experience:
•Chief People and AI Enablement Officer of ServiceNow, Inc. (January 2025–Present)
•Chief People Officer of ServiceNow, Inc. (July 2021–January 2025)
•Global Chief People Officer of WPP Group, a communications, experience, commerce and technology company (June 2019–July 2021)
•Executive Vice President, Global People at Walmart Inc., a multinational retail corporation (August 2015–May 2019)
•Managing Director of Global Human Resources at Accenture plc, a global management consulting, technology services and outsourcing company (September 2003–July 2015)

Other Leadership Experience and Service: •Board of Directors, Project Healthy Minds •Chief HR Officer Board, Institute for Corporate Productivity (i4cp) •Board of Trustees, Boston College

Education: •Boston College, B.S., Accounting

2025 Proxy Statement	49

Executive Leadership

Nicholas Tzitzon Vice Chairman Age: 45 In current role since January 2025 With ServiceNow since January 2020

Experience:
•Vice Chairman of ServiceNow, Inc. (January 2025–Present)
•Chief Strategy and Corporate Affairs Officer of ServiceNow, Inc. (September 2021–January 2025)
•Chief Strategy Officer (and in other senior positions) at ServiceNow, Inc. (January 2020–August 2021)
•Executive Vice President (and in other senior positions) at SAP SE, a multinational software company providing enterprise software (October 2012–December 2019)

Education: •Suffolk University, B.S., Government

50

Executive Leadership

Russell S. Elmer General Counsel and Secretary Age: 60 In current role since November 2018 With ServiceNow since November 2018

Experience:
•General Counsel and Secretary of ServiceNow, Inc. (November 2018–Present)
•General Counsel of LendingClub Corporation, a digital marketplace bank (September 2016–November 2018)
•Deputy General Counsel of PayPal Holdings, Inc., a digital payments and commerce company (July 2015–September 2016)
•Deputy General Counsel of eBay Inc., a global e-commerce company (February 2014–July 2015)
•General Counsel of Pricelock, Inc., a provider of online energy solutions for energy buyers and sellers (April 2009–August 2012)
•General Counsel of E*TRADE Financial Corporation, an electronic trading platform (2000-2007 and 2008–2009)
•Attorney and partner at Gray Cary Ware & Freidenrich LLP (1990-2000)

Education: •University of California, Berkeley, School of Law, J.D. degree •Stanford University, A.B. degree, Political Science and International Relations

2025 Proxy Statement	51

PROPOSAL NO. 2

Advisory Vote to Approve Executive Compensation (“Say on Pay”)

The Board recommends a vote ”FOR” this proposal.

Pursuant to Section 14A of the Exchange Act, we are asking our shareholders to approve the compensation of our named executive officers as disclosed in this Proxy Statement. We conduct a say on pay vote every year at the Annual Meeting. While the vote is non-binding, the Board and the Compensation Committee consider the results of the say on pay vote as part of their ongoing evaluation of our executive compensation program.
In considering their say on pay vote, we urge shareholders to carefully review the information on our compensation policies and decisions presented in the “Compensation Discussion and Analysis,” as well as the discussion about the Compensation Committee in the section above titled “Board and Corporate Governance Matters—Board Committees.”
Our goal for our executive compensation program is to attract, retain and motivate our named executive officers who are critical to our success. We seek to accomplish this goal in a way that rewards performance and is aligned with our shareholders’ long-term interests. We believe our executive compensation program has been instrumental in helping us achieve our strong financial performance.
Advisory Vote and Recommendation of the Board
We are asking the shareholders to indicate their support for the compensation of our named executive officers as described in this Proxy Statement. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, the Board requests that the shareholders approve the following resolution at the Annual Meeting:
RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion set forth in this Proxy Statement, is hereby approved.
While the results of this advisory vote are not binding, the Compensation Committee will consider the outcome of the vote in deciding whether to take any action as a result of the vote and when making future compensation decisions regarding named executive officers. The Compensation Committee and the Board value the opinions of our shareholders. Unless the Board modifies its determination on the frequency of future say on pay advisory votes, the next say on pay advisory vote will be held at our 2026 Annual Meeting.
Vote Required
The approval of this non-binding proposal requires the affirmative vote of the holders of a majority of the voting power of the shares of common stock entitled to vote on the proposal that are present in person or represented by proxy at the meeting and are voted “FOR” or “AGAINST” this proposal. Broker non-votes and abstentions will have no effect on the outcome of the vote.

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A message to our fellow shareholders:
As the members of the Leadership Development and Compensation Committee of ServiceNow, we see it as our responsibility to attract, retain and grow the talent we need to build the Defining Enterprise Software Company of the 21st Century. Our goal is intentionally ambitious, and meeting that goal requires our employees to be inspired, motivated and driven by our purpose – to make the world work better for everyone.
At the core of our success is a world-class executive team dedicated to delivering superior shareholder value. We believe that strong leadership, guided by our values — to Wow our Customers; to Win as a Team; to Create Belonging; and to Stay Hungry and Humble — is essential to sustaining our momentum. These values keep our customers’ success at the center of all we do. By focusing on what our customers need, we are able to make the world work better across all the divisions of an enterprise. Our customers operate in a wide range of industries across multiple jurisdictions worldwide, each with unique regulatory, technological and operational challenges. To meet their evolving needs, we must foster a culture of fierce innovation and relentless execution.

Our executive team has led with purpose, driving operational excellence and impressive business and financial results and maintaining a high-performing culture. In 2024, we significantly grew both the top line and the bottom line of our business. Our subscription revenues grew by over 23 percent to over $10.6 billion, and our free cash flow margin grew to 31.5 percent resulting in $3.5 billion in free cash flow.(1) Our strong financial performance has enabled us to make strategic investments in innovation, enhance our workflows to meet the needs of our customers’ expanding imperatives, and maintain a disciplined approach to capital allocation. Our customers renew their subscription contracts with us at a rate of 98 percent, as they have for six years running, and we now have over 2,100 customers who spend more than $1 million per year with us, including four who spend over $100 million per year with us. As we further innovate and incorporate advanced technologies, such as agentic AI, into all ServiceNow workflows, we believe our growth will continue as we deliver greater value for customers across all industries.
We believe that our executive team has played a unique role in shaping our purpose, our culture, and our business. Our executive team consists of experienced, savvy leaders who have a deep understanding of our business and our industry and who understand the important connection between our culture and our performance. Our compensation programs have allowed us to maintain stability among our high-performing executive ranks, despite an intensely competitive industry where the demand for talent greatly exceeds the supply of qualified candidates and our executives are regularly recruited by others willing to offer larger compensation packages.

(1)See Appendix C for a reconciliation of GAAP to non-GAAP metrics and other information.

2025 Proxy Statement	53

Letter From the Leadership Development and Compensation Committee

We recognize, however, that we are building this company for the benefit of you, our shareholders. Over the years we have actively and regularly engaged with our shareholders, and by listening to our shareholders we believe we have created a compensation program that serves to attract and retain the best talent while responsibly promoting shareholder interests. From 2023 to 2024, your support of our compensation program increased from 41 percent to 88 percent and we hope that our program continues to earn your endorsement.

As you will read in the pages below, over the last year we have spoken to shareholders representing over 41 percent of our outstanding shares. The feedback has been overwhelmingly positive regarding the changes we made to our compensation program and disclosures, including:
•Removing overlapping metrics between our short-term and long-term incentive programs;
•Implementing a full three-year performance period for our long-term incentive plan;
•Adopting a “cliff vest” for our long-term incentive awards;
•Maintaining a relative performance metric in our long-term incentive awards;
•Not modifying any metrics in our short- or long-term awards; and
•Making our Proxy Statement clearer and more readable so that you have a better understanding of our programs.

We continue to be aggressive in our compensation because we believe in our executive team, and our executive team has performed. Since Bill McDermott began as our CEO, our stock performance has more than tripled that of our peer group and more than doubled that of the S&P 500. We attribute that success to the commitment of our executive team to creating and maintaining a culture of purpose, innovation and execution. They have accomplished much, and we remain excited for this next phase of building the Defining Enterprise Software Company of the 21st Century.
Thank you for your investment, support and your lasting commitment to the success of ServiceNow.
Sincerely,

Susan L. Bostrom (Chair)	Paul E. Chamberlain	Jeffrey A. Miller	Anita M. Sands

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This Compensation Discussion and Analysis (“CD&A”) describes our executive compensation program for 2024, including information relating to our compensation decisions for our named executive officers (“NEOs”):(1)

William R. McDermott Chairman and Chief Executive Officer	Gina Mastantuono President and Chief Financial Officer	Amit Zavery President, Chief Product Officer and Chief Operating Officer	Paul Smith President, Global Customer and Field Operations	Jacqueline Canney Chief People and AI Enablement Officer

(1) Chirantan “CJ” Desai, former President and Chief Operating Officer, also was an NEO for 2024.
Table of Contents:

2025 Proxy Statement	55

Compensation Discussion and Analysis
Section 1 - Executive Summary
Overview
Our compensation program is designed to align compensation with performance, foster accountability, and promote achievement of strategic objectives that create value for our shareholders. We are committed to the ongoing review and enhancement of our executive compensation program and shareholder feedback is an important part of this process. By actively engaging with our shareholders, we gain valuable insights and perspectives that help inform our approach.

2024 Program Design is Responsive to Shareholder Feedback	2024 Compensation is Closely Tied to Performance

 Extensive Board-led shareholder engagement helped inform enhancements to our executive compensation program
 Strong endorsement by shareholders of compensation program modifications
 Metrics in compensation plan align with long-term shareholder value creation

 Significant portion of total target annual compensation is “at risk”
Significant portion of total target annual compensation tied to rigorous performance goals
 Metrics in compensation plan align with strategic priorities and balance top line growth with profitability

Say on Pay and Shareholder Engagement

Say on Pay Results. Approximately 88% of votes cast at our 2024 Annual Meeting supported our executive compensation program. We believe the significant increase in support since our 2023 Annual Meeting reflects our commitment to addressing shareholder feedback and the meaningful changes we made to our executive compensation program.

88% Approval on Say on Pay

Shareholder Engagement. The Board and Compensation Committee value shareholder feedback on our compensation program and continued comprehensive engagement efforts following our 2024 Annual Meeting. Under Ms. Bostrom’s leadership, we conducted a robust shareholder engagement initiative. Ms. Bostrom participated in meetings with shareholders representing approximately 29% of our outstanding shares. The full Compensation Committee subsequently reviewed and discussed shareholder feedback from these meetings.

2025 Plans. Following strong say on pay results and positive shareholder feedback, the Compensation Committee determined to continue with the full transition to the executive compensation design previewed in the 2024 proxy statement, with limited modifications to our use of non-financial goals to better align with market practice. Financial goals and non-financial goals make up 75% and 25%, respectively, of the 2024 annual cash incentive plan. The Compensation Committee had discretion to reduce, but not increase, each NEO’s total payout by up to 25%, the portion associated with those non-financial goals. Taking into account shareholder feedback, the Compensation Committee determined that starting in 2025, non-financial goals should play a more balanced role in annual incentive outcomes and provide the opportunity for both a 10% upward or downward modification to the annual cash incentive payout based on performance against our non-financial goals.

We contacted 60% of outstanding shares

We engaged 41% of outstanding shares

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Compensation Discussion and Analysis
In 2024, we continued our plan to implement the responsive changes outlined in our 2024 proxy statement, as summarized below and discussed throughout this Compensation Discussion & Analysis section.

What We Heard	What We Did

Eliminate overlapping metrics in the annual cash incentive plan and PRSUs	•Eliminated overlapping metrics; NNACV metric in the 2024 annual cash incentive plan only; previously it was a metric in both annual cash incentive plan and PRSUs

Lengthen performance period for PRSUs	•Lengthened PRSU performance period to 3 years from 1 year, following a 1-year transition period

Extend vesting period for PRSUs	•Extended PRSU vesting period to 3-year cliff vesting from 3-year ratable vesting, following a 1-year transition period

Retain a relative measure in PRSUs	•Retained relative total shareholder return (“rTSR”) modifier in PRSUs

Avoid mid-year modification to executive compensation program metrics	•No mid-year modifications were made to executive compensation program metrics

Maintain commitment to no additional one-time equity awards to any NEO holding a 2021 PSO Award with an ongoing performance period, except in connection with promotions	•Did not grant any one-time equity awards to any NEO holding a 2021 PSO Award with an ongoing performance period

2025 Proxy Statement	57

Compensation Discussion and Analysis
2024 Long-Term Incentive Transition
To implement the responsive changes outlined above and to mitigate significant year-over-year pay disruptions for executives, the Compensation Committee established a transitional structure for 2024. This structure and the go-forward design, previewed in our 2024 proxy statement, are outlined below:

2024 Transition	Go-Forward Design

PRSU Metrics •Non-GAAP subscription revenues (100%) •rTSR vs S&P 500 over 2 and 3 years (as 20% modifier)	PRSU Metrics •Non-GAAP subscription revenues (100%) •rTSR vs S&P 500 over 3 years (as 20% modifier)

Equity Mix •60% PRSUs, 40% RSUs	Equity Mix •60% PRSUs, 40% RSUs

PRSU Performance Period •2 years and 3 years	PRSU Performance Period •3 years

PRSU Measurement Period •Non-GAAP subscription revenues: Fiscal 2025 and fiscal 2026(1) •rTSR: 2 years and 3 years	PRSU Measurement Period •Non-GAAP subscription revenues: Last fiscal year of performance period(2) •rTSR: 3 years

Vesting •PRSUs: 1/3 after 2 years and 2/3 after 3 years •RSUs: 3 years (back-loaded vesting with 10% after 1 year and 45% in each of years 2 and 3)	Vesting •PRSUs: 3 years (cliff vest) •RSUs: 3 years, ratable vesting
(1)Actual non-GAAP subscription revenues is measured against pre-established targets for the final fiscal year of each of the two-year and three-year performance periods. Performance for the two-year period will be assessed based on fiscal year 2025 results against the associated target, and performance for the three-year period will be assessed based on fiscal year 2026 results against the associated target.
(2)Going forward, there will be only one three-year performance period for PRSUs. For 2025 PRSUs, non-GAAP subscription revenues performance will be determined based on fiscal year 2027 results against the associated target.

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Compensation Discussion and Analysis
2024 Financial Highlights
2024 was another strong year of sustained growth for ServiceNow, as we continued to deliver exceptional performance and value for our shareholders.
Strong Growth and Profitability

23%	98%	$11B	29.5%	31.5%	$3.5B
Subscription Revenues Growth Y/Y	Industry Renewal Rate 6 Years in a Row(1)	Total Revenues	Non-GAAP Operating Margin(2)	Free Cash Flow Margin(2)	Free Cash Flow(2)

Subscription Revenues			Non-GAAP Operating Income Growth Y/Y

Total Revenues Growth Y/Y			FCF Growth Y/Y

Numbers rounded for presentation purposes. ServiceNow metrics as of December 31, 2024, except as noted otherwise.
(1)We adjust our renewal rate for acquisitions, consolidations and other customer events that cause the merging of two or more accounts occurring at the time of renewal. For additional information, please see the discussion under the sections titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Key Business Metrics” in our Annual Report on Form 10-K for the year ended December 31, 2024.
(2)See Appendix C for a reconciliation of GAAP to non-GAAP metrics and other information.
(3)Represents the weighted average metric of our 2024 Peer Group members that are publicly-traded as of December 31, 2024 with a comparable growth metric for the last reported four fiscal quarters. See “—Section 3 - Compensation Policies and Practices—Peer Companies” for our 2024 Peer Group.

2025 Proxy Statement	59

Compensation Discussion and Analysis
2024 Executive Compensation Highlights
CEO Compensation
The Board sets CEO compensation levels at the start of each year, in consultation with the Compensation Committee and its independent compensation consultant. In determining the appropriate amount of each compensation element for 2024, the Board considered Mr. McDermott’s outstanding performance and leadership, as well as the Company’s exceptional financial results delivered in 2023. For 2024, despite another year of exceptional financial results and Mr. McDermott’s continued outstanding performance, the Board, with the support of Mr. McDermott and in consideration of shareholder feedback, determined to keep his 2024 target compensation unchanged from 2023. The details of Mr. McDermott’s 2024 target compensation, including its structure and alignment with performance, are outlined below.

Bill McDermott Chairman and Chief Executive Officer

2024 Target Compensation*

Base Salary:	$1.35 million (no change)

Annual Cash Incentive:	$2.7 million (no change)

Equity Award Value:	$30 million (no change)

*     The chart above reflects the target compensation elements that the Compensation Committee approved for Mr. McDermott. A discussion of how the Company’s 2024 performance determined Mr. McDermott’s performance compensation is found in the sections “—Section 2 - Executive Compensation Program—Annual Cash Incentive” and “—Section 2 - Executive Compensation Program—Long-Term Incentive Plan.”
Shareholder Value Creation Under McDermott Leadership
As shown below, our TSR since Mr. McDermott became CEO in 2019 significantly outperformed our 2024 Peer Group and the S&P 500. See “—Section 3 - Compensation Policies and Practices—Peer Companies” for a list of the companies in our 2024 Peer Group.
Source: S&P Capital IQ, based on latest closing price as of December 31, 2024. 2024 Peer Group only includes publicly-traded companies as of such date.

60

Compensation Discussion and Analysis
Other Named Executive Officers
In determining the target overall compensation for each of the other NEOs, Mr. McDermott and the Compensation Committee considered the Company’s performance, individual performance, industry benchmarks and external market references, including competitive market and peer compensation data. They also sought to closely align each executive’s interests with those of our shareholders by allocating a significant portion of total target annual compensation to “at risk” compensation. Target compensation is also designed to have a strong link between pay and performance by having a significant amount of compensation tied to rigorous financial and non-financial performance goals to create sustained shareholder value.
The chart reflects the average target percentage pay mix of our other NEOs, except for Mr. Zavery, based on total target annual compensation. Mr. Zavery, who joined the Company in October 2024, is excluded from the analysis as his compensation structure differed from the 2024 compensation structure for our other NEOs. For a discussion of Mr. Zavery’s employment agreement, please see “—Section 4 - NEO Employment Agreements.”

2025 Proxy Statement	61

Compensation Discussion and Analysis
Section 2 - Executive Compensation Program
Compensation Philosophy and Objectives
Our compensation program is built on our core philosophy of aligning pay with Company performance and motivating the achievement of our strategic and financial goals. We believe this philosophy incentivizes value creation for our shareholders. To sustain this value creation, we must attract, retain and motivate top talent in a highly competitive market. Our continued success has made our employees and executives more attractive as candidates for employment with other leading companies. As such, we design our compensation program to achieve the following objectives:

Attract and retain talent	•attract, motivate and retain leaders of outstanding ability and potential in a competitive market for talent to become the Defining Enterprise Software Company of the 21st Century

Pay for performance	•reward strong performance appropriately and motivate outperformance •demand and reward the achievement of aggressive key performance targets

Align with shareholders	•align our compensation program with the creation of short-term and long-term value for shareholders •demonstrate disciplined equity usage

Recognize performance	•offer a compensation program design that rewards outperformance relative to our strategic and financial goals

Drive the future of ServiceNow
•promote our purpose of making the world work better for everyone
•reinforce our values, which serve to motivate our leaders to execute at an elite level and deliver the highest level of Company, team and individual performance

Building Our Compensation Program
To execute our Compensation Philosophy, we utilize tools designed to retain, reward and motivate our executives for the short-term and the long-term. Our programs consist of:
•A competitive base salary, designed to provide a fixed cash flow to attract and retain executives;
•An annual cash incentive, designed to incentivize and reward executives for outstanding performance in the short term;
•RSUs, designed to promote the stability and retention of our high-performing executives over the long term;
•Performance-based RSUs, designed to incentivize and reward executives for achieving aggressive performance targets that we believe will create long-term growth for the enterprise and our shareholders; and
•Performance Stock Options, designed to incentivize and provide outstanding rewards for achieving truly outstanding stretch performance targets that will create extraordinary returns to our shareholders.

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Compensation Discussion and Analysis
Overview of Key 2024 Compensation Elements
To execute our compensation philosophy, we use different pay elements to retain, reward and motivate our executives for the short-term and long-term. The table below summarizes the key elements of our 2024 executive compensation program.

Pay Element	Form of Payment	Purpose
Base Salary	Cash	•Provides a fixed cash flow to attract and retain talent with market-aligned and peer group-aligned compensation
Annual Cash Incentive	Cash
•Incentivizes and rewards executives for outstanding short-term performance, aligning with the fast-paced and dynamic nature of our business
•Aligns to growth plan strategy and incentivizes achievement of pre-defined performance objectives
•Includes a diversified mix of rigorous metrics to drive growth and shareholder value creation

Performance-based RSUs	Equity
•Incentivizes long-term shareholder value creation and strong sustained financial performance
•Aligns to shareholder interests and long-term strategy
•Supports retention through extended performance periods and multi-year cliff vesting
•Encourages focus on long-term success

Time-based RSUs	Equity	•Encourages behavior and initiatives that support sustained stock price growth and also acts as an effective retention tool
Metrics Underlying 2024 Performance-Based Compensation
The performance metrics applicable to the 2024 annual cash incentive and PRSUs under the 2024 long-term incentive plan (“LTIP”) are linked to our financial and operational performance and closely align executive compensation with short-term and long-term shareholder value creation. In addition, the non-financial performance component of the NEOs’ 2024 annual cash incentive payout considered progress on goals that advance our broader business strategy, including our operational and cultural priorities.

Metric/ Component	Rationale	Annual Cash Incentive Plan	LTIP (PRSUs)
NNACV
Represents bookings from new customers and additional bookings from existing customers. It is an effective measure of our performance as the new business booked in a given year typically is subject to a 3-year contract, which, when combined with renewal rates remaining at an industry-leading 98%, can be a reliable indicator of revenue and customer relationships for many years into the future.

Non-GAAP Operating Margin	Measures the core profitability of our operations. This metric motivates more efficient performance and execution across all organizations and at all levels within the Company.
Non-Financial Component	Measures progress on our operational and cultural goals that align with key Company priorities.

2025 Proxy Statement	63

Compensation Discussion and Analysis

Metric/ Component	Rationale	Annual Cash Incentive Plan	LTIP (PRSUs)
Non-GAAP Subscription Revenues
Measures our success in attracting and retaining customers over time. This metric rewards renewing and expanding customer relationships, provides an indication of the long-term health of our business and customer satisfaction and is simple to understand.

rTSR
Measures our stock price performance relative to the S&P 500 index (“rTSR”) beginning January 1st of the year a PRSU award is granted and ending December 31st of the last year of the performance period. This metric directly links executive officer pay to long-term shareholder value creation.

What We Did. In 2024, there are no overlapping metrics in the annual cash incentive and LTIP. For additional information, see “—Section 1 - Executive Summary—Say on Pay and Shareholder Engagement.”

Base Salary
As part of the regular evaluation of our executive compensation program, the Compensation Committee reviewed the base salaries of our executive officers, including our NEOs, and determined to make adjustments for each of our NEOs other than our CEO, effective as of March 1, 2024, as outlined below. In making its determination, the Compensation Committee considered competitive market data provided by its independent compensation consultant, the need to retain an experienced leadership team, each person’s role and scope of responsibilities, experience, internal equity and individual performance, among other factors. For Mr. McDermott, despite another year of exceptional financial results and continued outstanding performance, the Compensation Committee and Board, with the support of Mr. McDermott and in consideration of shareholder feedback, determined to keep his 2024 target compensation unchanged from 2023.

Named Executive Officer(1)	2023 Base Salary	2024 Base Salary
Mr. McDermott	$1,350,000	$1,350,000
Ms. Mastantuono	$800,000	$850,000
Mr. Smith(2)	$675,000	$766,842
Ms. Canney	$650,000	$700,000
(1)Mr. Zavery joined ServiceNow in October 2024. His base salary was $900,000, as provided in his offer letter, and he earned a pro-rated portion of his base salary for 2024. The base salary for Mr. Desai was $950,000 and $1,050,000 for 2023 and 2024, respectively. Mr. Desai earned a pro-rated portion of his 2024 base salary according to his July 2024 end date.
(2)Mr. Smith’s 2024 base salary was approved in British Pound Sterling (“GBP”) at £600,000. For presentation purposes in this table, the amount has been converted to United States Dollars (“USD”) using the average fiscal 2024 exchange rate of 1 GPB to 1.27807 USD.

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Compensation Discussion and Analysis
Annual Cash Incentive
Our NEOs are eligible for an annual cash incentive based on the Company’s achievement of specific annual performance goals. The Compensation Committee selected annual performance goals, including Company financial performance metrics and non-financial performance goals that incentivize our NEOs to achieve our strategic objectives, support our culture and values and drive the Company’s long-term financial performance. The annual cash incentive opportunity for each NEO is directly linked to the achievement of these annual performance goals.
Beginning in 2024, in response to shareholder feedback outlined in “—Section 1 - Executive Summary—Say on Pay and Shareholder Engagement,” non-GAAP subscription revenues was removed as a performance metric from the annual cash incentive to eliminate overlap with LTIP metrics. NNACV and non-GAAP operating margin were retained as the performance metrics, with NNACV weighted at 70% to prioritize top-line growth and non-GAAP operating margin weighted at 30% to reinforce operational efficiency and disciplined investment. Non-financial goals serve as a potential modifier to payouts determined by our financial performance.
Assessing Performance and Payout
The determination of 2024 annual cash incentives for our NEOs begins with the Compensation Committee’s assessment of financial performance metric achievement levels, which informs total annual cash incentive funding. The Compensation Committee then assesses NEO performance against Company financial performance and non-financial performance goals to determine our NEOs’ annual cash incentive payouts.
Annual Cash Incentive Funding
The table below details the financial performance metrics and targets set by the Compensation Committee for purposes of determining annual cash incentive funding.

Metric	Weight	Target	Calculation
NNACV	70%	$2,146 million	Annual value of all new contracts minus the annual value of all contracts that have expired and the reduction in annual value from contracts reduced in size or scope, excluding the impact of foreign exchange by applying the average foreign exchange rates in effect during December 2023.

Non-GAAP Operating Margin	30%	28% - 30%	Full year GAAP operating margin, excluding stock-based compensation, amortization of purchased intangibles, legal settlements, and business combination and other related costs, as a percentage of total revenues, and excluding the impact of foreign exchange by applying the average foreign exchange rates in effect during December 2023.

For any annual cash incentives to be payable, we must achieve a funding hurdle of at least 85% of target NNACV.

Target NNACV x 85%		Funding Hurdle
$2,146 million NNACV x 85%	=	$1,824 million NNACV
Upon achieving the funding hurdle, each of the Company’s financial performance metrics is evaluated against target financial performance as set forth in the table above. Potential achievement of the Company financial performance metrics range from 0% to 150%. Performance at the target level will result in 100% funding, while performance at or above the maximum level results in 150% funding, and threshold performance results in 50% funding. If performance is below the threshold level, no payment will be made for the particular metric.

2025 Proxy Statement	65

Compensation Discussion and Analysis
The achievement calculation for each financial performance metric under the annual cash incentive plan is detailed below:

	NNACV		Non-GAAP Operating Margin
	% of Target	Achievement %(1)	Points from Midpoint of Target Range	Achievement %
Maximum	110%	150%	2pts	150%
Target	100%	100%	-1.0 to +1.0pts	100%
Threshold	85%	50%	-2.5pts	50%
Below Threshold	<85%	0%	< -2.5pts	0%
The results of the achievement of each metric are then weighted at levels predetermined by the Compensation Committee to promote execution against our growth plan and strategic corporate objectives. The following graphic sets forth the annual cash incentive total funding percentage based on the achievement level and weighting of each of the financial performance metrics:

Funding	Company Financial Performance Metrics	Achievement %		Weight	=	Total Funding
	NNACV	99.0%	x	70%		99.3%
	Non-GAAP Operating Margin	100.0%	x	30%
Annual Cash Incentive Payout Percentage
After determining annual cash incentive funding, the Compensation Committee determines the total annual cash incentive payouts. For each NEO, at least 75% of the payout is determined based on the results of the financial performance metrics discussed above. The remaining 25% of the payout could be determined according to each NEO’s contribution relative to the achievement of non-financial performance goals. For each NEO, the Compensation Committee assesses their performance against established non-financial performance goals for the year. To the extent that it determines one or more NEOs have not met the goals for the year, the Compensation Committee has the ability to exercise negative discretion to reduce, but not increase, the total payout for the NEO(s) by up to 25% based on their individual performance.

66

Compensation Discussion and Analysis
Non-Financial Performance Goals
In 2024, the Compensation Committee approved non-financial performance goals for our NEOs as a group that align with key Company priorities. While the 2024 non-financial performance goals are generally similar to prior year goals, they have been recategorized, and employee statistical goals have been adjusted slightly to better align with our strategic and organizational priorities. Each goal and the results are described below.

Non-Financial Performance Goals	Achievement

Operational •Meet or beat net promoter score plan •Meet or beat gross retention rate plan •Beat number of new customers plan •Beat planned customer product quality feedback levels	•Achieved net promoter score plan •Exceeded gross retention rate plan •Solid increase in the number of new customers •Exceeded planned customer product quality feedback levels

Cultural
•Beat planned Employee Voice Survey (“EVS”) engagement score
•Obtain statistical equivalency in EVS engagement score between employee groups
•Progress towards carbon neutrality and renewable electricity goals

•Exceeded planned EVS engagement score
•Achieved EVS engagement score statistical equivalency between employee groups
•Continued progress towards carbon neutrality and renewable electricity, see “—Corporate Stewardship” section above

Based on its evaluation of the non-financial performance goals, the Compensation Committee determined not to reduce the total annual cash incentive payout of 99.3% of the target annual cash incentive amount for each NEO.

Total Funding (99.3%)

Payout	Company Financial Performance Metrics (75-100% of payout)			Total Annual Cash Incentive Payout 99.3%
	•NNACV •Non-GAAP Operating Margin	Non-Financial Performance Goals (potential up to -25% adjustment)	=

2025 Proxy Statement	67

Compensation Discussion and Analysis
2024 Annual Cash Incentive Plan Target and Payout Results for each NEO
At the beginning of each year, the Compensation Committee determines the target annual cash incentive opportunity as a percentage of base salary for each of our NEOs. For 2024, the Compensation Committee adjusted the annual cash incentive target percentage for certain of our NEOs as outlined below. In making its determination, the Compensation Committee considered competitive market data, including data about our peers, provided by its independent compensation consultant, the need to retain an experienced leadership team, each person’s role and scope of responsibilities, experience, internal equity and individual performance, among other factors.

Named Executive Officer(1)	2023 Annual Cash Incentive Target (% of Base Salary)	2024 Annual Cash Incentive Target (% of Base Salary)
Mr. McDermott	200%	200%
Ms. Mastantuono	100%	125%
Mr. Smith	100%	125%
Ms. Canney	100%	100%
(1)     Mr. Zavery’s 2024 annual cash incentive target was 125% of his base salary, as provided in his offer letter. Mr. Desai’s annual cash incentive target was 100% and 125% of his base salary for 2023 and 2024, respectively.
The total payout percentage of 99.3% is then applied to the 2024 actual annual cash incentive targets to arrive at the actual cash incentive earned by each of our NEOs as set forth below. These amounts were paid in March 2025.

Named Executive Officer(1)	2024 Actual Annual Cash Incentive Target(2)				2024 Actual Annual Cash Incentive Earned
Mr. McDermott	$2,700,000	x	99.3% Annual Cash Incentive Payout	=	$2,681,100
Ms. Mastantuono	$1,019,467				$1,012,331
Mr. Smith	$901,103				$894,795
Ms. Canney	$691,803				$686,961
(1)Mr. Zavery’s 2024 actual annual cash incentive earned was $198,397, which was pro-rated according to his start date in October 2024. Mr. Desai was paid 50% of his bonus as discussed in “Executive Compensation Tables—Potential Payments upon Termination and Change in Control.”
(2)The actual annual cash incentive amount is based on each NEO’s base salary and annual cash incentive target percentage applicable during the year and is prorated for changes occurring during the year.

68

Compensation Discussion and Analysis
Long-Term Incentive Plan
To respond to shareholder feedback and to ensure the executive compensation program continues to align with the Company’s long-term performance objectives, the Compensation Committee implemented key changes to the 2024 LTIP. The key changes included:

•Eliminating overlapping metrics. NNACV and FCF margin were replaced with non-GAAP subscription revenues.
•Extending the PRSU Performance Period. The performance period for PRSUs was lengthened from one year to three years.

To facilitate the transition to a three-year performance period and mitigate significant year-over-year pay disruptions, the Compensation Committee implemented the following additional transitional changes:

•Adjusted LTIP equity mix. We adjusted the equity mix used in 2023 to a mix of 60% PRSUs / 40% RSUs for 2024.
•Two-Year and Three-Year Performance Periods. One-third of the 2024 PRSUs will be determined based on a two-year performance period, while the remaining two-thirds will be determined based on a three-year performance period.
•Two-Year and Three-Year Cliff Vesting. One-third of the 2024 PRSUs will vest after two years, with the remaining two-thirds vesting after three years.
•Back-Loaded RSU Vesting. RSU vesting is structured to mitigate year-over-year pay disruptions, with 10% vesting quarterly in the first year and 45% vesting quarterly over each of the second and third years.

For more detail on the changes to the LTIP and on the 2024 transitional structure see “—Section 1 - Executive Summary—Say on Pay and Shareholder Engagement.”
2024 Long-Term Incentive Plan
2024 Target LTI Awards
For 2024, the Compensation Committee set total target long-term incentive awards (“LTI awards”) taking into account competitive market data provided by its independent compensation consultant, the scope of each NEO’s role and individual performance and internal equity, among other factors, and with the goal of retaining a high-performing and sought-after executive team in a highly competitive market. The table below shows the 2024 target LTI awards for PRSUs and RSUs.

Named Executive Officer(1)	Target PRSU Awards	Target RSU Awards	Total Target LTI Awards
Mr. McDermott	$18,000,000	$12,000,000	$30,000,000
Ms. Mastantuono	$8,100,000	$5,400,000	$13,500,000
Mr. Smith	$9,810,000	$6,540,000	$16,350,000
Ms. Canney	$5,400,000	$3,600,000	$9,000,000
(1)Mr. Zavery joined ServiceNow in October 2024 and did not receive 2024 LTI awards. Mr. Desai’s total target LTI Awards was $20 million, which consisted of $12 million of PRSUs and $8 million of RSUs. All of Mr. Desai’s outstanding equity awards, including PRSUs and RSUs, ceased to vest and were cancelled at the time of his separation in July 2024.

2025 Proxy Statement	69

Compensation Discussion and Analysis
Equity Mix
2024 LTI awards consist of 60% PRSUs and 40% time-based RSUs. The Compensation Committee believes that having a majority of our LTI awards consist of PRSUs supports a high-performance culture that rewards sustained value creation in alignment with shareholder interests.

2024 LTIP	=	PRSUs (60%)	+	RSUs (40%)
2024 Performance-Based Restricted Stock Units
PRSUs are a key component of our executive compensation program. The 2024 PRSUs are designed to align executive compensation with long-term growth and shareholder value.
2024 PRSU Structure
To ensure a clear link between pay and performance, non-GAAP subscription revenues was selected as the primary performance metric, as it serves as a top-line metric that reflects long-term customer satisfaction and sustainable revenue growth. In addition to revenue performance, the Company’s total shareholder return relative to the S&P 500 Index (“rTSR modifier”) serves as an additional performance condition. The rTSR modifier provides an objective, market-based benchmark that further strengthens the alignment between executive interests and shareholder interests.
The 2024 PRSUs are structured with two distinct performance periods: one-third of the PRSUs will be assessed over a two-year period, and the remaining two-thirds will be assessed over a three-year period. The PRSUs are eligible to cliff vest at the end of their respective performance periods.
The key features of the 2024 PRSUs are outlined below:

2024 PRSUs	1/3 of PRSU Award	2/3 of PRSU Award
Performance Metric	•Fiscal 2025 non-GAAP subscription revenues	•Fiscal 2026 non-GAAP subscription revenues
Additional Performance Condition	•rTSR performance, which adjusts the payout by up to 20% (positively or negatively) at the end of the respective performance period
Vesting	•Cliff vest after 2 years	•Cliff vest after 3 years

Looking Ahead. In 2025, the amount of PRSUs earned will be based on a three-year performance period. For additional information, see “—Section 1 - Executive Summary—Say on Pay and Shareholder Engagement.”

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Compensation Discussion and Analysis
2024 PRSU Calculation Methodology
The methodology for calculating the non-GAAP subscription revenues metric and the rTSR modifier is summarized below.

Performance Metric	Calculation
Non-GAAP Subscription Revenues
Full-year GAAP subscription revenues that exclude the impact of foreign exchange by applying the average foreign exchange rates in effect during December 2023. For the 2024 PRSUs, non-GAAP subscription revenues for 2025 will be evaluated for 1/3 of the award and for 2026 for the remaining 2/3 of the award.

Additional Performance Condition	Calculation
rTSR
rTSR measures TSR performance relative to the S&P 500 index from January 1st of the grant year through December 31st of the final year of the performance period. For the 2024 PRSUs, rTSR performance over the 2-year period ending December 31, 2025, will be evaluated for 1/3 of the PRSUs, while the rTSR performance over the 3-year period ending December 31, 2026, will be evaluated for the remaining 2/3 of the award.

What We Did. In 2024, there are no overlapping metrics between the annual cash incentive and PRSUs, as NNACV was not a metric for such PRSUs. For additional information, see “—Section 1 - Executive Summary—Say on Pay and Shareholder Engagement.”

2024 PRSU Performance Assessment
The Compensation Committee assesses actual non-GAAP subscription revenues against pre-established targets to determine the number of PRSUs that are earned, subject to the rTSR modifier. If actual non-GAAP subscription revenues performance falls below the minimum threshold, no PRSUs are earned, while performance exceeding the target may result in an upward adjustment.
This assessment occurs following the final year of each performance period. For the two-year period, non-GAAP subscription revenues performance is evaluated based on fiscal 2025 results, while for the three-year period, such performance is assessed based on fiscal 2026 results. After actual non-GAAP subscription revenues achievement is determined (relative to the pre-established targets), the rTSR modifier is applied to determine the final payout of the PRSUs.

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Compensation Discussion and Analysis
2024 Target PRSUs
The target number of PRSUs granted to each of our NEOs in 2024 represents the number of PRSUs that may be earned, subject to achievement of performance criteria over the applicable performance periods. The table below provides a breakdown of the target PRSUs for each NEO, with final vesting outcomes dependent on performance achievements and applicable rTSR adjustments.

Named Executive Officer(1)	Target Value of PRSUs	Target Number of PRSUs(2)
Mr. McDermott	$18,000,000	23,379
Ms. Mastantuono	$8,100,000	10,521
Mr. Smith	$9,810,000	12,742
Ms. Canney	$5,400,000	7,014
(1)Mr. Zavery joined ServiceNow in October 2024 and was not granted 2024 PRSUs. Mr. Desai’s target value of PRSUs was $12 million and his target number of PRSUs was 15,586. All of Mr. Desai’s outstanding equity awards, including PRSUs, ceased to vest and were cancelled at the time of his separation in July 2024.
(2)All awards were granted effective as of February 15, 2024. Consistent with our standard practice, the number of shares was determined based on a ratio of LTIP target values to shares according to the 20-trading day average closing price of our stock ending on the third trading day prior to the grant date.
2024 PRSU Achievement and Payout Criteria
For the 2024 PRSUs, the Compensation Committee established an achievement schedule that requires a high level of performance for any payout. No PRSUs will be earned unless the Company achieves at least 98.8% of the target non-GAAP subscription revenues in 2025 for the two-year period and 97.7% in 2026 for the three-year period. The achievement calculation for non-GAAP subscription revenues is described in more detail below:

Non-GAAP Subscription Revenues	2025		2026
	% of Target	Achievement %(1)	% of Target	Achievement %(1)
Maximum	102.8%	200%	105.3%	200%
Target	100%	100%	100%	100%
Threshold	98.8%	50%	97.7%	50%
Below Threshold	<98.8%	—	<97.7%	—
(1)     Achievement will not exceed 200% of the target number of shares.
After actual non-GAAP subscription revenues achievement is determined (relative to the pre-established targets), the rTSR modifier is applied to determine the final payout of the PRSUs. The rTSR ranking and percentage adjustments are detailed below.

rTSR Ranking	% Adjustment(1)
≥ 80th Percentile	120%
55th Percentile	100%
≤ 40th Percentile	80%
(1)     Performance between the rTSR percentiles is determined on a straight-line basis proportional to the extent to which the performance objective is achieved.

72

Compensation Discussion and Analysis
2024 Restricted Stock Units
The Compensation Committee believes RSUs are an important component of our LTI awards because they promote the stability and retention of high-caliber executives who are critical to the successful execution of our business strategy. Vesting of these RSUs is back-loaded, with 10% vesting quarterly in the first year and 45% vesting quarterly over each of the second and third years. The following RSUs were granted to our NEOs under the 2024 LTIP:

Named Executive Officer(1)	Target Value of RSU Awards	RSU Awards (number of shares)(2)
Mr. McDermott	$12,000,000	15,586
Ms. Mastantuono	$5,400,000	7,014
Mr. Smith	$6,540,000	8,495
Ms. Canney	$3,600,000	4,676
(1)Mr. Zavery joined ServiceNow in October 2024 and did not receive 2024 RSU awards. Mr. Desai’s target value of RSU awards was $8 million and his number of shares subject to RSU awards was 10,391. All of Mr. Desai’s outstanding equity awards, including RSUs, ceased to vest and were cancelled at the time of his separation in July 2024.
(2)All awards were granted effective as of February 15, 2024. Consistent with our standard practice, the number of shares was determined based on a ratio of LTIP target values to shares according to the 20-trading day average closing price of our stock ending on the third trading day prior to the grant date.
New-Hire Award for Amit Zavery
Mr. Zavery was granted an equity award in connection with his hiring with a target value of $29 million, which represents the full economic equivalent of the amount Mr. Zavery forfeited from his prior employer. This award is entirely structured as a make-whole award. To align this award with the Company’s long-term incentive framework, only a portion is subject to time-based vesting and the remainder is subject to performance-based conditions, even though all of the outstanding equity Mr. Zavery forfeited was only subject to a time-based condition. Mr. Zavery’s new-hire grant is detailed below:
•80% RSUs: Vesting over two years, with 67% vesting in equal quarterly installments in 2025 and the remaining 33% vesting in equal quarterly installments in 2026, subject to Mr. Zavery’s continued employment with the Company through each vesting date.
•20% PRSUs: Subject to the same performance metrics and targets used to determine the initial vesting of the 2024 PRSUs granted to other NEOs, Mr. Zavery’s PRSU performance will be measured over a two-year period from January 1, 2024 to December 31, 2025, with 100% of the PRSUs cliff vesting on February 7, 2026, which is concurrent with the initial vesting of the 2024 PRSUs granted to other NEOs.
This carefully structured award ensures alignment with the Company’s compensation philosophy while addressing the specific circumstances of Mr. Zavery as we welcomed him to our leadership team.

2025 Proxy Statement	73

Compensation Discussion and Analysis
2022 PRSU rTSR Performance Results
The final vesting of our 2022 PRSU awards granted to our NEOs was determined based on rTSR for the three-year period ending December 31, 2024. The design of the 2022 PRSU rTSR modifier is the same as the rTSR modifier applicable to the 2024 PRSUs. For additional information, see the “—2024 PRSU Achievement and Payout Criteria” section above.
Based on the performance of the Company’s stock during the three-year period ended December 31, 2024, the Compensation Committee determined that the Company’s three-year rTSR ranked at the 87th percentile against the TSR of companies comprising the S&P 500 index. This ranking results in a payout of 120% of the number of shares initially determined as eligible to vest based on the Company's achievement of the NNACV and free cash flow margin targets for 2022. The number of shares vesting for each NEO under the 2022 PRSU awards is shown below.

Named Executive Officer	Shares Initially Eligible to Vest				Total Shares Eligible to Vest		Already-Vested Shares		Final Vesting (shares vesting on final vesting date)
Mr. McDermott	33,119	x	120%(1) rTSR Modifier	=	39,743	-	26,496	=	13,247
Ms. Mastantuono	12,545				15,054		10,035		5,019
Mr. Smith	12,545				15,054		10,035		5,019
Ms. Canney	7,527				9,033		6,023		3,010
(1)rTSR modifier performance is calculated by comparing the Company’s average closing share price over the 20 trading days before January 1, 2022 and the Company’s average closing share price over the 20 trading dates ending on December 31, 2024.

74

Compensation Discussion and Analysis
2021 PSO Award Status
In light of their intentional, rigorous, double-hurdle design, significant revenue growth and stock price appreciation is required to fully earn the PSO Awards. No new one-time equity awards have been granted to any NEO holding a 2021 PSO Award.
As disclosed previously, in 2021, our NEOs who were employed by the Company at the time received 100% performance-based stock option awards (the “2021 PSO Awards”). The 2021 PSO Awards will vest only if rigorous performance targets are met over an approximately five-year performance period running from October 29, 2021 to and including September 30, 2026.
The 2021 PSO Awards are divided into eight tranches and can be earned only upon both meeting subscription revenues targets even more rigorous than our aggressive long-term financial plan and achieving considerable stock price appreciation. Our leadership team has met the first four tranches of subscription revenues targets (with subscription revenues targets achieved for tranches 1, 2 and 3 in 2023 and tranche 4 in 2024) and the first four tranches of stock price targets (with stock price targets achieved for tranches 1, 2 and 3 in 2024 and tranche 4 in 2025), such that the first three tranches of the 2021 PSO Awards vested in 2024 and the fourth tranche vested in 2025.
Metrics Met

Tranches	Subscription Revenues	Stock Price

1	$6.1B	$725
2	$7.1B	$805
3	$8.3B	$890
4	$9.7B	$990
The following table outlines the number of shares subject to the 2021 PSO Awards that have vested for each of our currently-employed NEOs. Any shares acquired upon exercise (except to satisfy a cashless exercise) must be held by each NEO through the end of the five-year performance period.

Named Executive Officer(2)	Options Vested
Mr. McDermott	277,536
Ms. Mastantuono	31,324
Mr. Smith	31,324
Ms. Canney	15,660
(1)For the 2021 PSO Awards to be fully earned and create an incremental $150+ billion of shareholder value, the Company’s common stock price per share will need to exceed $1,452, which is calculated using the closing price on the CEO PSO grant date of $697.76 per share and the Company’s common stock outstanding as of September 30, 2021, of approximately 199 million as disclosed in the Company’s Quarterly Report on Form 10-Q filed with the SEC on October 28, 2021.
(2)Mr. Zavery joined the Company in October 2024 and did not receive 2021 PSO Awards.

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Compensation Discussion and Analysis
Executive Perquisites and Other Benefits
Perquisites and Other Personal Benefits
We provide perquisites and other personal benefits to our NEOs to support them in performing their management responsibilities and to enhance our ability to attract and retain highly qualified executives. These perquisites generally include financial planning, relocation assistance when applicable (including tax reimbursements), personal use of Company tickets for entertainment when they are not needed for business purposes and do not result in incremental costs to the Company, home and personal security, and access to chartered aircraft for business travel.
For our CEO, additional benefits include long-term disability insurance as well as a company car, driver and related security for business and personal travel.
In 2024, we engaged an independent security firm to conduct comprehensive security assessments for both our CEO and President and CFO. The firm evaluated risks specific to each role and provided recommendations on measures to enhance their safety. Based on the firm’s findings, the Company implemented an overall security program tailored to the CEO’s role, incorporating measures designed to mitigate potential threats. This program includes security protocols and safeguards informed by the assessment, with specific measures made available as necessary. Similarly, the Company established a security program for the President and CFO, addressing the responsibilities and exposure associated with her role. These measures were also based on the firm’s assessment and designed to support her safety in the course of performing her duties. The Compensation Committee believes that the costs associated with both security programs have been and continue to be reasonable, beneficial to the Company, and a necessary and appropriate business expense. While these programs were put in place for business reasons, certain components, such as residential security measures, may be viewed as conveying a personal benefit. Accordingly, we have included those costs in the amounts reported in the “All Other Compensation” column of the Summary Compensation Table.
In addition, our NEOs are permitted to travel on a chartered aircraft to facilitate business travel. The Company has adopted a Chartered Air Travel Policy, which requires annual reporting to the Compensation Committee to ensure transparency and appropriate oversight. Under this policy, our CEO is permitted to use chartered aircraft for personal travel, while other NEOs may use charted aircraft for personal travel only in connection with a flight that is otherwise for a business purpose. The cost of personal travel not reimbursed by an NEO is, to the extent applicable, reported as compensation in the “All Other Compensation” column of the Summary Compensation Table.
We may provide additional benefits in limited circumstances when the Compensation Committee determines it is appropriate and beneficial to the Company’s business. This may include assistance to executive officers in the performance of their duties, measures to enhance the efficiency and effectiveness of our executive team, or perquisites offered for recruitment, motivation, or retention purposes. The perquisites and other personal benefits we provided to each NEO during 2024 are described in the footnotes to the “All Other Compensation” column of the Summary Compensation Table.
Retirement Plans and Other Employee Benefits
We have established a tax-qualified retirement plan under Section 401(k) of the Code for all our U.S. employees, including executive officers, who meet certain age and length of service eligibility requirements. In 2024, we matched 50% of an employee’s 401(k) salary deferrals, up to a maximum of 6% of an employee’s eligible earnings or until they reach their respective IRS limit.
In addition, we provide other benefits to our executive officers on the same basis as all of our full-time employees. These benefits include health, dental and vision coverage, health and dependent care flexible spending accounts, short-term and long-term disability insurance, accidental death and dismemberment insurance and basic life insurance coverage.
We design and regularly review and adjust our employee benefits programs to be compliant with applicable laws and practices and to be competitive in each local market to attract and retain top talent.

76

Compensation Discussion and Analysis
Section 3 - Compensation Policies and Practices
Compensation Timeline and Process

Our Compensation Committee makes decisions regarding our executive compensation program through a robust annual review cycle. This process includes designing, implementing and approving the program, as well as determining incentive payouts, based on an evaluation of Company and individual performance. The timing of when these decisions occur provides important context on the structure and design of our executive compensation.

January - June	June - December	December - February of the following year
•Review and determine new year’s equity budget •Review and determine new year’s executive compensation program design, including company financial and non-financial performance goals
•Evaluate progress toward financial and non-financial performance goals
•Determine peer group
•Develop next year’s executive compensation program design based on Annual Meeting results, shareholder feedback and Compensation Consultant reports on peers and trends
•Review year-end company financial and non-financial performance •Approve executive compensation awards for the CEO and other NEOs based on performance assessment

Timing of Equity Grants
All equity grants made to executive officers must be either directly approved by the Compensation Committee or through delegated authority by the Plan Grant Administrator, Mr. McDermott. The Compensation Committee does not currently take material non-public information into account when determining the timing of equity grants, and the Company does not time nor does it plan to time the release of material, non-public information for the purpose of affecting the value of employee or Board compensation. During 2024, the Company did not grant stock options (or similar awards). We generally grant annual equity awards to our NEOs on a pre-established schedule.
Roles and Responsibilities
Role of Compensation Committee
Our Compensation Committee reviews and approves the compensation of our executive officers, including our NEOs, subject to any approval of our Board that the Compensation Committee or legal counsel determines to be desirable or required by applicable law or NYSE rules. For additional information about the responsibilities of the Compensation Committee, please see the section titled “Board and Corporate Governance Matters—Board Committees.”
Role of Chief Executive Officer
Our CEO annually evaluates the performance of our executive officers other than himself, including our NEOs, and makes recommendations to the Compensation Committee with respect to base salary adjustments, target cash bonus opportunities, actual bonus payments and equity awards for each of the other NEOs. While the Compensation Committee takes these recommendations into account, it exercises its own independent judgment in approving compensation of our NEOs. Our CEO does not participate in any Board discussions related to the determination and approval of his own compensation.

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Compensation Discussion and Analysis
Role of Compensation Consultant
The Compensation Committee selects and retains the services of its own independent compensation consultant and annually reviews the consultant’s performance. As part of the review process, the Compensation Committee considers the independence of the consultant in accordance with SEC and NYSE rules.
The Compensation Committee has historically retained the services of Compensia, Inc. (“Compensia”) as its independent compensation consultant. In July 2024, our Compensation Committee changed its compensation consultant from Compensia to Pay Governance to provide a fresh perspective for the Compensation Committee as it evaluated the Company’s executive compensation program. Consulting representatives from Compensia and Pay Governance, as applicable for the time period during which each firm served as consultant to the Compensation Committee, met informally with the Chair of the Compensation Committee and formally with the Compensation Committee during its regular meetings in 2024, including in executive sessions from time to time without management present. Compensia and Pay Governance representatives worked directly with the Compensation Committee (and not on behalf of management) to assist the Compensation Committee in satisfying its responsibilities.
During 2024, Compensia performed the following services for the Compensation Committee:
•Supported compensation-related disclosures, including review of the Compensation Discussion and Analysis in the 2024 proxy statement;
•Reviewed and proposed 2024 base salaries and short- and long-term incentive compensation program practices;
•Provided compensation data and analysis based on similarly-situated executive officers at our compensation peer group companies to help guide 2024 compensation determinations; and
•Advised on non-employee director compensation for 2024, including based on compensation data and analysis of our peer group companies and compensation limits.
In addition, Compensia and Pay Governance both performed the following service for the Compensation Committee:
•Updated the Compensation Committee on general say on pay results, regulatory developments, emerging executive compensation trends and best practices.
Separately, Pay Governance provided additional services in 2024, which included:
•Reviewed short- and long-term incentive compensation program practices;
•Assisted in the review of, and update to, the compensation peer group; and
•Provided compensation data and analysis based on similarly-situated executive officers at our compensation peer group companies to help guide 2025 compensation determinations.
Pay Governance, our current consultant, maintains an independence policy designed to prevent conflicts of interest and does not provide any other services to the Company. Compensia, our former consultant, maintained a policy specifically designed to prevent conflicts of interest and did not provide any additional services to the Company. The Compensation Committee considered the independence of both Compensia and Pay Governance in accordance with SEC and NYSE rules when selecting the applicable firm as its compensation consultant.
In addition, Company management separately retained Frederic W. Cook & Co., Inc. (“FW Cook”) to advise on the structure and design of the Company’s 2024 executive compensation program. While the Compensation Committee did not directly retain FW Cook, it considered the independence of FW Cook in accordance with SEC and NYSE rules, including that FW Cook had been retained by management to advise on the 2024 executive compensation program.

78

Compensation Discussion and Analysis
Peer Companies
The Compensation Committee annually reviews and revises our compensation peer group. These peer companies consist of technology companies with similar business models that compete with us for executive talent, are located in the Bay Area or other key technology hubs and have similar revenues and market capitalization to us.
In July 2024, the Compensation Committee reevaluated our peer group (the “2024 Peer Group”). In its evaluation, it generally considered both quantitative factors (such as revenue, market capitalization and gross profit) and qualitative factors (such as business focus, growth trajectory and geography). It also reviewed Pay Governance’s recommendation, made adjustments noted below and approved the peer group (the “2025 Peer Group”). The resulting peer group positions us closer to the median of the group on market capitalization.
(1)     VMware, Inc. was acquired November 2023.
In addition, as a reference, the Compensation Committee reviewed the compensation practices of Alphabet Inc., Amazon.com Inc., Apple Inc. and Microsoft Corporation (the “Supplemental Reference Group”) as part of our 2024 compensation setting process because we compete for the same executive talent and our executives are frequently and aggressively recruited by these companies. The Compensation Committee did not include these companies in the 2024 Peer Group, however, given their larger scale.
While the Compensation Committee takes into account compensation practices among our peer group, the Compensation Committee uses this information as one of many factors in its deliberations on pay practices and does not benchmark compensation levels to specific percentiles.
The Compensation Committee reviews the compensation data drawn from our peer group, in combination with industry-specific compensation survey data and the Supplemental Reference Group, to develop a representation of the “competitive market” with respect to current executive compensation levels and related policies and practices. The Compensation Committee then evaluates how our pay practices and the compensation levels of our NEOs compare to the competitive market. As part of this evaluation, the Compensation Committee also reviews the performance metrics and performance goals generally used within the competitive market to reward performance.

2025 Proxy Statement	79

Compensation Discussion and Analysis
Compensation Governance
To ensure our executive compensation program is effective in aligning our NEO interests with those of our shareholders, we adhere to the following best compensation governance practices:

What We Do	What We Do Not Do

Pay for performance
Target a significant portion of total annual compensation at-risk
Award a majority of LTI awards as PRSUs
Denominate and settle all LTI awards in equity
Use rigorous performance goals
Use both absolute and relative metrics
Incorporate operational and cultural goals aligned with key Company priorities
Engage shareholders at least twice a year
Maintain stock ownership guidelines for executive officers and directors
Require multi-year vesting for all equity awards
Conduct annual compensation risk assessment
Review peer group annually
Conduct annual say on pay vote

Offer pension or retirement plans other than standard 401(k) offered to all employees
Provide guaranteed annual cash incentives
Offer excessive executive perquisites
Provide Section 280G tax gross-ups
Approve single-year vesting on equity awards
Offer “single-trigger” change in control payments or acceleration of equity awards
Discount stock options or reprice underwater options
Allow hedging or pledging

Maintain a “clawback” policy Maintain an independent compensation advisor

Stock Ownership Guidelines
To further align leadership interests with those of our shareholders and to reflect market and best practice, the Compensation Committee approved updates to our stock ownership guidelines in 2025, increasing the required ownership multiples for our CEO and other executive officers, as outlined in the table below. The Compensation Committee also approved increases to the required ownership multiples for non-employee directors, as discussed in the section titled “Director Compensation.” With these updates, all affected individuals have five years to comply with the revised ownership thresholds. The revised guidelines strengthen our commitment to long-term value creation and reinforce accountability among our leadership team.

Market Value of Shares Owned as a Multiple of Base Salary
Executive Level	Previous Ownership Requirement	Updated Ownership Requirement

Chief Executive Officer	Three Times (3x)	Six Times (6x)
Other Executive Officers	One Time (1x)	Three Times (3x)
Shares owned directly or indirectly and vested RSUs and PRSUs count toward the ownership guidelines. Unexercised stock options and unvested RSUs and PRSUs do not count towards meeting the guidelines.
All executive officers who were required to have met the guidelines as of the Record Date of this Proxy Statement had satisfied their ownership requirement.

80

Compensation Discussion and Analysis
Compensation Recovery Policy (“Clawback”)
In accordance with NYSE listing standards, we maintain a clawback policy that requires the recoupment of certain erroneously paid performance-based incentive compensation received by our Section 16 officers on or after October 2, 2023 (the effective date of the applicable NYSE listing standards) in the event of a financial restatement.
We also maintain a policy that grants the Board authority to demand the repayment of any performance-based cash or equity compensation paid to our executive officers where the payments were predicated upon the achievement of financial results that were subsequently found to be based on fraud or intentional misconduct and that lead to a financial restatement. This policy applies to current and former executive officers subject to the reporting requirements of Exchange Act Section 16 who were involved in the fraud or misconduct, and the amount that could be required to be repaid is the amount erroneously paid or earned in excess of what would have been paid or earned under the financial restatement.
Further, our CEO and CFO remain subject to the compensation recovery provisions of Sarbanes-Oxley Act Section 304.
Hedging and Pledging Prohibition
Our insider trading policy prohibits our executive officers, non-employee directors and employees from purchasing our securities on margin, borrowing against any account in which our securities are held or pledging our securities as collateral for any purpose. Our insider trading policy also prohibits such individuals from engaging in any hedging transaction with respect to our securities.

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Compensation Discussion and Analysis
Compensation Risk Assessment
Our Compensation Committee has reviewed compensation-related risks and does not believe that our compensation programs encourage excessive or inappropriate risk-taking or create risks reasonably likely to have a material adverse effect on us for the following reasons:

What We Do

Mix of fixed and variable components in our executive compensation program
 The fixed (base salary) component of our compensation program is designed to provide income independent of our stock price performance so that our employees will not focus exclusively on short-term stock price performance to the detriment of other key business metrics and creating long-term value for our stakeholders.
 The variable (annual cash incentive and equity) components of compensation are designed to reward both short- and long-term Company performance and individual performance, which we believe also discourages actions that focus only on short-term success. Performance-based elements of our compensation program are designed to be a sufficient percentage of overall compensation to motivate our executives and other employees to pursue superior short- and long-term corporate results, while the fixed element is also sufficient to discourage the taking of unnecessary or excessive risks in pursuing such results.

Strict internal controls over measurement and calculation of our performance metrics
 These controls are designed to minimize the risk of manipulation by any employee, including our executive officers. Our performance metrics combined with our internal controls are designed to limit the ability of our executive officers to be rewarded for taking excessive risks and deter our executive officers from pursuing any one measure to the detriment of our overall financial performance. In addition, all of our employees are required to comply with our Code of Ethics, which covers, among other things, accurate record keeping.

Equity award policy and stock ownership guidelines
  Our equity award policy governs the process by which equity grants may be approved, including either directly by our Compensation Committee or through delegated authority by the Plan Grant Administrator, Mr. McDermott. Our Compensation Committee periodically reviews our equity award policy and the equity grants approved by Mr. McDermott. In addition, equity grants to Section 16 officers and certain equity grants to other employees reporting to Mr. McDermott must be approved by the Compensation Committee.
 We maintain stock ownership guidelines for executive officers and non-employee directors to support these individuals acting as owners of the Company.

Insider Trading Policy
 Our insider trading policy prohibits our executive officers, non-employee directors and our employees from purchasing our securities on margin, borrowing against any account in which our securities are held, or pledging our securities as collateral for any purpose. Our insider trading policy also prohibits such individuals from engaging in any hedging or offsetting transaction designed to hedge or offset a decrease in the market value of our securities.

Clawback Policy
 Our clawback policy requires the recoupment of certain erroneously paid performance-based incentive compensation in the event of a financial restatement. We also maintain a policy that grants the Board authority to demand the repayment of any performance-based cash or equity compensation paid to our executive officers where the payments were predicated upon the achievement of financial results that were subsequently found to be based on fraud or intentional misconduct and that lead to a financial restatement.

82

Compensation Discussion and Analysis
Impact of Taxation and Accounting Considerations
Deductibility of Executive Compensation
Section 162(m) of the Code, as amended, limits federal income tax deductions for compensation paid to certain executive officers, including our NEOs, in excess of $1 million per executive officer per year. While our Compensation Committee is mindful of the benefits to us in keeping to Section 162(m) limits and considers all elements of our cost when providing such compensation, our Compensation Committee believes that our shareholder interests are best served by retaining its discretion and flexibility in awarding compensation, even though some compensation awards may result in non-deductible compensation expense. Therefore, the Compensation Committee has approved base salaries and other cash and equity compensation awards for our executive officers that are not deductible in 2024 or in future taxable years.
Taxation of “Parachute” Payments
Sections 280G and 4999 of the Code provide that executive officers and members of our Board who hold significant equity interests and certain other service providers may be subject to significant additional taxes if they receive payments or benefits in connection with a change in control of the Company that exceeds certain prescribed limits, and that we (or our successor) may forfeit a deduction on the amounts subject to this additional tax. We did not provide any NEOs with a “gross-up” or other reimbursement payment for any tax liability that he or she may owe as a result of the application of Sections 280G or 4999 of the Code during 2024, and we have not agreed, and are not otherwise obligated, to provide any executive officer with such a “gross-up” or other reimbursement payment.
Accounting for Stock-Based Compensation
The Compensation Committee considers accounting implications in designing compensation plans and arrangements for our executive officers, other employees and members of the Board. Chief among these is ASC Topic 718, the standard which governs the accounting treatment of stock-based compensation awards.

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Compensation Discussion and Analysis
Section 4 - NEO Employment Agreements
We entered into an employment agreement with each NEO to encourage them to join the Company. Each NEO employment agreement provides for “at will” employment and sets forth initial terms and conditions of employment, including base salary, target annual bonus opportunity, standard employee benefit plan participation, a recommendation for an initial grant of equity awards, opportunities for post-employment compensation and vesting acceleration terms. NEO offers of employment were each subject to the NEO’s execution of the Company’s standard proprietary information and invention assignment agreement. A summary of the material terms and conditions of our employment and change in control agreements with our NEOs is provided below.

These agreements also provided for certain severance payments and benefits under specified circumstances. However, on or after January 1, 2025, NEO employment agreements incorporate terms of the new ServiceNow, Inc. Executive Severance Policy (the “Severance Policy”) adopted by the Company to standardize severance payments and benefits for our executive leadership team.(1) The Severance Policy provides for specific payments and benefits to be paid to our Company’s executive leadership team upon a “Qualifying Termination” (as defined in the Severance Policy), which is incurred if the NEO’s employment is terminated (i) by us for any reason other than Cause, death or Disability or (ii) by the NEO for Good Reason (with “Cause,” “Good Reason” and “Disability” as defined in the Severance Policy). The Severance Policy also provides for certain payments upon an applicable executive’s death or Disability.
Employment Agreements
Mr. McDermott
On October 21, 2019, we entered into an employment agreement with Mr. McDermott to serve as our President and Chief Executive Officer starting November 18, 2019. In hiring Mr. McDermott, the Board of Directors approved an employment agreement with an initial term of five years. Following the initial term, Mr. McDermott’s employment agreement automatically renews for additional terms of one year. Mr. McDermott’s employment agreement provides for an initial annual base salary subject to review by the Compensation Committee at least annually and a target annual cash bonus opportunity based on his performance relative to one or more performance objectives established each year by the Compensation Committee.
The Board approved a fiscal year LTI award and certain one-time equity awards and payments in connection with hiring Mr. McDermott, including the following awards that vested in 2024:
•a new hire RSU award representing 63,925 shares of common stock (the “New-Hire RSU”), which became fully vested in November 2024; and
•a new hire performance-based stock option to purchase 160,646 shares of common stock, which vested only upon satisfaction of both time-vesting and performance-vesting conditions (the “New-Hire Option”). The time-vesting condition for the New-Hire Option was satisfied over five years, with 20% time-vesting on a one-year cliff and the remainder time-vesting in 48 substantially equal monthly installments thereafter. As of December 31, 2024, 100% of the New-Hire Option was time-vested. The New-Hire Option also included aggressive stock price performance targets (the “McDermott Option Performance Condition”). These conditions required the average daily closing stock price of our common stock on the NYSE for the 20-business day period ending on the trading day immediately prior to each time-vesting date to be at least $399.47 (i.e., 50% higher than the New-Hire Option’s exercise price). The performance condition was fully met in 2024.

(1)     For a copy of the Severance Policy, please see Exhibit 10.2 of the Company’s Current Report on Form 8-K filed on December 27, 2024.

84

Compensation Discussion and Analysis
Mr. Zavery
On September 17, 2024, we entered into an employment agreement with Mr. Zavery to serve as our President, Chief Product Officer, and Chief Operating Officer. Mr. Zavery began his employment with us on October 28, 2024 (the “Start Date”). Mr. Zavery’s employment agreement provides for an initial annual base salary and a target annual cash bonus opportunity based upon achievement of both Company and individual performance objectives as established by the Compensation Committee. Additionally, Mr. Zavery’s employment agreement entitled him to a cash sign-on bonus of $3 million, payable in two installments, to replace compensation he forfeited upon leaving his previous employer. The first installment of $1 million was paid on the first payroll date after the one-month anniversary of Mr. Zavery’s Start Date, while the second installment of $2 million will be paid on the first payroll date after the six-month anniversary of Mr. Zavery’s Start Date. If Mr. Zavery’s employment is terminated by the Company for Cause or if he voluntarily resigns without Good Reason (each as defined in his employment agreement) prior to the first anniversary of the Start Date, Mr. Zavery’s sign-on bonus is subject to clawback or repayment. Mr. Zavery’s employment agreement also provided for a new-hire equity award with a total value of $29 million to replace the outstanding equity awards he forfeited upon leaving his previous employer, as discussed in the section above titled “—Long-Term Incentive Plan—New-Hire Award for Amit Zavery.”
Mr. Smith
On November 25, 2024, we entered into an employment agreement with Mr. Smith for his permanent relocation to the United States. This agreement updates the terms and conditions of his employment, superseding and replacing his prior employment agreement with us. Mr. Smith’s employment agreement provides for an initial annual base salary and a target annual cash bonus opportunity based upon achievement of both Company and individual performance objectives as established by the Compensation Committee. Mr. Smith’s annual base salary and target annual bonus opportunity are intended to align with his base salary approved in GBP and target bonus opportunity approved for 2024. Mr. Smith was eligible for reimbursement or payment of up to $30,000 in legal or financial advisory fees in connection with the negotiation of his employment agreement.
Other NEOs
We have employment agreements with each of our other actively employed NEOs. These agreements, along with our agreement with Mr. McDermott, have been filed or incorporated by reference as exhibits to the Company’s 2024 Annual Report on Form 10-K.
Each NEO’s employment agreement, as amended, and/or equity award agreements also contain provisions that, prior to the effectiveness of the Severance Policy, provided for certain payments and benefits upon (i) a change in control of the Company, (ii) an involuntary termination, or (iii) an involuntary termination in connection with a change in control of the Company, as discussed more fully immediately below. With the limited exceptions discussed below, the Severance Policy now governs the terms of payments and benefits upon a given NEO’s termination of employment.
The actual amounts that would be paid or distributed to an eligible NEO upon the occurrence of a triggering event in the future may be different from those presented below. For example, notwithstanding the Severance Policy and the severance and change in control terms that were in effect prior to its effectiveness, we, or an acquirer, may mutually agree with any NEO to provide payments and benefits on terms that vary from those currently contemplated. In addition to the amounts presented below, an NEO would also be able to exercise any previously vested stock options that such individual held. For more information about the NEOs’ outstanding equity awards as of December 31, 2024, please see the section titled “Executive Compensation Tables—2024 Outstanding Equity Awards at Fiscal Year End” below. The NEOs are also eligible to receive any benefits accrued under our broad-based benefit plans, in accordance with the terms of those plans.
For purposes of the following discussion, unless otherwise specified, the following terms are defined in the applicable NEO’s employment agreement: “Actual Bonus,” “Cause,” “Change in Control,” “Good Reason,” and “Target Bonus.”(1) Receipt of the severance benefits summarized below is conditioned on the applicable NEO’s execution and non-revocation of a release of claims in favor of the Company.
(1)     In the context of the Severance Policy, all capitalized terms used herein are defined as in the Severance Policy and should be interpreted accordingly.

2025 Proxy Statement	85

Compensation Discussion and Analysis
Treatment Upon Termination of Employment
Mr. McDermott
Termination of Employment Not in Connection with a Change in Control
Prior to January 1, 2025, under his Employment Agreement: Had Mr. McDermott’s employment with us been terminated after his employment agreement’s initial five-year term as a result of non-renewal by us, then, if the McDermott Option Performance Condition (as defined above) was achieved at or within two years after the initial five-year term, Mr. McDermott would have received immediate acceleration of the number of then-unvested shares subject to the New-Hire Option that was subject to such condition. However, as described above, the New-Hire Option was fully vested in the ordinary course by December 31, 2024.
Additionally, had Mr. McDermott’s employment with us been terminated without “Cause” or for “Good Reason” other than in connection with a “Change in Control,” then Mr. McDermott would have been entitled to receive a lump sum payment equal to 12 months of his then current base salary, a lump sum payment equal to his “Actual Bonus” for the then-current fiscal year based on actual achievement of Company performance objectives and deemed 100% achievement of personal performance objectives (if any), 12 months of premiums under the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (“COBRA”), 15 months acceleration of any then-unvested shares subject to the New-Hire RSU (which vested in the ordinary course in November 2024), and acceleration of a number of then-unvested shares subject to any additional outstanding equity awards, excluding any future PRSU awards and excluding the 2021 PSO Award (discussed separately below), equal to the number of shares that would have vested during the next 15-month period following termination if Mr. McDermott had remained employed as our CEO through such period, subject to any performance goal having been achieved on or prior to his termination. In addition, if the McDermott Option Performance Condition had been achieved on or within two years of his termination date, then Mr. McDermott would also have been entitled to receive acceleration of any then-unvested shares subject to the New-Hire Option that were subject to such condition and that would have time-vested during the 15-month period following his termination.
On or After January 1, 2025 under Severance Policy: Under the Severance Policy, if Mr. McDermott incurs a Qualifying Termination not in connection with a Change in Control, then Mr. McDermott will be entitled to receive a lump sum payment equal to 12 months of his then-current base salary; his Actual Bonus for the then-current fiscal year; a lump sum payment equal to 12 months of COBRA premiums for him and his dependents; 15 months’ acceleration of any-then unvested RSUs that would have vested had Mr. McDermott remained employed by the Company through such period following his Qualifying Termination, and acceleration of any then-unvested PRSUs on a pro-rated basis based on the number of months during the performance period in which Mr. McDermott provided services as CEO to us prior to incurring a Qualifying Termination, in addition to acceleration of any then unvested PRSUs that would have vested during the 15-month period following his Qualifying Termination based on actual achievement of performance objectives.
Termination of Employment in Connection with a Change in Control
Prior to January 1, 2025, under his Employment Agreement: Had Mr. McDermott’s employment with us been terminated without Cause or for Good Reason within the period beginning three months prior to and ending 12 months following a Change in Control, then Mr. McDermott would have been entitled to receive a lump sum payment equal to 24 months of his then-current base salary; a lump sum payment equal to 100% of his Target Bonus for the then-current fiscal year; 18 months of COBRA premiums; acceleration in full of any then-unvested shares subject to the New-Hire RSU; acceleration in full of any then-unvested shares subject to the New-Hire Option to the extent the Performance Condition had been achieved upon the Change in Control or was achieved during any post-Change in Control period prior to his termination; acceleration in full of any then-unvested shares subject to his 2022 PRSU award, 2023 PRSU award and 2024 PRSU award to the extent of achievement of (i) the performance metrics according to the terms of the respective awards and (ii) the applicable rTSR component; and acceleration in full of any then-unvested shares subject to any additional outstanding equity awards, excluding the 2021 PSO Award (discussed separately below) and any future PRSU awards unless otherwise provided by the terms of such grants.
In addition to the rights described above, in the event of a Change in Control, if the New-Hire RSU or the New-Hire Option were not assumed, continued or substituted in the Change in Control, then the vesting of the New-Hire RSU would have accelerated in full immediately prior to the Change in Control, the New-Hire Option would have accelerated in full immediately prior to the Change in Control to the extent the McDermott Option Performance Condition had been

86

Compensation Discussion and Analysis
achieved upon the Change in Control and any other unvested equity would have been treated as set forth in the applicable award agreements.
On or After January 1, 2025 under Severance Policy: Under the Severance Policy, if Mr. McDermott incurs a Qualifying Termination within the period beginning three months prior to and ending 12 months following a Change in Control, then Mr. McDermott will be entitled to receive a lump sum payment equal to 24 months of his then-current base salary plus 200% of his Target Bonus for the then-current fiscal year; a lump sum payment equal to 24 months of COBRA premiums for him and his dependents; and acceleration in full of (i) any then-unvested RSUs and (ii) any then-unvested PRSUs based on actual achievement of performance objectives.
Ms. Mastantuono, Mr. Zavery, Mr. Smith, Ms. Canney and Mr. Desai
Prior to January 1, 2025 under Employment Agreements
Pursuant to their employment agreements, severance upon a termination of employment by us without Cause or by the NEO for Good Reason included the below benefits:(1)

	Termination – By the Company without Cause/By NEO for Good Reason other than in connection with a Change in Control	Termination – By the Company without Cause/By NEO for Good Reason in connection with a Change in Control
Salary	Lump sum payment equal to six months of base salary (12 months for Mr. Zavery and Mr. Smith)	Lump sum payment equal to six months of base salary (18 months for Mr. Zavery and Mr. Smith)
Bonus	Lump sum payment equal to 50% of Actual Bonus (100% for Mr. Zavery and Mr. Smith) For Mr. Zavery, the remaining portion of his sign-on bonus (if not yet paid)	Lump sum payment equal to 50% of Target Bonus (100% for Mr. Zavery, Ms. Mastantuono, Mr. Smith and Ms. Canney) For Mr. Zavery, the remaining portion of his sign-on bonus (if not yet paid)
COBRA/Health Coverage	Six months of premiums for the NEO and the NEO’s dependents or reimbursement thereof (12 months for Mr. Zavery and Mr. Smith)	Six months of premiums for the NEO and the NEO’s dependents or reimbursement thereof (18 months for Mr. Zavery and Mr. Smith)
Equity Acceleration
For Mr. Zavery, acceleration of 100% of the number of then-unvested shares subject to the new-hire equity awards, with the performance-based equity portion accelerated at the target level if the performance period is ongoing at termination
For Mr. Smith, pro-rata vesting of PRSUs at the end of the applicable performance period based on actual performance, with proration based on time served during the performance period
Acceleration of 100% of the number of then-unvested shares subject to RSUs and PRSUs
(1)     Mr. Desai departed the Company in July 2024. For detail on Mr. Desai’s severance, please see “Executive Compensation Tables—Potential Payments upon Termination and Change in Control.”

As stated above, these potential termination payments and benefits to Ms. Mastantuono, Mr. Zavery, Mr. Smith and Ms. Canney have since been replaced by the potential termination payments and benefits provided under the Severance Policy, with the exception of Mr. Zavery’s sign-on bonus and new-hire equity awards, which continue to be governed by his employment agreement.

2025 Proxy Statement	87

Compensation Discussion and Analysis
On or After January 1, 2025 under Severance Policy
Under the new Severance Policy, Eligible Employees other than the CEO who incur a Qualifying Termination within three months before or 12 months following a Change in Control are entitled to the following benefits: (i) a lump sum equal to 1.5 times the sum of their then-current annual base salary, plus their Target Bonus for the then-current fiscal year; (ii) an additional lump sum equal to the cost of COBRA medical, vision and dental benefits coverage for a period of 18 months for the NEO and the NEO’s dependents; (iii) immediate vesting of 100% of then-unvested RSUs; and (iv) immediate vesting of 100% of then-unvested PRSUs, based on actual performance.
For those who incur a Qualifying Termination not in connection with a Change in Control, the Severance Policy provides: (i) cash severance equal to their then-current annual base salary, payable in a lump sum; (ii) their Actual Bonus for the then-current fiscal year, payable when such Actual Bonus would otherwise have been paid absent the Qualifying Termination; (iii) an additional lump sum equal to the cost of COBRA medical, vision and dental benefits coverage for the NEO and the NEO’s dependents for a period of 12 months; and (iv) pro-rata vesting of PRSUs at the end of the applicable performance period based on actual performance, with proration based on time served during the performance period.
Treatment of 2021 PSO Awards Upon Change in Control
Upon a change in control, then-unvested options to purchase shares of common stock granted pursuant to the 2021 PSO Awards will not automatically fully accelerate. Rather, in connection with a change in control, the subscription revenues thresholds will be disregarded, and achievement of the stock price thresholds will be measured using the per share common stock price (plus the per share of common stock value of any other consideration) received by the shareholders in the change in control.
Death and Disability Benefits
Death Benefits
Prior to January 1, 2025
Consistent with our policies applicable generally to our employees prior to the effectiveness of the Severance Policy, if an NEO had died, the NEO’s beneficiary would have been eligible to receive the below benefits:
•a lump-sum payment equal to his or her then-annual base salary for a period of six months from the date of death;
•a lump-sum payment equal to 100% of his or her then-annual bonus target, prorated for the date of death, less any payouts already earned and received in that bonus period;
•a lump-sum payment equal to 100% of the greater of either his or her then-annual (i) target, or (ii) actual commission earnings, prorated for date of death, less any commission payouts already earned and received;
•health insurance premiums for the NEO’s eligible dependents under our group health insurance plans as provided under COBRA (or similar programs for employees based outside of the United States) for 12 months following the date of the NEO’s death; and
•the acceleration of eligible outstanding equity awards based on certain conditions outlined in our Equity Award Policy, as described below.
•Options and RSUs subject solely to time-based vesting conditions that are unvested as of the employee's date of death would accelerate as to all the unvested shares subject thereto, effective upon the NEO's date of death.
•PRSUs with respect to which the applicable performance period has concluded prior to or on the NEO's date of death would accelerate as to all the shares that are eligible to vest based on the Board or Compensation Committee's determination of actual achievement of the applicable performance-based vesting conditions, effective upon the later of the NEO's date of death or such determination of actual achievement of the performance-based vesting conditions.

88

Compensation Discussion and Analysis
•PRSUs with respect to which the applicable performance period has not concluded prior to the NEO's date of death would accelerate as to all the shares that are eligible to vest based on (i) the Board of Compensation Committee's determination of actual achievement of the performance-based vesting conditions applicable to a performance period that has concluded prior to or on the employee's date of death and (ii) the target level of achievement of the remaining performance-based vesting conditions applicable to a performance period that has not concluded prior to the NEO's date of death. Such acceleration would be effective upon the later of the NEO's date of death or such determination of the actual achievement of such performance-based vesting conditions.
•Options subject to performance-based vesting conditions would be governed by the terms of the applicable award agreement in the event of an employee's death.
•The Board or Compensation Committee has sole discretion to grant options, RSUs or PRSUs that are not eligible for acceleration upon an employee's death.
The Severance Policy has since replaced these payments and benefits applicable to our NEOs, with the exception of Mr. Smith for whom these terms continue to govern.
On or After January 1, 2025 under Severance Policy
Under the terms of the new Severance Policy, on or after January 1, 2025, our NEOs, with the exception of Mr. Smith, who incur a termination of employment for death are entitled to:
•a lump-sum payment equal to his or her then-annual base salary for a period of six months from the date of death;
•a lump-sum payment equal to 100% of his or her then-annual bonus target, prorated for the date of death, less any payouts already earned and received in that bonus period;
•a lump-sum payment equal to 100% of the greater of either his or her then-annual (i) target, or (ii) actual commission earnings, prorated for date of death, less any commission payouts already earned and received;
•health insurance premiums for the NEO’s eligible dependents under our group health insurance plans as provided under COBRA (or similar programs for employees based outside of the United States) for 12 months following the date of the NEO’s death;
•Accelerated vesting of 100% of unvested time-based RSUs; and
•Immediate vesting of then-unvested PRSUs, assuming target performance, but pro-rated to reflect the NEO’s length of service during the applicable performance period.
Disability Benefits
Prior to January 1, 2025
There are no disability benefits for our NEOs outside of our broad-based benefit plan except for Mr. Smith. In the event Mr. Smith’s employment terminates due to disability, Mr. Smith would be entitled to: his Actual Bonus for the year in which termination occurs, prorated for the number of days he was employed during such year; his Actual Bonus earned and payable from a prior bonus period which remains unpaid by the Company as of the date of the termination; continued vesting in full of his outstanding and unvested RSUs, in accordance with their applicable vesting schedule; and pro rata vesting of his outstanding and unvested PRSUs, subject to actual performance against performance metrics, at the time that such PRSUs were scheduled to become vested.
On or After January 1, 2025 under Severance Policy
With the exception of Mr. Smith, on or after January 1, 2025, under the terms of the new Severance Policy, our NEOs who incur a termination of employment for Disability are entitled to:
•Accelerated vesting of 100% of unvested time-based RSUs, which will be settled in installments in accordance with the vesting schedule set forth in the applicable award agreement; and
•Continued vesting of PRSUs based on actual performance, but pro-rated to reflect the NEO’s length of service during the applicable performance period.
Mr. Smith is entitled to the same disability benefits as prior to the effectiveness of the Severance Policy.

2025 Proxy Statement	89

The Leadership Development and Compensation Committee has reviewed and discussed with management the Compensation Discussion and Analysis provided above. Based on its review and discussions, the Leadership Development and Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and incorporated by reference into our Annual Report on Form 10-K for the year ended December 31, 2024.
Submitted by the Leadership Development
and Compensation Committee:
Susan L Bostrom (Chair)
Paul E. Chamberlain
Jeffrey A. Miller
Anita M. Sands

The information contained in this report of the Leadership Development and Compensation Committee is not considered to be “soliciting material” and shall not be deemed “filed” or incorporated by reference in any filing by ServiceNow under the Exchange Act or the Securities Act unless and only to the extent ServiceNow specifically incorporates it by reference.

90

2024 Summary Compensation Table
The following table presents summary information regarding the total compensation awarded to, earned by, or paid to each of the NEOs for services rendered in all capacities for 2024, 2023 and 2022.

Name and Principal Position	Year	Salary(1) ($)	Bonus ($)		Stock Awards(2) ($)		Non-Equity Incentive Plan Compensation(3) ($)	All Other Compensation(4) ($)		Total ($)
William R. McDermott, Chairman and Chief Executive Officer	2024	1,350,000	—		31,460,267		2,681,100	2,066,751		37,558,118
	2023	1,325,000	—		32,777,514		3,152,642	351,088		37,606,244
	2022	1,166,667	—		27,303,411		2,106,479	7,925,971	(5)	38,502,528
Gina Mastantuono, President and Chief Financial Officer	2024	841,667	—		14,157,728		1,012,331	233,291		16,245,017
	2023	791,667	—		12,564,740		941,590	107,976		14,405,973
	2022	725,000	—		10,343,046		654,630	31,558		11,754,234
Amit Zavery, President, Chief Product Officer, and Chief Operating Officer	2024	163,846	1,000,000	(6)	30,894,591	(7)	198,397	—		32,256,834
Paul Smith, President of Global Customer and Field Operations(8)	2024	755,726	—		17,146,708		894,795	1,366,986		20,164,215
	2023	666,118	—		15,296,173		792,643	1,163,706		17,918,640
	2022	930,035	—		10,343,046		473,655	61,129		11,807,865
Jacqueline C. Canney, Chief People and AI Enablement Officer	2024	691,667	—		9,438,487		686,961	36,029		10,853,144
	2023	633,333	—		7,648,497		753,631	25,815		9,061,276
	2022	550,000	—		6,205,732		496,100	—		7,251,832
Chirantan “CJ” Desai, Former President and Chief Operating Officer	2024	580,353	—		20,973,775		—	1,689,890		23,244,018
	2023	941,667	—		19,666,687		1,119,940	499,774		22,228,068
	2022	883,333	—		15,513,921		796,478	31,558		17,225,290
(1)The amounts reported in the Salary column reflect actual salary earned during fiscal 2024, pro-rated to account for base salary changes occurring during the year. NEO base salary changes for 2024 were effective March 1, 2024, except for Mr. Zavery who joined the Company in October 2024. In November 2024, Mr. Smith entered into an employment agreement for his permanent relocation to the United States, under which his annual base salary was set at $761,256. The USD-denominated salary amount was determined by converting his approved 2024 base salary of £600,000 at the applicable exchange rate; the actual amount reported in the Salary column reflects only the portion earned during the year, based on the timing of salary changes and proration.
(2)The amounts reported in the Stock Awards column exclude the impact of estimated forfeitures related to service-based and performance-based vesting conditions, reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the NEOs from the equity awards. The amounts reported in the Stock Awards column represent the grant date fair value of the RSUs and target PRSUs, in each case as computed in accordance with ASC Topic 718. The fair value of our common stock on the date of grant or modification is used to calculate the fair value of RSUs and PRSUs with service- and/or performance-based vesting conditions, and a Monte Carlo simulation is used to calculate the fair value of PRSUs with service-, performance- and market-based vesting conditions, as applicable and as disclosed in Notes 2 and 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024. The amounts reported in the Stock Awards column for PRSUs assume the probable outcome of the performance and market conditions at the grant date.

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Given these factors that influence the amounts presented in this table, such amounts differ from the target equity award amounts actually approved by the Compensation Committee. For example, the Compensation Committee approved Mr. McDermott’s target equity awards at $30 million, while the grant date fair value of his awards is $31,460,267 when computed in accordance with ASC Topic 718.
Assuming the PRSUs were valued based on the maximum outcome of the applicable performance condition, the total fair value for the PRSU awards reported for 2024 would increase from target to maximum as shown in the table below:

Named Executive Officer	Target ($)	Maximum ($)
Mr. McDermott	19,303,187	38,606,375
Ms. Mastantuono	8,686,808	17,373,617
Mr. Zavery	6,402,771	12,805,542
Mr. Smith	10,520,608	21,041,216
Ms. Canney	5,791,207	11,582,414
Mr. Desai	12,868,795	25,737,589
(3)The amounts reported in the Non-Equity Incentive Plan Compensation column for 2024 represent annual cash incentives paid to the NEOs as described under “Compensation Discussion and Analysis—Section 2 - Executive Compensation Program—Annual Cash Incentive” above.
(4)For 2024, All Other Compensation reported for each NEO includes the following:
For Mr. McDermott, $1,891,036 for the cost of home security, including implementing security systems and upgrades as recommended by the independent security firm described in the section “Compensation Discussion and Analysis—Section 2 - Executive Perquisites and Other Benefits;” $73,943 for long-term disability insurance premium; $39,817 for personal use of chartered air; $26,447 for the cost of food, lodging and spousal attendance at an annual Company-sponsored event (together, the “Company Event Costs”); and costs that did not exceed the greater of $25,000 or 10% (the “threshold”) of Mr. McDermott’s total perquisites and personal benefits including the use of a company car, driver and related security for other than business purposes, and financial planning services. Incremental costs of personal use of chartered air are determined based on operating cost per flight hour for the aircraft type used, including fuel charges, departure fees and landing fees, and of the company car, driver and related security for other than business purposes are determined based on the cost of the driver and related operating expenses.
For Ms. Mastantuono, $181,494 for the cost of home security, including implementing security systems and upgrades as recommended by the independent security firm described in the section “Compensation Discussion and Analysis—Section 2 - Executive Perquisites and Other Benefits; $26,447 for Company Event Costs; a matching contribution of $9,350 in the Company’s 401(k) plan; and financial planning services that did not exceed the threshold of Ms. Mastantuono’s total perquisites and personal benefits.
For Mr. Smith, $703,694 for relocation assistance and $532,086 in tax equalization payments related to his temporary reassignment to the U.S. at the Company’s request and consistent with the Company’s policy for employees working on international assignments; $41,537 of Company matching contributions under our UK Workplace Pension Scheme pursuant to his employment agreement; $30,000 for reimbursement of legal and financial advisor fees as provided under his employment agreement; $29,359 for Company Event Costs; and costs that did not exceed the threshold of Mr. Smith’s total perquisites and personal benefits including financial planning services and a car allowance.
For Ms. Canney, $36,029 for the cost of home security.
For Mr. Desai, an aggregate of $1,147,151 in severance payment consisting of $525,000 (as a lump sum payment equal to six months of his base salary) and $622,151 (representing 50% of his bonus for 2024); $148,783 for relocation assistance and $354,404 tax equalization payments made on behalf of Mr. Desai in connection with his temporary relocation at the Company’s request; $29,202 for Company Event Costs; and a matching contribution of $10,350 in the Company’s 401(k) plan. Mr. Desai forfeited all unvested equity awards previously granted to him and did not receive any additional compensation in connection with his departure. For more detail on the severance payments to Mr. Desai, please see “Executive Compensation Tables—Potential Payments upon Termination and Change in Control.”
(5)$7,762,511 of this amount represents an LTIP Make-Whole Payment made to Mr. McDermott pursuant to his 2019 employment agreement. Such payment, which is not part of his regular annual compensation, will not be awarded to him in the future.
(6)This amount represents the first installment of the sign-on bonus paid to Mr. Zavery pursuant to his employment agreement.
(7)This amount represents the new-hire award granted to Mr. Zavery’s pursuant to his employment agreement. For more detail, please see “Compensation Discussion and Analysis—Section 2 - Executive Compensation Program—Long-Term Incentive Plan—New Hire Award for Amit Zavery.”
(8)A portion of Mr. Smith’s base salary and other compensation was paid in GBP; amounts shown in the table have been converted to USD at the average fiscal 2024 exchange rate of 1 GPB to 1.27807 USD.

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2024 Grants of Plan Based Awards
The following table presents information concerning each grant of a cash or equity award made during 2024 to our NEOs and supplements the information about these awards in the “—2024 Summary Compensation Table.”

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards ($)(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)(3)	Grant Date Fair Value of Stock and Option Awards ($)(4)
Name	Grant Date	Approval Date	Thres-hold ($)	Target ($)	Maxi- mum ($)	Thres- hold (#)	Target (#)	Maxi- mum (#)
Mr. McDermott	2/15/2024	1/23/2024				11,690	23,379	46,758		19,303,187
	2/15/2024	1/23/2024							15,586	12,157,080
		1/23/2024	945,000	2,700,000	4,050,000
Ms. Mastantuono	2/15/2024	1/22/2024				5,261	10,521	21,042		8,686,808
	2/15/2024	1/22/2024							7,014	5,470,920
		1/22/2024	356,813	1,019,467	1,529,201
Mr. Zavery	11/15/2024	10/21/2024				3,027	6,054	12,108		6,402,771
	11/15/2024	10/21/2024							24,216	24,491,820
		10/21/2024	71,683	204,808	307,212
Mr. Smith	2/15/2024	1/22/2024				6,371	12,742	25,484		10,520,608
	2/15/2024	1/22/2024							8,495	6,626,100
		1/22/2024	315,386	901,103	1,351,655
Ms. Canney	2/15/2024	1/22/2024				3,507	7,014	14,028		5,791,207
	2/15/2024	1/22/2024							4,676	3,647,280
		1/22/2024	242,131	691,803	1,037,705
Mr. Desai	2/15/2024	1/22/2024				7,793	15,586	31,172		12,868,795
	2/15/2024	1/22/2024							10,391	8,104,980
		1/22/2024	438,576	1,253,073	1,879,610
(1)Represents the amounts that the NEOs were eligible to receive under our 2024 annual cash incentive plan upon the achievement of performance targets established by the Compensation Committee. For more information, please see section titled “Compensation Discussion and Analysis—Section 2 - Executive Compensation Program—Annual Cash Incentive.” The actual amounts earned by and paid to the NEOs for 2024 are set forth in the “—2024 Summary Compensation Table” in the column titled “Non-Equity Incentive Plan Compensation.”
For Mr. Zavery, the amounts reflect Mr. Zavery’s 2024 annual cash incentive plan payout opportunity, which was pro-rated for his start date in 2024.
(2)Represents the number of shares of common stock subject to PRSUs granted to the NEOs during 2024. The columns show the number of shares that could vest at threshold, target and maximum levels of performance. Except for Mr. Zavery, one-third of the PRSUs will be assessed over a two-year period ending December 31, 2025, and the remaining two-thirds will be assessed over a three-year period ending December 31, 2026. To determine the number of PRSUs earned, for the two-year period, non-GAAP subscription revenues performance is evaluated based on fiscal 2025 results, while for the three-year period, such performance is assessed based on fiscal 2026 results. After actual non-GAAP subscription revenues achievement is determined, the rTSR modifier is applied to determine the final payout of the PRSUs. The PRSUs cliff vest on February 7th after the end of their respective performance periods. All of Mr. Zavery’s 2024 PRSUs are assessed over a two-year period ending December 31, 2025, based on fiscal 2025 non-GAAP subscription revenue performance. The rTSR modifier is then applied and his PRSUs cliff vest on February 7, 2026. For more detail, please see section titled “Compensation Discussion and Analysis—Section 2 - Executive Compensation Program—Long-Term Incentive Plan.”
(3)Represents the number of shares of common stock subject to RSUs granted to NEOs during 2024. Except for Mr. Zavery, such RSUs vest over three years, with 3.33% vesting quarterly in the first year and 11.25% vesting quarterly over each of the second and third years, subject to the NEO’s continued service with us on each such vesting date. Mr. Zavery’s 2024 RSUs vest over two years, with 16.75% vesting quarterly in 2025 and 8.25% vesting quarterly in 2026, subject to his continued service with us on each such vesting date.
(4)The amounts reported in this column represent the grant date fair value of the RSUs and target PRSUs granted to the NEOs, as computed in accordance with ASC Topic 718. The fair value of our common stock on the date of grant is used to calculate the fair value of RSUs and PRSUs, with only service- and/or performance-based vesting conditions, and a Monte Carlo simulation is used to calculate the fair value of PRSU grants with service-, performance- and market-based vesting conditions as disclosed in Notes 2 and 14 to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2024. The amounts reported in this column exclude the impact of estimated forfeitures related to service-based and performance-based vesting conditions, reflect the accounting cost for these equity awards, and do not correspond to the actual economic value that may be received by the NEOs from the awards.

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Executive Compensation Tables
2024 Outstanding Equity Awards at Fiscal Year End
The following table presents, for each of the NEOs information regarding outstanding stock options and other equity awards held as of December 31, 2024.

	Option Awards					Stock Awards
Name(1)	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)(2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Yet Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($)(2)
Mr. McDermott	128,517	(3)	—	266.31	11/18/2029
	208,152	(4)	346,925	697.76	10/29/2031
						468	(5)	496,136
						3,002	(6)	3,182,480
						7,488	(7)	7,938,180
						14,028	(8)	14,871,361
						13,247	(9)	14,043,410
						20,276	(10)	21,494,993	23,172	(10)	24,565,101
									23,379	(11)	24,784,545
Ms. Mastantuono	23,493	(12)	39,160	655.94	12/13/2031
						176	(5)	186,581
						1,138	(6)	1,206,415
						2,871	(7)	3,043,602
						6,313	(8)	6,692,540
						5,019	(9)	5,320,742
						7,774	(10)	8,241,373	8,880	(10)	9,413,866
									10,521	(11)	11,153,523
Mr. Zavery						24,216	(13)	25,671,868
									6,054	(14)	6,417,966
Mr. Smith	23,493	(12)	39,160	655.94	12/13/2031

						41	(15)	43,465
						46	(16)	48,766
						1,138	(6)	1,206,415
						3,495	(7)	3,705,123
						7,646	(8)	8,105,680
						5,019	(9)	5,320,742
						9,462	(10)	10,030,856	10,814	(10)	11,464,138
									12,742	(11)	13,508,050
Ms. Canney	11,745	(12)	19,582	655.94	12/13/2031
						2,172	(17)	2,302,581
						683	(6)	724,060
						1,748	(7)	1,853,087
						4,209	(8)	4,462,044
						3,010	(9)	3,190,961
						4,732	(10)	5,016,487	5,408	(10)	5,733,129
									7,014	(11)	7,435,681

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(1)Mr. Desai has no awards reported in this table because all of his outstanding equity awards ceased to vest and were cancelled at the time of his separation in July 2024.
(2)The market value of shares is based on the latest closing price of our common stock as of December 31, 2024 of $1,060.12.
(3)This stock option award was granted on November 18, 2019 and is fully vested.
(4)This stock option award was granted on October 29, 2021 and vests equally in eight tranches only if both subscription revenues and stock price performance metrics are met, subject to the continued service as our CEO or executive chairman on the applicable vesting dates. The performance period in which the performance targets may be met is from October 29, 2021 to and including September 30, 2026. For additional detail, see section titled “Compensation Discussion and Analysis—Section 2 - Executive Compensation Program—2021 PSO Award Status.”
(5)This RSU award was granted on February 8, 2021 and vests in equal amounts on a quarterly basis over four years, with the first 6.25% of the shares having vested on May 7, 2021, and subject to the continued employment or service with us on each vesting date.
(6)This RSU award was granted on February 15, 2022 and vests in equal amounts on a quarterly basis over four years, with the first 6.25% of the shares having vested on May 12, 2022, and subject to the continued employment or service with us on each vesting date.
(7)This RSU award was granted on February 15, 2023 and vests in equal amounts on a quarterly basis over four years, with the first 6.25% of the shares having vested on May 17, 2023, and subject to the continued employment or service with us on each vesting date.
(8)This RSU award was granted on February 15, 2024 and vests over three years, with 3.33% having vested quarterly in the first year and 11.25% vesting quarterly over each of the second and third years, subject to the continued service with us on each such vesting date.
(9)This PRSU award was granted on February 15, 2022, and represents the number of shares subject to the final vesting on February 12, 2025 as discussed in the section titled “Compensation Discussion and Analysis—Section 2 - 2024 Long-Term Incentive Plan—2022 PRSU rTSR Performance Results.”
(10)This PRSU award was granted on February 15, 2023 and represents the number of shares subject to time-based vesting (“2023 Eligible Shares”), which was determined based on performance against the applicable NNACV and free cash flow margin targets set by the Compensation Committee in January 2024, as well as the maximum number of shares subject to the Company’s three-year rTSR performance (the ”2023 rTSR modifier”), in each case subject to continued employment or service with us on the relevant vesting dates. The following is the vesting schedule applicable to the first four vesting dates (as a percentage of the 2023 Eligible Shares): 30% vested on February 17, 2024, 15% vested on each of August 17, 2024 and February 17, 2025, and 20% is scheduled to vest on August 17, 2025. The number of shares, if any, that will vest on the final vesting date (February 17, 2026) will be determined based on the 2023 rTSR modifier.
(11)This PRSU award was granted on February 15, 2024 and represents the target number of PRSUs. One-third of the PRSUs will be assessed over a two-year period ending December 31, 2025, and the remaining two-thirds will be assessed over a three-year period ending December 31, 2026. To determine the number of PRSUs earned, for the two-year period, non-GAAP subscription revenues performance is evaluated based on fiscal 2025 results, while for the three-year period, such performance is assessed based on fiscal 2026 results. After actual non-GAAP subscription revenues achievement is determined, the rTSR modifier is applied to determine the final payout of the PRSUs. The PRSUs cliff vest on February 7th of the year following each respective performance period. For more detail, please see section titled “Compensation Discussion and Analysis—Section 2 - Executive Compensation Program—Long-Term Incentive Plan.”
(12)This stock option award was granted on December 13, 2021 and vests equally in eight tranches only if both subscription revenues and stock price performance metrics applicable to each tranche are met, subject to the continued employment with us on the applicable vesting dates. The performance period in which the performance targets may be met is from October 29, 2021 to and including September 30, 2026. For additional detail, see section titled “Compensation Discussion and Analysis—Section 2 - Executive Compensation Program—2021 PSO Award Status.”
(13)This RSU award was granted on November 15, 2024 and vests over two years, with 16.75% vesting quarterly in 2025 and 8.25% vesting quarterly in 2026, subject to the continued service with us on each such vesting date.
(14)This PRSU award was granted on November 15, 2024 and represents the target number of PRSUs. All of the PRSUs are assessed over a two-year period ending December 31, 2025. To determine the number of PRSUs earned, non-GAAP subscription revenues performance is evaluated based on fiscal 2025 results. After actual non-GAAP subscription revenues achievement is determined, the rTSR modifier is applied to determine the final payout of the PRSUs. The PRSUs cliff vest on February 7, 2026 at the end of the two-year performance period. For more detail, please see section titled “Compensation Discussion and Analysis—Section 2 - Executive Compensation Program—Long-Term Incentive Plan.”
(15)This RSU award was granted on February 17, 2021 and vests in equal amounts on a quarterly basis over four years, with the first 6.25% of the shares having vested on May 7, 2021, and subject to the continued employment or service with us on each vesting date.
(16)This RSU award was granted on July 15, 2021 and vests in equal amounts on a quarterly basis over four years, with the first 6.25% of the shares having vested on August 7, 2021, subject to continued service with us on each such date.
(17)This RSU award was granted on August 16, 2021 and vested as to 25% of the shares on July 15, 2022, with the remaining underlying shares having vested or scheduled to vest in equal amounts on a quarterly basis over the next three years, subject to the continued service with us on each such vesting date.

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Executive Compensation Tables
2024 Option Exercises and Stock Vested Table
The following table presents, for each of the NEOs, the shares of our common stock that were acquired upon the exercise of stock options and vesting of RSU and PRSU awards and the related value realized during 2024.

Name	Option Awards		Stock Awards
	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(2)
Mr. McDermott	—	—	70,145	56,542,721
Ms. Mastantuono	—	—	23,457	18,548,710
Mr. Zavery	—	—	—	—
Mr. Smith	—	—	23,147	18,439,903
Ms. Canney	—	—	15,120	12,033,227
Mr. Desai	62,958	26,992,458	22,435	17,353,648
(1)The value realized on exercise is calculated as the difference between the closing price of the shares of our common stock underlying the options when exercised and the applicable exercise price of those options.
(2)The value realized on vesting is calculated as the number of shares of common stock issued upon vesting of RSUs and PRSUs multiplied by the closing price of our common stock on the vesting date.

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Executive Compensation Tables
Potential Payments upon Termination or Change in Control
The following table sets forth the estimated payments that would be received by the NEOs if a hypothetical change in control of the Company, termination without cause or resignation for good reason or termination without cause or resignation for good reason in connection with a change in control of the Company were to have occurred on December 31, 2024.

	Change in Control Alone	Upon Termination without Cause or Resignation for Good Reason - No Change in Control				Upon Termination without Cause or Resignation for Good Reason - Change in Control
Name	Value of Accelerated Vesting ($)(1)	Cash Severance ($)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(2)	Total ($)	Cash Severance ($)	Continuation of Medical Benefits ($)	Value of Accele- rated Vesting ($)(2)	Total ($)
Mr. McDermott	—	4,031,100	27,548	17,382,788	21,441,436	5,400,000	41,322	55,253,454	60,694,776
Ms. Mastantuono	—	931,166	15,948	—	947,114	1,444,467	15,948	22,750,175	24,210,590
Mr. Zavery	—	2,198,397	32,016	32,089,832	34,320,245	4,475,000	48,025	28,167,388	32,690,413
Mr. Smith	—	1,661,637	36,649	21,081,546	22,779,832	2,051,366	54,974	26,343,982	28,450,322
Ms. Canney	—	693,481	18,325	—	711,806	1,041,803	18,325	16,630,102	17,690,230
(1)Assumes that awards are substituted, continued or assumed in connection with the change in control. Pursuant to our equity incentive plans, an outstanding award held by a service provider will accelerate in full if it is not continued, assumed or substituted with an equivalent award in connection with a change in control. Assumes that the per share common stock price (plus the per share value of any other consideration) received by the shareholders in the change in control is less than the stock price thresholds that have not yet been achieved for the 2021 PSO Awards. For a complete discussion of Mr. McDermott’s post-employment compensation and on how the 2021 PSO Awards are treated upon a change in control, see “Compensation Discussion and Analysis—Section 4 - NEO Employment Agreements—Treatment Upon Termination of Employment” above for additional information.
(2)The value of accelerated vesting is calculated based on the latest closing price of our common stock on the NYSE as of December 31, 2024, which was $1,060.12, less, if applicable, the exercise price of each outstanding stock option. To calculate the value of accelerated vesting for PRSUs for which achievement had not yet been determined for the performance metrics and/or the rTSR component, achievement is calculated based on 100% of target for what has not yet been determined. The amount of PRSUs that was assumed to have been accelerated was pro-rated based on the percentage of the vesting period that elapsed before the triggering event.
In July 2024, the Company determined to terminate Mr. Desai’s employment “without cause,” as defined in his employment agreement, and paid the severance amount provided under the agreement. Such severance consisted of (i) a lump sum payment of $525,000, equal to six months of his base salary; (ii) a lump sum payment of $622,151, equal to 50% of his actual bonus for fiscal year 2024 based on: (x) actual achievement of Company performance objectives and (y) deemed 100% achievement of personal performance objectives, if any, less any quarterly payment previously paid, if any, and (iii) if elected by Mr. Desai, a payment of the COBRA premiums (or reimbursement of such premiums) for continued health coverage for Mr. Desai and his dependents for a period of six months, which he did not elect to receive. Mr. Desai forfeited all unvested equity awards that had been previously granted to him. Mr. Desai was required to execute a release of claims against the Company and comply with the restrictive covenants applicable to him.

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Executive Compensation Tables
Potential Payments upon Death
The following table estimates potential payments for our NEOs if the NEO had been terminated due to death on December 31, 2024. For a complete discussion on how awards are treated upon death, see “Compensation Discussion and Analysis—Section 4 - NEO Employment Agreements—Death and Disability Benefits” above for additional information.

	Upon Involuntary Termination by Reason of Death
Name	Cash Severance ($)	Continuation of Medical Benefits ($)	Value of Accelerated Vesting ($)(1)	Total ($)
Mr. McDermott	3,375,000	27,548	99,093,657	102,496,205
Ms. Mastantuono	1,487,500	31,896	40,551,710	42,071,106
Mr. Zavery	1,575,000	32,016	32,089,832	33,696,848
Mr. Smith	1,334,985	36,649	47,701,160	49,072,794
Ms. Canney	1,050,000	36,649	27,851,472	28,938,121
(1)     The value of accelerated vesting is calculated based on the latest closing price of our common stock on the NYSE as of December 31, 2024, which was $1,060.12. For a complete discussion on how awards are treated upon death, see “Compensation Discussion and Analysis—Section 4 - NEO Employment Agreements—Death and Disability Benefits” above for additional information.
Potential Payments upon Disability
The following table estimates potential payments for Mr. Smith in the event a hypothetical involuntary termination by reason of his disability had occurred on December 31, 2024. Except for Smith, there are no disability benefits for our NEOs outside of our broad-based benefit plan. For a complete discussion on how awards are treated upon disability, see “Compensation Discussion and Analysis—Section 4 - NEO Employment Agreements—Death and Disability Benefits” above for additional information.

	Upon Involuntary Termination by Reason of Disability
Name	Cash Severance ($)	Value of Continued Vesting of Equity ($)(1)	Total ($)
Mr. Smith	894,795	$39,446,005	40,340,800
(1)    The value for Mr. Smith’s continued vesting of equity is calculated based on the latest closing price of our common stock on the NYSE as of December 31, 2024, which was $1,060.12. For a complete discussion on how equity awards are treated upon disability, see “Compensation Discussion and Analysis—Section 4 - NEO Employment Agreements—Death and Disability Benefits” above for additional information.

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The following table gives information about our common stock that may be issued upon the exercise or settlement of stock options, RSU and PRSU awards, and rights under all of our existing equity compensation plans as of December 31, 2024:

Plan Category	Number of Securities to be Issued Upon Exercise of Outstanding Options, Warrants and Rights (Column A)		Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights (Column B) ($)(1)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in Column A) (Column C)
Equity compensation plans approved by security holders	6,474,428	(2)	623.14	19,232,629	(3)
Equity compensation plans not approved by security holders	219,924	(4)	—	—
Total (5)	6,694,352		623.14	19,232,629
(1)The weighted-average exercise price relates solely to outstanding stock options because RSU and PRSU awards do not have an exercise price.
(2)Represents (i) 135,517 shares of common stock subject to stock options outstanding and 96,148 shares of common stock subject to RSU and PRSU awards outstanding under our 2012 Equity Incentive Plan and (ii) 805,691 shares of common stock subject to stock options outstanding and 5,437,072 shares of common stock subject to RSU and PRSU awards outstanding under our 2021 Equity Incentive Plan. The number of shares subject to PRSU awards outstanding in the table above reflects shares eligible to vest based on actual achievement for PRSU awards where performance achievement had been determined as of December 31, 2024. For PRSUs where performance metrics and/or the rTSR component achievement had not yet been determined as of December 31, 2024, the number of shares is calculated assuming 100% of target achievement. Similarly, the number of shares subject to performance-based stock options outstanding in the table above reflects shares that would be eligible to vest at 100% of target, assuming all performance metrics were met. This number excludes purchase rights accruing under our Amended and Restated 2012 Employee Stock Purchase Plan.
(3)Represents (i) 11,113,151 shares remaining available for future issuance under our 2021 Equity Incentive Plan and (ii) 8,119,478 shares remaining available for future issuance under our Amended and Restated 2012 Employee Stock Purchase Plan, including shares subject to purchase during the current purchase period.
(4)Represents shares of common stock subject to RSU awards outstanding under our 2022 New-Hire Equity Incentive Plan, which has expired as to future awards and provided for the grant of restricted stock units to eligible employees in accordance with NYSE Listing Rule 303A.08.
(5)6,540 shares of common stock subject to options outstanding with a weighted average exercise price of $84.46 and 34,903 shares of common stock subject to RSU and PRSU awards outstanding under equity incentive plans assumed in acquisitions are not included in this table. We did not assume the reserves of the plans from which these awards were issued. No future awards may be granted under such plans.

2025 Proxy Statement	99

Our CEO to median employee pay ratio for 2024 is 188:1. The total 2024 compensation of our CEO was $37,558,118. The total 2024 compensation of our median employee was $199,699. In selecting the median employee under SEC rules, reporting companies are permitted to use reasonable estimates, assumptions, and methodologies based on their own facts and circumstances. As a result, the disclosure regarding the compensation of our median employee and our CEO to median employee pay ratio may not be directly comparable to similar disclosure by other reporting companies.
Methodology Used to Identify Median Employee
We identified the employee with annual total compensation at the median of the compensation of all of our employees (the “median employee”) by considering our employee population as of October 31, 2024 (the “employee population determination date”). We considered all individuals, excluding our CEO, who were employed by us (including our consolidated subsidiaries) on the employee population determination date, whether employed in the U.S. or outside of the U.S., or on a full-time, part-time, seasonal or temporary basis, including employees on a leave of absence. Contractors and other non-employees were not included in our employee population.
Compensation for purposes of identifying the median employee included the following: (i) target annual base salaries in effect as of October 31, 2024; (ii) actual cash bonus compensation earned between January 1, 2024 and December 31, 2024; (iii) actual commissions earned between January 1, 2024 and December 31, 2024; and (iv) the target value of equity awards granted between January 1, 2024 and October 31, 2024, which reflects all new hire and “refresh” equity awards granted in 2024 to our employees who were employed as of the employee population determination date. For employees paid other than in U.S. dollars, we converted their compensation into U.S. dollars using foreign exchange rates in effect as of December 31, 2024, as provided in our system of record for compensation information. We did not make any cost-of-living adjustments for employees outside of the U.S. We believe our methodology represents a consistently applied compensation measure because it strikes a balance in terms of administrative burden while consistently treating all of the primary compensation components for our worldwide workforce and capturing a full year of each of those primary compensation components.
Using this approach, we determined the median employee of our employee population. After identifying the median employee based on the methodology above, we calculated the annual total compensation for such median employee using the same methodology we used to calculate the amount reported for our NEOs in the “Total” column of the “Executive Compensation Tables—2024 Summary Compensation Table.”

100

The following pay versus performance table shows the “compensation actually paid” to our CEO and other NEOs, our total shareholder return and that of our peers, our net income and the most important “financial performance measure” used by us to link executive pay with Company performance.
This table and the accompanying disclosure are prescribed by SEC rules. Those rules require amounts included in the “compensation actually paid” columns of the table to be calculated according to a particular formula intended to demonstrate the relationship between executive compensation actually paid to a company’s NEOs and the company’s performance. The formula reflects the change in fair value of equity awards from one year to another (or to the vesting date, if earlier). They do not reflect, however, the precise amounts actually earned by or paid to our executives during the years shown in the table.
Given that the substantial majority of our total executive compensation consists of equity awards, changes in the fair value of unearned and unvested equity awards, as well as large forfeitures, will have a significant effect on the amounts shown in the “compensation actually paid” columns of the table. By illustration, for a year in which our stock price increases significantly on a year-over-year basis, as occurred in 2023, the amounts shown in the “compensation actually paid” columns are primarily a reflection of the associated increase in the fair value of our CEO’s and executives’ unearned and unvested equity compensation. Similarly, for a year in which our stock price declines on a year-over-year basis, as occurred in 2022 due to macroeconomic circumstances, the amounts shown in the “compensation actually paid” columns are negative, even though our CEO and executives were not paid a negative amount during that year. In addition, forfeited awards reduce the amounts shown in the “compensation actually paid” column, as was the case this year due to Mr. Desai’s forfeiture of his outstanding equity awards in connection with his departure.
For additional information concerning our pay-for-performance philosophy and how our executive compensation program is designed accordingly, please see “Compensation Discussion and Analysis.”
Pay Versus Performance

Year(1)	Summary Compensation Table Total for CEO(2)	Compensation Actually Paid to CEO(2)	Average Summary Compensation Table Total for Other NEOs(2)	Average Compensation Actually Paid to Other NEOs(2)	Value of Initial Fixed $100 Investment Based On:			Net Income (millions)(6)	Non-GAAP Subscription Revenues (millions)(7)
					NOW Total Shareholder Return(3)	Peer Group Total Shareholder Return(4)	Add'l Measure: 2024 Peer Group Total Shareholder Return(5)
2024	$37,558,118	$201,991,660	$20,552,646	$20,144,060	$376	$288	$185	$1,425	$10,674
2023	$37,606,244	$184,779,698	$15,903,489	$45,349,258	$250	$245	$159	$1,731	$8,634
2022	$38,502,528	$(76,345,721)	$13,629,762	$(6,507,023)	$138	$156	$106	$325	$7,056
2021	$165,802,037	$136,180,680	$27,586,570	$29,995,940	$230	$215	$181	$230	$5,627
2020	$25,124,056	$91,533,759	$11,461,127	$30,073,951	$195	$143	$168	$119	$4,280
(1)Mr. McDermott served as CEO for each of the years shown in the table above. The other NEOs for those years were as follows:
•2024: Ms. Mastantuono, Mr. Zavery, Mr. Smith, Ms. Canney and Mr. Desai
•2023: Ms. Mastantuono, Mr. Smith, Ms. Canney and Mr. Desai
•2022: Ms. Mastantuono, Mr. Smith, Lara Caimi and Mr. Desai
•2021: Ms. Mastantuono, Ms. Canney, Mr. Elmer and Mr. Desai
•2020: Ms. Mastantuono, Kevin Haverty, Mr. Elmer, Mr. Desai and David Schneider.

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Pay Versus Performance
(2)The 2024 Summary Compensation Table (“SCT”) totals reported for the CEO and the average of the other NEOs for each year were subject to the following adjustments as required by Regulation S-K Item 402(v) (2)(iii) to calculate “compensation actually paid”:

	2024		2023		2022		2021		2020
	CEO ($)	Average for Other NEOs ($)	CEO ($)	Average for Other NEOs ($)	CEO ($)	Average for Other NEOs ($)	CEO ($)	Average for Other NEOs ($)	CEO ($)	Average for Other NEOs ($)
SCT Total	37,558,118	20,552,646	37,606,244	15,903,489	38,502,528	13,629,762	165,802,037	27,586,570	25,124,056	11,461,127
Adjustments
Deduction for the amounts reported under the “Stock Awards” and “Option Awards” columns of the SCT(a)	(31,460,267)	(18,522,258)	(32,777,514)	(13,794,024)	(27,303,411)	(12,226,497)	(162,227,838)	(26,286,112)	(18,408,206)	(10,193,879)
Item 402(v) Equity Award Adjustments(b)	195,893,809	18,113,672	179,950,968	43,239,793	(87,544,838)	(7,910,288)	132,606,482	28,695,481	84,817,909	28,806,702
“Compensation Actually Paid”	201,991,660	20,144,060	184,779,698	45,349,258	(76,345,721)	(6,507,023)	136,180,680	29,995,940	91,533,759	30,073,951
(a)Reflects the aggregate grant date fair value of equity-based awards granted each year as reported in the “Stock Awards” and “Option Awards” columns of the SCT for the covered year, calculated in accordance with ASC Topic 718. Because we do not sponsor or maintain any defined benefit pension plans, no deductions related to pension value were made.
(b)Item 402(v) equity award adjustments reflect the aggregate of the following (as applicable): (i) the year-end fair value of any equity awards granted in the covered year that are outstanding and unvested as of the end of the year; (ii) the change as of the end of the covered year (from the end of the prior year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the covered year; (iii) for awards granted and vested within the same covered year, their fair value as of the vesting date; (iv) for awards granted in prior years that vest in the covered year, the change as of the vesting date (from the end of the prior fiscal year) in fair value; and (v) the subtraction of the prior year-end fair value of any awards granted in a prior fiscal year that failed to meet applicable vesting conditions as of the end of the year. Equity values are calculated in accordance with ASC Topic 718. Valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant except for the stock price, percentage of volatility, risk free rate and the term used to calculate the valuations. The amounts deducted or added in calculating the equity award adjustments for the CEO and other NEOs are as follows:
CEO Equity Award Adjustments

Year	Year End Fair Value of Equity Awards Granted in the Year that Were Outstanding and Unvested as of Year End	Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in a Prior Year	Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Fair Value Change between Vesting Date and Prior Year End Value of Awards Granted in a Prior Year that Vested in the Year	Total Equity Award Adjustments
2024	$46,927,342	$89,445,476	$1,300,814	$58,220,177	$195,893,809
2023	$54,653,016	$112,313,566	$1,406,353	$11,578,033	$179,950,968
2022	$14,894,853	$(89,965,790)	$809,616	$(13,283,517)	$(87,544,838)
2021	$117,417,845	$13,079,597	$826,582	$1,282,458	$132,606,482
2020	$33,803,085	$39,987,825	$810,586	$10,216,413	$84,817,909

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Pay Versus Performance
Other NEOs Equity Award Adjustments

Year	Average Year End Fair Value of Equity Awards Granted in the Year that Were Outstanding and Unvested as of Year End	Average Year over Year Change in Fair Value of Outstanding and Unvested Equity Awards Granted in a Prior Year	Average Fair Value as of Vesting Date of Equity Awards Granted and Vested in the Year	Average Fair Value Change between Vesting Date and Prior Year End Value of Awards Granted in a Prior Year that Vested in the Year	Average Fair Value as of the Prior Fiscal Year End of Equity Awards Granted in Prior Fiscal Years that Failed to Meet Vesting Conditions in the Fiscal Year		Total Average Equity Award Adjustments
2024	$18,965,967	$7,393,767	$386,235	$3,534,627	$(12,166,924)	(i)	$18,113,672
2023	$23,000,088	$17,681,114	$591,699	$1,966,892	$—		$43,239,793
2022	$6,619,747	$(12,383,818)	$314,371	$(2,460,588)	$—		$(7,910,288)
2021	$26,370,205	$1,496,181	$255,511	$573,584	$—		$28,695,481
2020	$18,125,366	$4,727,906	$422,647	$5,530,783	$—		$28,806,702
(i)     Except for Mr. Desai, who forfeited outstanding equity awards in connection with his departure, no other NEOs failed to meet vesting conditions in 2024.
(3)Represents the total shareholder return (“TSR”) of a $100 investment in the Company’s shares as of December 31, 2019, valued again on each of December 31, 2020, 2021, 2022, 2023 and 2024.
(4)Represents the TSR of the S&P Systems Software index based on a $100 investment as of December 31, 2019, valued again on each of December 31, 2020, 2021, 2022, 2023 and 2024.
(5)As an additional measure, we are providing our 2024 Peer Group (as defined below) TSR, weighted according to the respective companies’ stock market capitalization at the beginning of each period for which a return is indicated. As further described in the section titled “Compensation Discussion & Analysis—Section 3 - Compensation Policies and Practices—Peer Companies,” the 2024 Peer Group includes the following companies: Adobe Inc., Autodesk, Inc., Block, Inc., eBay Inc., Electronic Arts Inc., Intuit Inc., Oracle Corporation, Palo Alto Networks, Inc., PayPal Holdings, Inc., salesforce.com, inc., Snowflake Inc., Twilio Inc., Twitter, Inc., VMware, Inc., Workday, Inc., and Zoom Video Communications, Inc. (the “2024 Peer Group”). The values represent the TSR of the 2024 Peer Group based on a $100 investment as of December 31, 2019, valued again on each of December 31, 2020, 2021, 2022, 2023 and 2024. We have provided this 2024 Peer Group TSR as an additional measure to supplement this pay versus performance disclosure and to provide further context to the Compensation Committee’s pay decisions.
(6)Net income as reported in the Company’s audited financial statements.
(7)The Company has identified non-GAAP subscription revenues as the most important financial performance measure used to link compensation actually paid to the CEO and other NEOs for 2024 to the Company’s performance as this measure is used to determine executive compensation. “Financial performance measure” for these purposes is defined by SEC rules to mean a measure determined and presented in accordance with GAAP or any measures derived wholly or in part from such measures or the Company’s stock price or total shareholder return. Non-GAAP subscription revenues is calculated as full-year GAAP subscription revenues that exclude the impact of foreign exchange by applying the average foreign exchange rates in effect during December of the prior fiscal year.
Company Financial Performance Measures
As described further in the CD&A, the Company’s executive compensation program reflects a pay-for-performance philosophy. The metrics the Company uses for the annual cash incentive program and LTIP are strongly linked to our financial and operational performance and align executive compensation with short-term and long-term shareholder value creation. The most important performance measures used by the Company to link executive compensation actually paid to the Company’s NEOs for the most recently completed fiscal year to the Company’s performance are:
•non-GAAP subscription revenues;
•non-GAAP operating margin;
•NNACV; and
•our stock price performance relative to the S&P 500 index (rTSR).
Because the Company generally seeks to incentivize long-term, multi-year performance, its executive compensation program is not designed to specifically align “compensation actually paid,” as defined by SEC rules, with the Company’s performance measures identified for a particular year.

2025 Proxy Statement	103

Pay Versus Performance
NNACV, which represents bookings from new customers and additional bookings from existing customers, does not qualify as a “financial performance measure” under applicable SEC rules. As explained in the CD&A, NNACV serves as a key metric in our executive compensation programs as it can be a reliable indicator of revenue and customer relationships for many years into the future. A detailed description of NNACV and the other performance measures used to make compensation decisions is included in “Compensation Discussion and Analysis—Section 2 - Executive Compensation Program—Annual Cash Incentive.”
Analysis of the Information Presented in the Pay Versus Performance Table
In this section, we provide a graphic analysis showing a comparison of the compensation actually paid to executives and other metrics, including total shareholder return, net income and subscription revenues. The “compensation actually paid” is calculated in accordance with the methodology described above.
Compensation Actually Paid and 5-Year TSR of the Company, the S&P Systems Software Index and, Supplementally, the 2024 Peer Group

The compensation actually paid to Mr. McDermott and the average compensation actually paid to the other NEOs generally align with the Company’s TSR over the last five years. The graph below compares the compensation actually paid against the total shareholder return of the Company, the S&P Systems Software Index and our 2024 Peer Group in the period from December 31, 2019 through December 31, 2024. The amount shown as actually paid to the other NEOs for 2024 is lower than 2023 due to Mr. Desai’s forfeiture of outstanding equity in connection with his departure.

The compensation actually paid and the Company’s TSR over the last five years is closely aligned because, as discussed above, a significant portion of the compensation actually paid to Mr. McDermott and the other NEOs is comprised largely of equity awards. Thus, the value of these awards and, therefore, a large portion of the compensation actually paid to our NEOs is inherently correlated to the Company’s stock price.

The Company’s TSR over the five-year period presented in the table was 276% and the S&P Systems Software Index TSR was 188%. The Company’s TSR outperformed the S&P Systems Software Index in all of the years presented in the graphic above, except for 2022 when the Company’s TSR trended similarly downwards with the S&P Systems Software Index, reflecting the economic uncertainty experienced by the enterprise software industry during that year.
Further, as explained in the CD&A, the Compensation Committee considers the pay practices among peer companies in its deliberations on compensation matters, including to ensure the Company’s pay practices remain competitive. The Company’s outperformance of the 2024 Peer Group in terms of TSR over the last five years provides support for the Compensation Committee’s pay decisions.

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Pay Versus Performance
Compensation Actually Paid and Net Income

The compensation actually paid to Mr. McDermott and the average compensation actually paid to the other NEOs is not always aligned with the Company’s net income, as shown in the graph to the right, primarily due to the large percentage of our NEOs’ total annual compensation comprised of equity awards and, thus, the much greater sensitivity of compensation actually paid to our stock price. Further, fluctuations in net income do not always correspond to changes in compensation actually paid, which has more closely tracked movements in the Company’s stock price.
Compensation Actually Paid and Non-GAAP Subscription Revenues

The compensation actually paid to Mr. McDermott, the average compensation actually paid to the other NEOs and the Company’s non-GAAP subscription revenues over the last five years is presented to the right. While the Compensation Committee evaluates performance relative to several financial and non-financial performance measures for purposes of determining incentive-based pay, the Company believes non-GAAP subscription revenues is the most important financial performance measure for 2024 used to link compensation actually paid to Company performance because it measures our success in attracting and retaining customers and provides an indication of the long-term health of the Company. For this reason, the Company utilizes non-GAAP subscription revenues when setting performance goals as part of the long-term incentive plan. While subscription revenues have grown significantly over the last five years, compensation actually paid has fluctuated more in line with changes in our stock price, similar to the relationship between compensation actually paid and net income discussed above.

2025 Proxy Statement	105

The following table sets forth certain information with respect to the beneficial ownership of our common stock as of February 28, 2025, except to the extent indicated otherwise in the footnotes, by:
•each person, or group of affiliated persons, known by us to be the beneficial owner of more than 5% of our common stock;
•each of our directors and director nominees;
•each of our named executive officers; and
•all of our current executive officers and directors as a group.
Except as otherwise noted, to our knowledge, each individual exercises sole voting power or investment power over the shares of common stock shown. The number of shares of common stock shown in the following table is determined under SEC rules and is not necessarily indicative of beneficial ownership for any other purpose. Such beneficial ownership includes any shares of common stock as to which the individual has sole or shared voting power or investment power and any shares of common stock the individual has the right to acquire within 60 days of February 28, 2025, including upon the exercise of any option or vesting of any RSU or PRSU award. There were 207,199,386 shares of common stock outstanding as of February 28, 2025.
Unless otherwise indicated, the address of each of the individuals and entities named below is c/o ServiceNow, Inc., 2225 Lawson Lane, Santa Clara, California 95054.

106

Security Ownership of Certain Beneficial Owners and Management

	Shares Beneficially Owned
Name of Beneficial Owner	Number	Percent
Greater than 5% Shareholders:
BlackRock, Inc.(1)	18,250,532	8.8%
The Vanguard Group, Inc.(2)	18,118,346	8.7%
Directors and Named Executive Officers:
William R. McDermott(3)	417,548	*
Amit Zavery	2,231	*
Gina Mastantuono(4)	42,450	*
Paul Smith(5)	36,548	*
Jacqueline Canney(6)	19,411	*
Chirantan “CJ” Desai(7)	47,145	*
Deborah Black	598	*
Susan L. Bostrom	2,938	*
Teresa Briggs	1,336	*
Jonathan C. Chadwick	3,547	*
Paul E. Chamberlain	9,739	*
Lawrence J. Jackson, Jr.	598	*
Frederic B. Luddy(8)	157,228	*
Jeffrey A. Miller(9)	40,638	*
Joseph “Larry” Quinlan(10)	894	*
Anita M. Sands	10,572	*
All current executive officers and directors as a group (15 persons)(10)	785,577	*
*    Represents beneficial ownership of less than 1% of our outstanding shares of common stock.
(1)Consists of shares of common stock beneficially owned as of December 31, 2024, according to a Schedule 13G/A filed by BlackRock, Inc., on February 5, 2025, reporting (i) sole voting power with respect to 16,264,108 shares of our common stock and (ii) sole dispositive power with respect to all 18,250,532 shares of our common stock. The address for BlackRock, Inc. is 50 Hudson Yards, New York, NY 10001.
(2)Consists of shares of common stock beneficially owned as of December 31, 2024, according to a Schedule 13G/A filed by The Vanguard Group, Inc., on February 13, 2024, reporting (i) sole dispositive power with respect to 17,237,912 shares of common stock, (ii) shared dispositive power with respect to 880,434 shares of common stock, and (iii) shared voting power with respect to 272,848 shares of common stock. The address for The Vanguard Group, Inc. is 100 Vanguard Blvd., Malvern, PA 19355.
(3)Consists of (i) 406,053 shares of common stock subject to stock options held by Mr. McDermott that are exercisable within 60 days of February 28, 2025, (i) 4,881 shares of common stock held by a trust, of which Mr. McDermott is a trustee, and (iii) 6,614 shares of common stock.
(4)Consists of (i) 31,324 shares of common stock subject to stock options held by Ms. Mastantuono that are exercisable within 60 days of February 28, 2025, and (ii) 11,126 shares of common stock.
(5)Consists of (i) 31,324 shares of common stock subject to stock options held by Ms. Smith that are exercisable within 60 days of February 28, 2025, and (ii) 5,224 shares of common stock.
(6)Consists of (i) 15,660 shares of common stock subject to stock options held by Ms. Canney that are exercisable within 60 days of February 28, 2025, (ii) 724 shares of common stock underlying RSUs that will vest within 60 days of February 28, 2025, and (ii) 3,027 shares of common stock.
(7)Based solely on Mr. Desai’s most recent Form 4 filed May 21, 2024, prior to his separation from the Company.
(8)Consists of (i) 30,600 shares of common stock held by an LLC, of which Mr. Luddy may be deemed to have voting and investment power, and (ii) 126,628 shares of common stock held by a trust, of which Mr. Luddy is a trustee.
(9)Consists of 40,638 shares of common stock held by a trust, of which Mr. Miller is co-trustee.
(10)Consists of 894 shares of common stock held by a trust, of which Mr. Quinlan is trustee.
(11)Consists of (i) 724 shares of common stock underlying RSUs that will vest within 60 days of February 28, 2025, (ii) 515,681 shares of common stock subject to stock options that are exercisable within 60 days of February 28, 2025, and (iii) 269,172 shares of common stock.

2025 Proxy Statement	107

PROPOSAL NO. 3

Ratify the Independent Registered Public Accounting Firm for 2025

The Board recommends a vote ”FOR” this proposal.

Our Audit Committee has selected PricewaterhouseCoopers LLP (“PwC”) as our independent registered public accounting firm (the “Independent Auditor”) to perform the audit of our consolidated financial statements for the year ending December 31, 2025. PwC has served in this capacity since 2011.
Although not required, our Audit Committee has decided to submit its selection of PwC for ratification by our shareholders as a matter of good corporate governance. If the appointment is not ratified by our shareholders, our Audit Committee will review its future selection of PwC as our Independent Auditor. The Audit Committee is solely responsible for selecting and terminating our Independent Auditor, however, and may do so at any time at its discretion.
Representatives of PwC are expected to be present at the Annual Meeting, will have an opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions.
Principal Accountant Fees and Services
We regularly review the services and fees of our Independent Auditor. These services and fees are also reviewed with our Audit Committee at least annually. In accordance with standard policy, PwC periodically rotates the individuals responsible for the Company’s audit.
In addition to performing the audit of our consolidated financial statements, PwC provided various other services during 2024 and 2023, which the Audit Committee determined did not impair PwC’s independence. Aggregate fees for professional services rendered by PwC for 2024 and 2023 were the following (in thousands):

	Year ended December 31,
	2024	2023
Audit fees(1)	$9,406	$7,987
Audit-related fees(2)	250	350
Tax fees(3)	1,729	1,824
All other fees(4)	1	1
Total fees	$11,386	$10,162
(1)Audit fees were for professional services rendered in connection with the audit of our annual financial statements and review of our quarterly financial statements. This category also includes fees for services in connection with statutory and regulatory filings or engagements.
(2)Audit-related fees primarily related to service organization control audits under Statement on Standards for Attestation Engagements No. 18 and due diligence services.
(3)Tax fees were for tax compliance and transfer pricing services.
(4)All other fees were primarily for subscriptions to PwC's web-based research program.

108

Proposal No. 3 Ratify the Independent Registered Public Accounting Firm for 2025
Policy on Approval of Audit and Non-Audit Services
Our Audit Committee’s policy is to pre-approve all audit and permissible non-audit services provided by the Independent Auditor. Pre-approval is detailed as to the particular service or category of services and is generally subject to a specific budget. The Independent Auditor and management are required to periodically report to the Audit Committee regarding the extent of services provided by the Independent Auditor in accordance with this pre-approval and the fees for the services performed to date.
All of the services relating to the fees described in the table above were pre-approved by our Audit Committee.
Vote Required and Recommendation of the Board
The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote on the proposal that are voted “FOR” or “AGAINST” this proposal. Abstentions will have no effect on the outcome of the vote. We do not expect any broker non-votes, as brokers generally have discretion to vote uninstructed shares on this proposal.
The Board recommends a vote “FOR” this proposal.

2025 Proxy Statement	109

The Audit Committee operates under a written charter adopted by our Board of Directors, which provides that its functions include the oversight of the quality of our financial reports and other financial information provided to shareholders. In carrying out these functions, the Audit Committee reviews critical accounting policies and estimates and the application of U.S. GAAP, reviews our compliance with legal and regulatory requirements, reviews with management and our Independent Auditor, PwC, the adequacy of our internal financial controls, and has responsibility for the appointment, compensation and oversight of our Independent Auditor. The Audit Committee’s responsibility for overseeing our Independent Auditor includes reviewing our Independent Auditor’s independence, reviewing and approving the planned scope of the annual audit, and reviewing and pre-approving any audit and non-audit services that may be performed by our Independent Auditor. A more detailed description of the functions and responsibilities of the Audit Committee can be found in ServiceNow’s Audit Committee Charter, published on the corporate governance section of ServiceNow’s website at investors.servicenow.com.
The Audit Committee oversees our financial reporting process on behalf of our Board of Directors. Management is responsible for our internal controls, financial reporting process, selection of accounting principles, determination of estimates and compliance with laws, regulations and ethical business conduct. Our Independent Auditor is responsible for expressing an opinion as to the conformity of our consolidated financial statements with generally accepted accounting principles.
The Audit Committee has reviewed and discussed with ServiceNow’s management and our Independent Auditor the audited consolidated financial statements of ServiceNow for the year ended December 31, 2024. The Audit Committee has also discussed with our Independent Auditor the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC.
The Audit Committee has received and reviewed the written disclosures and the letter from our Independent Auditor required by applicable requirements of the PCAOB regarding our Independent Auditor’s communications with the Audit Committee concerning independence. The Audit Committee also has discussed with our Independent Auditor its independence from ServiceNow.
Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2024 for filing with the SEC.
Submitted by the Audit Committee:
Teresa Briggs, Chair
Jonathan C. Chadwick
Paul E. Chamberlain
Joseph “Larry” Quinlan

The information contained in this report of the Audit Committee is not considered to be “soliciting material” and shall not be deemed “filed” or incorporated by reference in any filing by ServiceNow under the Exchange Act or the Securities Act unless and only to the extent ServiceNow specifically incorporates it by reference.

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PROPOSAL NO. 4

Amendments to the Certificate of Incorporation to Reflect Delaware Law Provisions Regarding Officer Exculpation and Other Immaterial Changes

The Board recommends a vote “FOR” this proposal.

Statement of the Board of Directors

Your Board of Directors recommends that shareholders vote “FOR” this proposal.

The Board has unanimously approved and declared advisable, and recommends that our shareholders approve and adopt amendments to the Company’s Restated Certificate of Incorporation (as previously amended, the “Certificate of Incorporation”) to reflect new Delaware law provisions regarding officer exculpation and other immaterial changes. The full text of the proposed amendments to the Certificate of Incorporation are attached to this Proxy Statement as Appendix A, with the proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” and “bold” text.

Currently, Article VIII of our Certificate of Incorporation provides for the elimination of monetary liability of directors in certain circumstances pursuant to, and consistent with, Section 102(b)(7) of the Delaware General Corporation Law (the “DGCL”).

Prior to 2022, the DGCL did not allow for similar elimination or limitation of officers’ personal liability. Effective August 1, 2022, Section 102(b)(7) of the DGCL was amended to permit corporations to eliminate or limit the liability of certain senior corporate officers, in addition to directors, in certain limited circumstances. The new Delaware law only permits, and, if the amendments to the Certificate of Incorporation are adopted, the amended Certificate of Incorporation would only permit, exculpation from liability for these officers in the case of direct claims brought by shareholders for breach of an officer’s fiduciary duty of care, including class actions, and would not eliminate officers’ monetary liability for breach of fiduciary duty claims brought by the Company itself or for derivative claims brought by shareholders on behalf of the Company. Furthermore, the limitation on liability would not apply to breaches of the duty of loyalty, acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law, or any transaction in which the officer derived an improper personal benefit. As further described below, we believe this strikes a balance between shareholders’ interest in accountability and the Company’s interest in attracting and retaining high quality officers.

We believe that it is appropriate for directors and officers to remain free of the risk of financial ruin as a result of an unintentional misstep. The nature of the role of directors and officers often requires them to make decisions on crucial matters. Frequently, directors and officers must make decisions in response to time-sensitive opportunities and challenges, which can create substantial risk of investigations, claims, actions, suits or proceedings seeking to impose liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Limiting the personal risk to our officers in addition to the existing limitation for directors would empower our officers to best exercise their business judgment in furtherance of shareholder interests. We believe that our directors and officers will best serve the Company if they feel protected in carrying out their duties and exercising judgment without fearing litigation for unintended mistakes, or being second guessed.

We believe our peers have adopted or will adopt similar exculpation clauses limiting the personal liability of officers in their certificates of incorporation, and failing to adopt the proposed amendment could impact our ability to recruit and retain exceptional officers. In the absence of such protection, qualified officers might be deterred from serving due to exposure to personal liability and the risk that substantial expense will be incurred in defending lawsuits, regardless of merit. In particular, in its consideration of the proposed amendment, the Board took into account the narrow class and

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type of claims for which such officers would be exculpated from liability pursuant to amended DGCL Section 102(b)(7), the limited number of the Company officers that would be impacted and the benefits the Board believes would accrue to the Company by providing exculpation in accordance with DGCL Section 102(b)(7), including, without limitation, the ability to attract and retain key officers and the potential to reduce litigation costs associated with frivolous lawsuits.

The Board balanced these considerations with the Company’s existing corporate governance practices and unanimously determined that it is advisable and in the best interests of the Company and our shareholders to adopt the proposed amendments to the Certificate of Incorporation to extend exculpation protection to our officers in addition to our directors.

The amendments to the Certificate of Incorporation also reflect certain immaterial changes to streamline and update the Certificate of Incorporation. These changes, which do not substantively affect shareholders’ rights, include (i) an update to the address for the registered office of the Company; (ii) an update to the name of the registered agent of the Company; and (iii) the removal of provisions relating to the transition from having a classified Board to a declassified Board, which transition was completed in 2023, and which provisions are no longer operative.

The Board has approved the amendments to the Certificate of Incorporation and recommends that shareholders vote “For” the amendments. The Board believes the proposed amendment to the Certificate of Incorporation would better position our officers to exercise their business judgment in furtherance of the interests of the Company’s shareholders without the potential for distraction posed by the risk of personal liability. Additionally, the proposed amendments would align the protections for our officers with those protections currently afforded to our directors, to the extent permitted under Delaware law. The above summary of the amendments to the Certificate of Incorporation is qualified in its entirety by reference to Appendix A, which is incorporated by reference herein.

The proposed amendments would become effective on the date of filing with the Secretary of State of the State of Delaware, which the Company expects to be promptly following the Annual Meeting if our shareholders approve the amendments.
Vote Required and Recommendation of the Board
The amendments to our Certificate of Incorporation require the affirmative vote of the holders of a majority of all outstanding shares of common stock. Broker non-votes and abstentions will count as votes “AGAINST” the proposal.

The Board recommends a vote “FOR” this proposal.

112

PROPOSAL NO. 5

Amendments to the Certificate of Incorporation to Eliminate Supermajority Voting Provisions

The Board recommends a vote “FOR” this proposal.

Statement of the Board of Directors
Your Board of Directors recommends that shareholders vote “FOR” this proposal.
Currently, our Certificate of Incorporation provides that two-thirds of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors is required to (1) increase or decrease the number of authorized shares of preferred stock, (2) approve amendments to our Bylaws unless those amendments have been approved by at least two-thirds of the “Whole Board” (as defined in the Certificate of Incorporation), and (3) approve amendments to our Certificate of Incorporation unless those amendments have been approved by at least two-thirds of the “Whole Board.” We refer to these provisions as the “Supermajority Voting Provisions.”
Last year, at our 2024 Annual Shareholders Meeting, shareholders considered a non-binding shareholder proposal requesting that the Board take steps to eliminate provisions in our Certificate of Incorporation that required greater than a simple majority vote. The Board did not make any voting recommendation on the shareholder proposal, noting that the proposal presented an opportunity for shareholders to express their views to the Board and that the Board would carefully consider the outcome of the vote when deciding how to proceed. Shareholders largely supported the shareholder proposal.
The Board has reviewed the Supermajority Voting Provisions in light of the 2024 shareholder vote and evolving corporate governance practices. In particular, the Board considered that the narrow set of Supermajority Voting Provisions relate to fundamental corporate matters and are designed to preserve and maximize long-term value for all shareholders. The Board also considered the view of some shareholders that supermajority provisions limit the Board’s accountability and conflict with principles of good corporate governance.
After carefully weighing the advantages and disadvantages of the Supermajority Voting Provisions, the Board believes it is in the best interests of the Company and our shareholders to eliminate the Supermajority Voting Provisions and, in each case, replace those voting standards with a requirement for approval by a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors. The text of the proposed amendments to the Certificate of Incorporation are attached to this Proxy Statement as Appendix B, with proposed deletions reflected by “strike-through” text and proposed additions reflected by “underline” and “bold” text. The above summary of the amendments to the Certificate of Incorporation is qualified in its entirety by reference to Appendix B, which is incorporated by reference herein.
The Board has approved the amendments to the Certificate of Incorporation and recommends that shareholders vote “For” the amendments. The proposed amendments would become effective on the date of filing with the Secretary of State of the State of Delaware, which the Company expects to be promptly following the Annual Meeting if our shareholders approve the amendments.
Vote Required and Recommendation of the Board
The amendments to our Certificate of Incorporation require the affirmative vote of the holders of at least two-thirds of all outstanding shares of common stock. Broker non-votes and abstentions will count as votes “AGAINST” the proposal.

The Board recommends a vote “FOR” this proposal.

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PROPOSAL NO. 6

Shareholder Proposal Regarding Right to Cure Purported Nomination Defects

The Board recommends “AGAINST” this proposal.

ServiceNow has been advised that James McRitchie and Myra K. Young, at 9295 Yorkship Ct, Elk Grove, CA 95758, intend to submit the following proposal at the Annual Meeting. The “FOR” graphic below, which was submitted by Mr. McRitchie and Ms. Young as part of their proposal, is not a recommendation by the Board.
Proposal 6 – Right to Cure Purported Nomination Defects
RESOLVED: ServiceNow Inc. (“ServiceNow” or “Company”) shareholders ask that the Board amend ServiceNow’s bylaws to require the Board to notify any shareholder who submits a notice of nomination pursuant to the Company’s bylaws(1) of any facially apparent defects or omissions contained therein within fourteen (14) days of receipt by the Company.
SUPPORTING STATEMENT:
The legitimacy of the Board’s power to oversee the executives of the Company rests on the power of shareholders to elect directors:(2) [T]he unadorned right to cast a ballot in a contest for [corporate] office . . . is meaningless without the right to participate in selecting the contestants... To allow for voting while maintaining a closed candidate selection process thus renders the former an empty exercise.”(3)
Bylaws are intended to give corporations and their boards advance notice of shareholder nominations and generally require shareholders to make extensive disclosures. A corporation’s legitimate need for notice and disclosure must be balanced against the shareholders’ fundamental right to nominate candidates.(4)
When reviewing one corporation’s advance notice bylaw, a Delaware judge noted that disclosures required of a nominating stockholder “would choke a horse.”(5) Overly demanding requirements are especially harmful to diversified shareholders. Such investors prefer that boards and managements refrain from pursuing profits through practices that endanger democratic social systems, which their diversified portfolios rely on.(6)
The Company’s bylaws do not contain express provisions requiring it to notify a nominating shareholder of any defects in a notice of nomination nor allow a nominating shareholder to cure any such defects. Absent these provisions, courts may rule that corporations need not inform shareholders of nomination notice defects or enable them to rectify such issues.(7)
This proposal addresses the Company's need for order and disclosure while recognizing shareholders' right to nominate candidates without unnecessary impediments. The proposal's fairness is self-evident; it merely requires the Company to tell a shareholder what facial defects are contained in a notice of nomination, allowing the shareholder to cure those

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defects, provided the notice of nomination is delivered to the Company more than fourteen days before the closing of the nomination window.
By requiring the Board to notify nominating shareholders promptly if their notice of nomination complies with the Company's bylaws (specifically listing any defects or deficiencies) and allowing the nominating stockholder time to cure any identified defects or deficiencies, the rights of both the Company and stockholders will be respected and protected.
Enhance Shareholder Value, Vote FOR
Right to Cure Purported Defects in Notice of Nomination – Proposal 6
(1) https://www.sec.gov/ix?doc=/Archives/edgar/data/320193/000114036124038403/ny20033611x2_8k.htm
(2) https://ssrn.com/abstract=4565395
(3) https://casetext.com/case/durkin-v-national-bank-of-olyphant
(4) See Kellner v. AIM ImmunotTech Inc., 307 A.2d 998, 1023 (Del. Ch. 2023)
(5) Kellner, 307 A.2d at 1034.
(6) https://theshareholdercommons.com/wp-content/uploads/2022/09/Climate-Change-Case-Study-FINAL.pdf
(7) Driver Opportunity Partners I, LP v. Adams, No. CV 3:23-56, 2023 WL 3580039, at *9 (W.D. Pa. May 22, 2023); Rosenbaum v. CytoDyn Inc., No. CV 2021-0728-JRS, 2021 WL 4775140, at *17 (Del. Ch. Oct. 13, 2021).
Statement of the Board of Directors:
Your Board of Directors recommends that shareholders vote “AGAINST” this proposal.
Your Board of Directors recommends a vote “AGAINST” this proposal. The Board has considered the shareholder proposal and determined that its adoption is unnecessary and not in the best interests of ServiceNow or our shareholders. As further discussed below, the Board provides customary rights for shareholders to submit director nominations. The requested change to our Bylaws would create uncertainty and litigation risk for the benefit of narrow and short-term oriented interests at the expense of ServiceNow and our shareholders.
ServiceNow’s Bylaws already provide shareholders the right to submit a notice of nomination in accordance with requirements designed to provide our Board and shareholders with the necessary information to make informed recommendations and voting decisions. Our Bylaws currently provide shareholders the right to submit a notice of nomination of a director candidate. Specifically, Sections 1.11 and 1.12 of our Bylaws outline the procedural and substantive requirements for shareholders to properly submit a notice of nomination. These requirements are clearly described and are designed to: (i) provide ServiceNow’s Board with adequate time and necessary information to evaluate the potential candidates and make thoughtful recommendations to ServiceNow shareholders and (ii) help ensure that our shareholders have the necessary information to enable them to cast informed votes for director elections. Additionally, in accordance with SEC rules, we announce the deadlines for the submission of shareholder nominations well in advance of the deadlines to allow our shareholders ample time to review and comply with the procedural and substantive requirements set forth in our Bylaws.
ServiceNow’s Bylaws on director nominations are consistent with market practice. The procedural and substantive requirements included in our director nomination Bylaws are consistent with those of our peers and with market practice. The information required to be submitted under our Bylaws is in line with the information required by the bylaws of our peer companies and the substantial majority of S&P 500 companies. Accordingly, they are well understood by the investors most likely to undertake the expense and effort of submitting director nominations.
Amending our Bylaws to provide a right to cure defects would create uncertainty and enhanced litigation risks. Amending our Bylaws to require that our Board promptly notify nominating shareholders of a deficient nomination, as the proposal suggests, would be highly unusual and subject the Company to enhanced litigation risks. In the footnotes to the shareholder proposal, the proponents cite to numerous instances of litigation between companies and nominating shareholders. As the Delaware Supreme Court has recently explained, a reviewing court will evaluate whether a company’s advance notice bylaw has been applied equitably and whether a board acted with proper, unselfish and loyal motivations. Accordingly, the Board does not have unfettered discretion when it comes to responding to a shareholder’s nomination notice. That said, adding the proposed right to cure would invite additional litigation over a wide range of potential novel issues and questions such as, among other things, whether any purported defect was or was not facially apparent, when the defect was discovered or should have been discovered, whether notice of the defect was sufficiently

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clear, whether the nominating shareholder had sufficient time to cure the defect and whether the defect was sufficiently cured. The Board does not believe it is in the best interests of ServiceNow and our shareholders to bear the uncertainty and litigation risk of adopting a novel and untested right to cure nomination defects.
Vote Required and Recommendation of the Board
The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote on the proposal that are voted “FOR” or “AGAINST” this proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote. The vote is an advisory vote, and therefore not binding.

The Board recommends “AGAINST” this proposal.

116

PROPOSAL NO. 7

Shareholder Proposal to Remove the One-Year Holding Period Requirement to Call a Special Meeting of Shareholders

The Board recommends “AGAINST” this proposal.

Proposal 7 - Special Shareholder Meeting Improvement
ServiceNow has been advised that John Chevedden, at 2215 Nelson Ave., No. 205, Redondo Beach, CA 90278, intends to submit the following proposal at the Annual Meeting. The “FOR” graphic below, which was submitted by Mr. Chevedden as part of his proposal, is not a recommendation by the Board.
Shareholders ask our Board of Directors to remove the current provision that considers the voice of certain ServiceNow shareholders as non-shareholders. Currently all shares not held for one continuous year are considered non shareholders if they seek to call for a special shareholder meeting on an important matter.
The current one-year exclusion for all shares held for less than one continuous year makes the current so-called shareholder right to call for a special shareholder meeting useless. There is no point to have useless right on the books of ServiceNow.
The reason to enable all shareholders to call for a special shareholder meeting is to allow one shareholder or a group of shareholders to quickly acquire more ServiceNow shares to equal the challenging 15% share ownership requirement of all shares outstanding to call for a special shareholder meeting when there is an urgent matter to consider in order to incentivize a turnaround of ServiceNow. Special shareholder meetings are not called for when a company has good performance.
If ServiceNow is in an emergency situation, ServiceNow shareholders will not even consider acquiring more shares in order to call for a special shareholder meeting, if they have wait one year to call for a special shareholder meeting. A one-year holding period makes no sense when a response to an emergency must wait a full year to take the first step of calling for a special shareholder meeting.
The fact that one shareholder or a group of shareholders can quickly acquire more shares to call for a special shareholder meeting is an incentive for ServiceNow Directors to avoid such an emergency situation in the first place since the continued service of certain ServiceNow Directors could be terminated by a special shareholder meeting. This is a good incentive for the ServiceNow Directors to have for the benefit of shareholders.
Please vote yes:
Special Shareholder Meeting Improvement – Proposal 7

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Shareholder Proposals
Statement of the Board of Directors:
Your Board of Directors recommends that shareholders vote “AGAINST” this proposal.
Your Board of Directors recommends a vote “AGAINST” this proposal. The Board has considered the shareholder proposal and determined that its adoption is unnecessary and not in the best interests of ServiceNow or our shareholders. As discussed further below, the Board has already adopted a meaningful, balanced right for shareholders to call a special meeting that the Board believes is aligned with current best practices. This proposal seeks the elimination of the nominal one-year holding requirement that would unnecessarily disrupt that balance by increasing the potential for misuse of the special meeting right to advance narrow and short-term oriented interests, which may not be in the best interests of ServiceNow or our shareholders. In addition, the Board believes that our overall corporate governance reflects current best practices and provides shareholders with meaningful rights to communicate their views and ensure Board accountability and responsiveness to shareholders.
The Board believes that the current right of holders of 15% of our shares for one year to request a special meeting of shareholders provides a meaningful and balanced shareholder right. In 2021, our Board and shareholders approved an amendment to our Restated Certificate of Incorporation to allow one or more shareholders of record holding at least 15% of our outstanding shares of common stock for at least one year to call a special meeting of shareholders. The Board believes that the current special meeting right strikes an appropriate balance by ensuring that shareholders have a meaningful right to call a special meeting to act on extraordinary, pressing events, while also protecting ServiceNow and its broader shareholder base against narrow and short-term oriented interests.
Special meetings require substantial time, effort and management resources, and the one-year holding requirement provides a reasonable safeguard against financial expense and administrative burdens associated with conducting a special meeting of shareholders. The elimination of the one-year holding requirement as suggested by this shareholder proposal would enable a minority of shareholders who have not held a financial stake in ServiceNow for a meaningful period of time to call special meetings and draw on company resources, which could subject ServiceNow to regular disruptions by shareholders with narrow, short-term interests. A special meeting is a significant undertaking that requires substantial company expense and Board and management resources. For every special meeting, ServiceNow is required to provide each shareholder a notice of meeting and proxy materials, which results in significant legal, administrative and distribution expenses, as well as other costs. Additionally, conducting a special meeting diverts the Board’s and management’s attention from their focus on enhancing shareholder value and operating our business in a competitive and rapidly evolving landscape. Special meetings also draw on shareholder resources and command the time and attention of other shareholders to consider and vote on any matters presented. The Board believes that such diversion of attention and resources is only appropriate for a special meeting supported by shareholders who have held a financial stake in ServiceNow for a meaningful period of time.
ServiceNow is committed to strong and effective corporate governance practices and has a demonstrated commitment to shareholder engagement, which promotes accountability. The Board has evaluated this proposal in the context of our corporate governance policies that reflect ServiceNow’s commitment to best practices with respect to accountability and responsiveness to our shareholders. The Board finds the proposed elimination of the one-year holding requirement to be unnecessary as ServiceNow provides its shareholders with sufficient opportunities to express their views on ServiceNow’s governance. These opportunities include:
•Active Shareholder Engagement Program. ServiceNow actively engages with shareholders twice a year to solicit feedback. Notably, our shareholders did not raise the one-year holding period required to call a special meeting as an area of concern.
•”Proxy access” right to nominate directors. ServiceNow shareholders have proxy access rights to nominate directors for election to be included in the Proxy Statement.
•Annual election of directors. ServiceNow directors are elected annually and shareholders can remove directors with or without cause.
•Majority independent board. Seven out of nine directors nominated for election to the Board are independent.
•Independent committees. All ServiceNow Board committees are comprised entirely of independent directors.
•Majority voting standard. ServiceNow has a majority voting standard for the election of directors in uncontested elections.

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Shareholder Proposals
•Annual “Say-On-Pay” Advisory Vote. ServiceNow holds an annual advisory vote on executive compensation to allow shareholders the opportunity to express their views on executive compensation.
•Elimination of Supermajority Voting Provisions: As described in Proposal 5, in response to shareholder feedback expressed at the 2024 annual shareholders meeting, the Board has approved, and recommended that shareholders approve, amendments to our Restated Certificate of Incorporation to eliminate our supermajority voting provisions.
The Board believes that ServiceNow’s existing shareholder meeting right is aligned with best practices and balances providing shareholders with meaningful rights while protecting the long-term interests of ServiceNow and its broad base of shareholders.
Vote Required and Recommendation of the Board
The approval of this proposal requires the affirmative vote of a majority of the outstanding shares of common stock present or represented by proxy and entitled to vote on the proposal that are voted “FOR” or “AGAINST” this proposal. Abstentions and broker non-votes, if any, will have no effect on the outcome of the vote. The vote is an advisory vote, and therefore not binding.

The Board recommends “AGAINST” this proposal.

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We are soliciting the accompanying proxy on behalf of the board of directors of ServiceNow, Inc. for use at the 2025 Annual Meeting on Thursday, May 22, 2025, at 10:00 a.m. Pacific Time to be conducted via a live webcast at www.virtualshareholdermeeting.com/NOW2025.
The information provided in the “question and answer” format below is for your convenience and is only a summary of the information contained in this Proxy Statement. You should read this entire Proxy Statement carefully.
What matters will be voted on at the Annual Meeting?
The following items will be voted on at the Annual Meeting:
•The election of nine directors, each to serve until the next annual meeting and until his or her successor has been elected and qualified or until his or her earlier death, resignation or removal;
•A non-binding advisory vote on a resolution to approve the compensation of our named executive officers (commonly referred to as “say on pay”);
•The ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025;
•Amendments to the Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation and other immaterial changes;
•Amendments to the Certificate of Incorporation to eliminate supermajority voting provisions;
•Shareholder proposal regarding right to cure purported nomination defects, if properly presented;
•Shareholder proposal to remove one year holding period requirement to call a special meeting of shareholders, if properly presented; and
•Any other business that may properly come before the Annual Meeting.
What are the voting recommendations of our Board of Directors?
Our Board recommends that you vote:
•“FOR” the election of each of William R. McDermott, Susan L. Bostrom, Teresa Briggs, Jonathan C. Chadwick, Paul E. Chamberlain, Lawrence J. Jackson, Jr., Frederic B. Luddy, Joseph “Larry” Quinlan and Anita M. Sands as directors, each to serve until the next annual meeting and until his or her successor is elected and qualified or his or her earlier death, resignation or removal;
•“FOR” the approval, on an advisory and non-binding basis, of the compensation of our named executive officers (commonly referred to as “say on pay”);
•“FOR” the ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025;
•“FOR” the amendments to the Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation and other immaterial changes;
•“FOR” the amendments to the Certificate of Incorporation to eliminate supermajority voting provisions;

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Annual Meeting General Information
•“AGAINST” the shareholder proposal regarding right to cure purported nomination defects; and
•“AGAINST” the shareholder proposal to remove one year holding period requirement to call a special meeting of shareholders.
If any other items of business or other matters are properly brought before the Annual Meeting and you have not given us prior instruction on how to vote your shares, your proxy gives authority to the persons named on the proxy card to vote those shares with respect to those other items of business or other matters. The persons named on the proxy card intend to vote the proxy in accordance with their best judgment. We are not currently aware of any other matters that may properly be presented for action at the Annual Meeting.
Where can I access the proxy materials?
Under rules adopted by the SEC, we are furnishing proxy materials to our shareholders on the Internet instead of mailing printed copies of those materials to each shareholder. However, on or about April [•], 2025, we expect to mail to our shareholders a Notice Regarding Availability of Proxy Materials (the “Notice of Internet Availability”) containing instructions on how to access our proxy materials, including this Proxy Statement and our 2024 Annual Report to shareholders. The Notice of Internet Availability also provides instructions on how to vote over the Internet, by telephone and by mail and includes instructions on how to receive a paper copy of the proxy materials by mail.
This process is designed to reduce our environmental impact and lowers the costs of printing and distributing our proxy materials without adversely impacting your timely access to this important information. If you would prefer to receive printed proxy materials, please follow the instructions included in the Notice of Internet Availability.
What is the record date?
Only holders of record of our common stock at the close of business on March 24, 2025 (the “Record Date”) will be entitled to vote at the Annual Meeting. At the close of business on the Record Date, we had [•] shares of common stock outstanding and entitled to vote. No shares of preferred stock were outstanding as of such date.
What is a quorum?
The holders of a majority of the voting power of the shares of stock entitled to vote at the Annual Meeting as of the close of business on the Record Date must be present at the Annual Meeting in order to hold the meeting and conduct business. This presence is called a quorum. Your shares are counted as present at the Annual Meeting if you have properly submitted a proxy or if you are virtually present and vote online at the meeting. Both abstentions and broker non-votes (described below) are counted for the purpose of determining the presence of a quorum. If a quorum is not obtained, the chairperson of the Annual Meeting or the holders of a majority of the shares of common stock present at the Annual Meeting may adjourn the Annual Meeting to a later date.
Who is entitled to vote?
Shareholder of Record. If, at the close of business on the Record Date, your shares were registered directly in your name with our transfer agent, Computershare Trust Company, N.A., then you are considered the shareholder of record with respect to those shares. As a shareholder of record, you may vote online at the Annual Meeting, by telephone, over the Internet or by filling out and returning the proxy card.
Beneficial Owner. If, at the close of business on the Record Date, your shares were held in an account with a brokerage firm, bank or other nominee on your behalf, then you are considered to be the “beneficial owner” of shares. In the system of record used for identifying shareholders, those shares will be reported as being held by the nominee (e.g., your brokerage firm). We refer to those shares as being held in “street name.” As a beneficial owner, you have the right to direct your nominee on how to vote the shares held in your account by following the voting instructions that your nominee provides. The nominee that holds your shares is considered the shareholder of record for purposes of voting at the Annual Meeting. Because you are not the shareholder of record in that case, you may vote your shares online at the Annual Meeting only by following the instructions from your brokerage firm, bank or other nominee.

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How many votes do I have?
Each holder of shares of common stock is entitled to one vote for each share of common stock held as of the close of business on the Record Date. You may vote all shares owned by you as of the Record Date, including (i) shares held directly in your name as the shareholder of record and (ii) shares held for you as the beneficial owner in street name through a brokerage firm, bank or other nominee.
Why are you holding a virtual meeting and how can I attend?
We believe hosting our Annual Meeting virtually expands access and enables improved communication by allowing shareholders to participate from any location. Digital transformation of experiences such as our Annual Meeting allow shareholders to gather safely and conveniently, without the need for travel. We have designed our virtual format to expand, rather than reduce, shareholder access, participation and communication. Shareholders will be able to attend our Annual Meeting, vote and submit questions online from virtually any location around the world.
We do not place restrictions on the type or form of questions that you may ask; however, we ask that you be respectful, and we reserve the right to edit profanity or other inappropriate language for publication. During the live Q&A portion of the Annual Meeting, we will answer questions as they come in and address those asked in advance, as time permits. We have committed to publishing and answering each question received on the Investor Relations section of our website, which can be found at investors.servicenow.com, following the Annual Meeting. A replay of the Annual Meeting will be publicly available 24 hours after the Annual Meeting at www.virtualshareholdermeeting.com/NOW2025. Our virtual Annual Meeting website contains instructions for addressing technical and logistical issues related to accessing the virtual Annual Meeting and accessing technical support to assist a shareholder who encounters any difficulties accessing the virtual Annual Meeting.
To participate in our virtual Annual Meeting, including to vote and ask questions, visit www.virtualshareholdermeeting.com/NOW2025 and enter your 16-digit control number included in the Notice of Internet Availability, on your proxy card or in the instructions that accompanied your proxy materials.
How do I vote?
Shareholders of Record. If you are a shareholder of record, you may vote in one of the following ways:
•You may vote by telephone or over the Internet. To vote by telephone or over the Internet, follow the instructions provided in the Notice of Internet Availability or proxy card. If you vote by telephone or over the Internet, you do not need to return a proxy card by mail.
•You may vote by mail. If you request or receive a proxy card, simply sign and date the proxy card and return it in the envelope provided.
•You may vote online at the Annual Meeting website. If you plan to attend the Annual Meeting, you may vote online at the virtual Annual Meeting by visiting www.virtualshareholdermeeting.com/NOW2025. Please have your 16-digit control number to join the Annual Meeting.
Votes submitted by telephone, over the Internet or by mail must be received by 8:59 p.m., Pacific Time, on May 21, 2025. Submitting your proxy (whether by telephone, over the Internet or by mail if you request or receive a proxy card) will not affect your right to vote online at the Annual Meeting should you decide to attend.
Beneficial Owners. If you are the beneficial owner of shares held of record by a brokerage firm, bank or other nominee (as described above in the question “Who is entitled to vote?”), you will receive voting instructions from your nominee. You must follow the voting instructions provided by your nominee to instruct your nominee how to vote your shares. The availability of Internet and telephone voting options will depend on the voting process of your brokerage firm, bank or other nominee. As discussed above, you may vote your shares online at the Annual Meeting only by following the instructions from your brokerage firm, bank or other nominee.

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What are abstentions and broker non-votes, and what are their effects? How many votes are needed to approve each matter?
Abstentions. An abstention represents a shareholder’s affirmative choice to decline to vote on a proposal. If a shareholder indicates that it wishes to abstain from voting its shares, or if a brokerage firm, bank or other nominee holding its customers’ shares of record causes abstentions to be recorded for such shares, the shares still will be considered present and entitled to vote at the Annual Meeting. As a result, abstentions will be counted for purposes of determining the presence of a quorum.
Broker Non-Votes. A broker non-vote occurs when shares held by a brokerage firm, bank or other nominee holding shares for a beneficial owner are not voted on a proposal because (i) the brokerage firm, bank or other nominee has not received voting instructions from the shareholder who beneficially owns the shares and (ii) the brokerage firm or other nominee lacks the authority to vote the shares in the brokerage firm’s discretion. Under the rules of the NYSE, brokerage firms, banks and other nominees do not have discretionary authority to vote shares with respect to Proposal No. 1 (election of directors), Proposal No. 2 (compensation of named executive officers), Proposal No. 4 (amendments to the Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation and other immaterial changes), Proposal No. 5 (amendments to the Certificate of Incorporation to eliminate supermajority voting provisions), Proposal No. 6 (shareholder proposal regarding right to cure purported nomination defects), or Proposal No. 7 (shareholder proposal to remove the one-year holding period requirement to call a Special Meeting of Shareholders) but do have discretionary authority to vote shares with respect to Proposal No. 3 (ratification of independent registered public accounting firm). This means that, for example, if you hold your shares at a brokerage firm and do not instruct your broker on how to vote your shares, the broker will not vote your shares on Proposal Nos. 1, 2, 4, 5, 6 and 7 but may vote your shares for Proposal No. 3. Broker non-votes will be counted for purposes of calculating whether a quorum is present at the Annual Meeting and will make a quorum more readily attainable.

2025 Proxy Statement	123

Annual Meeting General Information

Proposal	Votes Required for Approval	How May You Vote?	Will “Broker Non-Votes” Impact the Outcome?	Will “Abstentions” Impact the Outcome?(1)

	Votes cast “For” such nominee exceed the votes cast “Against” such nominee(2)	“For,” “Against” or “Abstain” with respect to each nominee	No	No
PROPOSAL NO. 1

Election of Directors

PROPOSAL NO. 2	Majority of votes cast “For” or “Against”	“For,” “Against” or “Abstain”	No	No

Advisory vote to approve the compensation of our named executive officers(3)

PROPOSAL NO. 3	Majority of votes cast “For” or “Against”	“For,” “Against” or “Abstain”	Not applicable as brokers generally have discretion to vote uninstructed shares on this proposal	No

Ratification of the appointment of PricewaterhouseCoopers LLP

PROPOSAL NO. 4	Majority of all of the outstanding shares of capital stock	“For,” “Against” or “Abstain”	Yes, same as a vote against	Yes, same as a vote against

Amendments to the Certificate of Incorporation to Reflect Delaware Law Provisions Regarding Officer Exculpation and Other Immaterial Changes

PROPOSAL NO. 5	Two-thirds of all outstanding shares of capital stock	“For,” “Against” or “Abstain”	Yes, same as a vote against	Yes, same as a vote against

Amendments to the Certificate of Incorporation to Eliminate Supermajority Voting Provisions

PROPOSAL NO. 6	Majority of votes cast “For” or “Against”	“For,” “Against” or “Abstain”	No	No

Shareholder Proposal Regarding Right to Cure Purported Nomination Defects

PROPOSAL NO. 7	Majority of votes cast “For” or “Against”	“For,” “Against” or “Abstain”	No	No

Shareholder Proposal to Remove the One-Year Holding Period Requirement to Call a Special Meeting of Shareholders

(1)Abstentions do not impact the outcome of the vote but are counted for purposes of determining quorum.
(2)Our Bylaws provide that in any uncontested election, a director nominee shall be elected to the Board if the votes cast for such nominee’s election exceed the votes cast against such nominee’s election. Under our Corporate Governance Guidelines, if a current director fails to receive the required vote for re-election, the director will tender his or her resignation and our Board will decide whether to accept the resignation.
(3)This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and procedures described in this Proxy Statement. As an advisory vote, this proposal is not binding. However, our Board and Compensation Committee will consider the outcome of the vote when making future compensation decisions for our named executive officers.

124

Annual Meeting General Information
Who will pay for the expense of soliciting proxies?
The expense of soliciting proxies will be paid by the Company. Following the original mailing of the soliciting materials, the Company and its agents may solicit proxies by mail, electronic mail, telephone, by other similar means or in person. Our directors, officers and other employees, without additional compensation, may solicit proxies personally or in writing, by telephone, e-mail or otherwise. Following the original mailing of the proxy materials, the Company will request brokerage firms, banks or other nominees to forward copies of the proxy materials to persons for whom they hold shares and to request authority for the exercise of proxies. In such cases, the Company, upon the request of the record holders, will reimburse such holders for their reasonable expenses. If you choose to access the proxy materials and/or vote over the Internet, you are responsible for any Internet access charges you may incur. We do not currently plan to retain a proxy solicitor to assist in the solicitation of proxies.
Can I revoke my proxy or change my vote?
Shareholders of Record. If you are a shareholder of record, you may revoke your proxy or change your proxy instructions at any time before your proxy is voted at the Annual Meeting by:
•delivering to the Corporate Secretary of the Company a written notice stating that the proxy is revoked;
•signing, dating and delivering a proxy bearing a later date;
•voting again by telephone or over the Internet; or
•virtually attending and voting online at the Annual Meeting (although attendance at the meeting will not, by itself, revoke a proxy).
Beneficial Owners. If you are a beneficial owner (as described above in the question “Who is entitled to vote?”), you must contact the brokerage firm, bank or other nominee holding your shares and follow its instructions to change your vote or revoke your proxy.
Where can I find the voting results of the Annual Meeting?
Voting results will be tabulated and certified by the inspector of elections appointed for the Annual Meeting. The preliminary voting results will be announced at the Annual Meeting, and the final results will be reported in a Current Report on Form 8-K filed with the SEC within four business days after the Annual Meeting. If the official results are not available at that time, we will provide preliminary voting results in a Form 8-K and the final results in an amendment to that report as soon as they become available.

2025 Proxy Statement	125

Shareholder Proposals to be Presented at Next Annual Meeting

The Company’s Bylaws provide that, for shareholder nominations to our Board of Directors or other proposals to be considered at an annual meeting, shareholders must give timely notice thereof in writing to the Corporate Secretary at ServiceNow, Inc., 2225 Lawson Lane, Santa Clara, California 95054, Attn: Corporate Secretary.
To be timely for the 2026 Annual Meeting, a shareholder’s notice must be delivered to or mailed and received by our Corporate Secretary at the principal executive offices of the Company not earlier than 5:00 p.m. Pacific Time on January 22, 2026, and not later than 5:00 p.m. Pacific Time on February 21, 2026. A shareholder’s notice to the Corporate Secretary must set forth, as to each matter the shareholder proposes to bring before the Annual Meeting, the information required by our Bylaws. In addition to satisfying the provisions in our Bylaws relating to nominations of director candidates, including the deadline for written notices, to comply with the SEC’s universal proxy rule, shareholders who intend to solicit proxies in support of director nominees other than the Company’s nominees in compliance with Rule 14a-19 of the Exchange Act must provide notice that sets forth the information required by Rule 14a-19 no later than March 23, 2026.
Shareholder proposals submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at ServiceNow’s 2026 Annual Meeting must be received by the Company not later than December [•], 2025, in order to be considered for inclusion in ServiceNow’s proxy materials for that meeting.
In addition, our Bylaws contain “proxy access” provisions that permit a shareholder or group of shareholders to include director candidates that they intend to nominate in our Annual Meeting Proxy Statement and on our proxy card, provided that the shareholder ownership, notice and other requirements set forth in our Bylaws are satisfied. To be timely for our 2026 Annual Meeting, the required notice under the proxy access provisions of our Bylaws must be received by the Corporate Secretary at the address set forth above not earlier than 5:00 p.m. Pacific Time on November [•], 2025, and not later than 5:00 p.m. Pacific Time on December [•], 2025.

126

Additional Information
Available Information
We will mail to any shareholder, without charge, upon written request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024, including the financial statements and list of exhibits, and any exhibit specifically requested. Requests should be sent to:

Investor Relations
ServiceNow, Inc.
2225 Lawson Lane
Santa Clara, California 95054

The Annual Report is also available on the Investor Relations website at investors.servicenow.com. Please help us reduce administrative costs by taking advantage of this method of obtaining our Annual Report.
“Householding” — Shareholders Sharing the Same Address
SEC rules permit companies and intermediaries (such as brokers) to implement a delivery procedure called “householding.” Under this procedure, multiple shareholders who reside at the same address receive a single copy of our annual report and proxy materials, including the Notice of Internet Availability, unless an affected shareholder has provided contrary instructions. This procedure reduces printing costs and postage fees.
This year, a number of ServiceNow shareholders will be “householding” our annual report and proxy materials, including the Notice of Internet Availability. A single Notice of Internet Availability and, if applicable, a single set of annual report and other proxy materials will be delivered to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker that it will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent.
Upon written or oral request, we will promptly deliver a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials to any shareholder at a shared address to which a single copy of any of those documents was delivered. To receive a separate copy of the Notice of Internet Availability and, if applicable, annual report and other proxy materials, you may write to Investor Relations at 2225 Lawson Lane, Santa Clara, California 95054, Attn: Investor Relations or call (408) 501-8550. Shareholders who hold shares of our common stock in street name may contact their brokerage firm, bank, broker-dealer or other similar organization to request information about householding.
Any shareholders who share the same address and currently receive multiple copies of the Notice of Internet Availability or annual report and other proxy materials who wish to receive only one copy in the future can contact their bank, broker or other holder of record to request information about householding or the Company’s Investor Relations department at the address or telephone number listed above.
Other Matters
We are not currently aware of any other matters that may properly be presented for action at the Annual Meeting except as specified in the notice of the Annual Meeting. As to any business that may arise and properly come before the Annual Meeting, however, the proxy holders will vote the proxies on these matters in accordance with their best judgment.

2025 Proxy Statement	127

Proposed Amendments to the Certificate of Incorporation
Proposed deletions are reflected by “strike-through” text and proposed additions are reflected by “bold” and “underline” text.

ARTICLE II: AGENT FOR SERVICE OF PROCESS

The address of the registered office of the Corporation in the State of Delaware is ~~3500 South Dupont Highway~~ 850 New Burton Road, Suite 201, City of Dover, County of Kent, Delaware ~~19901~~ 19904. The name of the registered agent of the Corporation at that address is ~~Incorporating Services, Ltd~~ Cogency Global.

ARTICLE VI: MATTERS RELATING TO THE BOARD OF DIRECTORS

3. Board. Subject to the rights of the holders of any series of Preferred Stock to elect additional directors under specified circumstances, ~~prior to the 2021 annual meeting of stockholders, the directors shall be divided, with respect to the time for which they severally hold office, into three classes, with the term of office of one class expiring each year. Commencing with the 2021 annual meeting of stockholders, directors elected to succeed those directors whose terms then expire~~ directors shall be elected for a term of office to expire at the next annual meeting of stockholders after their election. ~~Notwithstanding anything to the contrary in the foregoing provisions of this Article VI, Section 3, each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal.~~

4. Term and Removal. Each director shall hold office until such director’s successor is elected and qualified, or until such director’s earlier death, resignation or removal. Any director may resign at any time upon notice to the Corporation given in writing or by any electronic transmission permitted by the Bylaws. Subject to the rights of the holders of any series of Preferred Stock, except as otherwise provided by law, ~~each director serving in a class of directors for a term expiring at the third annual meeting of stockholders following the election of such class may be removed from the Board only for cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors voting together as a single class, and all other~~ directors may be removed from the Board with or without cause by the affirmative vote of the holders of a majority of the voting power of the then outstanding shares of capital stock of the Corporation then entitled to vote at an election of directors voting together as a single class.

ARTICLE VIII: DIRECTOR AND OFFICER LIABILITY

1. Limitation of Liability. To the fullest extent permitted by law, no director or Officer (as defined below) of the Corporation shall be personally liable for monetary damages for breach of fiduciary duty as a director or Officer. Without limiting the effect of the preceding sentence, if the DGCL is hereafter amended to authorize the further elimination or limitation of the liability of a director or Officer, then the liability of a director or Officer of the Corporation shall be eliminated or limited to the fullest extent permitted by the DGCL, as so amended. Any amendment, repeal or elimination of this Section 1 of Article VIII shall not affect its application with respect to an act or omission by a director or Officer occurring before such amendment, repeal or elimination. All references in this Section 1 of Article VIII to an “Officer” shall mean only a person who, at the time of an act or omission as to which liability is asserted, falls within the meaning of the term “officer,” as defined in Section 102(b)(7) of the DGCL.

2025 Proxy Statement	A-1

Proposed Amendments to the Certificate of Incorporation
Proposed deletions are reflected by “strike-through” text and proposed additions are reflected by “bold” and “underline” text.
ARTICLE IV: AUTHORIZED STOCK
2. Designation of Additional Series.
2.1 The Board of Directors of the Corporation (the “Board”) is authorized, subject to any limitations prescribed by the law of the State of Delaware, to provide for the issuance of the shares of Preferred Stock in one or more series, and, by filing a Certificate of Designation pursuant to the applicable law of the State of Delaware, to establish from time to time the number of shares to be included in each such series, to fix the designation, powers, preferences and relative, participating, optional or other rights, if any, of the shares of each such series and any qualifications, limitations or restrictions thereof, and to increase (but not above the total number of authorized shares of the class) or decrease the number of shares of any such series (but not below the number of shares of such series then outstanding). The number of authorized shares of Preferred Stock may also be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of the holders of ~~two-thirds~~ a majority of the voting power of all the then outstanding shares of capital stock of the Corporation entitled to vote, without a vote of the holders of the Preferred Stock, unless a vote of any other holders is required pursuant to a Certificate of Designation establishing a series of Preferred Stock.
ARTICLE V: AMENDMENT OF BYLAWS
The Board shall have the power to adopt, amend or repeal the Bylaws of the Corporation (the “Bylaws”). Any adoption, amendment or repeal of the Bylaws by the Board shall require the approval of a majority of the Whole Board. For purposes of this Restated Certificate of Incorporation, the term “Whole Board” shall mean the total number of authorized directors whether or not there exist any vacancies in previously authorized directorships. The stockholders shall also have power to adopt, amend or repeal the Bylaws; provided, however, that in addition to any vote of the holders of any class or series of stock of the Corporation required by law or by this Restated Certificate of Incorporation (including any Preferred Stock issued pursuant to any Certificate of Designation), the affirmative vote of the holders of at least ~~two-thirds~~ a majority of the voting power of all of the then outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws~~; provided further, that if two-thirds of the Whole Board has approved such adoption, amendment or repeal of any provisions of the Bylaws, then only the affirmative vote of the holders of at least a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to adopt, amend or repeal any provision of the Bylaws~~.
ARTICLE IX: AMENDMENT TO CERTIFICATE OF INCORPORATION
The Corporation reserves the right to amend or repeal any provision contained in this Restated Certificate of Incorporation in the manner prescribed by the laws of the State of Delaware and all rights conferred upon stockholders are granted subject to this reservation; provided, however, that, notwithstanding any other provision of this Restated Certificate of Incorporation or any provision of law that might otherwise permit a lesser vote or no vote, but in addition to any vote of the holders of any class or series of the stock of the Corporation required by law or by this Restated Certificate of Incorporation, the affirmative vote of the holders of at least ~~two-thirds of the voting power of all of the~~

2025 Proxy Statement	B-1

Appendix B
~~then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of this Restated Certificate of Incorporation; provided, further, that if two-thirds of the Whole Board has approved such amendment or repeal of any provisions of this Restated Certificate of Incorporation, then only the affirmative vote of the holders of at least~~ a majority of the voting power of all of the then-outstanding shares of the capital stock of the Corporation entitled to vote generally in the election of directors, voting together as a single class, shall be required to amend or repeal any provision of this Restated Certificate of Incorporation.

B-2

Statement regarding use of Non-GAAP Financial Measures
This Proxy Statement includes the following non-GAAP financial measures, which should be viewed as additions to, and not substitutes for or superior to, financial measures calculated in accordance with GAAP.
•Income from operations. Our non-GAAP presentation of income from operations measure excludes certain non-cash or non-recurring items, including stock-based compensation expense, amortization of debt discount and issuance costs related to our convertible senior notes, loss on early note conversions, amortization of purchased intangibles, legal settlements, business combination and other related costs, income tax effects and adjustments, and the income tax benefit from the release of a valuation allowance on deferred tax assets.
•Free cash flow. Free cash flow is defined as net cash provided by operating activities plus cash outflows for legal settlements, repayments of convertible senior notes attributable to debt discount and business combination and other related costs including compensation expense, reduced by purchases of property and equipment.
Our presentation of non‑GAAP financial measures may not be comparable to similar measures used by other companies. We encourage shareholders to carefully consider our GAAP results, as well as our supplemental non‑GAAP information and the reconciliation between these presentations, to more fully understand our business. Please see the table below for the reconciliation of GAAP and non‑GAAP results.
GAAP to Non-GAAP Reconciliation (in millions)

Income from Operations	Year ended	Year ended	% Growth
	December 31, 2024	December 31, 2023	Y/Y
GAAP income from operations	1,364	762
Stock-based compensation	1,746	1,604
Amortization of purchased intangibles	94	85
Business combination and other related costs	33	38
Legal settlements	17	—
Non-GAAP income from operations	3,254	2,489	31%

Operating Margin	Year ended
December 31, 2024
GAAP operating margin	12%
Stock-based compensation as % of total revenues	16%
Amortization of purchased intangibles as % of total revenues	1%
Business combination and other related costs as % of total revenues	—%
Legal settlements as % of total revenues	—%
Non-GAAP operating margin	29.5%

2025 Proxy Statement	C-1

Appendix C

Free Cash Flow	Year ended	Year ended	% Growth
	December 31, 2024	December 31, 2023	Y/Y
GAAP net cash provided by operating activities	4,267	3,398
Purchases of property and equipment	(852)	(694)
Cash paid for legal settlements	17	—
Business combination and other related costs	23	24
Non-GAAP income from operations	3,455	2,728	27%

Free Cash Flow Margin	Year ended
December 31, 2024
GAAP net cash provided by operating activities as % of total revenues	39%
Purchases of property and equipment as % of total revenues	(8)%
Cash paid for legal settlements as % of total revenues	—%
Business combination and other related costs as % of total revenues	—%
Non-GAAP free cash flow	31.5%
Numbers rounded for presentation purposes and may not foot.
We believe information regarding the non-GAAP income from operations, non-GAAP operating margin, free cash flow and free cash flow margin is useful to investors because it is an indicator of the strength and performance of our business operations.

C-2

ServiceNow, Inc.
2225 Lawson Lane
Santa Clara, CA 95054

servicenow

SERVICENOW, INC.
2225 LAWSON LANE
SANTA CLARA, CA 95054

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 8:59 p.m. Pacific Time on May 21, 2025. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/NOW2025**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 8:59 p.m. Pacific Time on May 21, 2025. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V62255-P26234

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

SERVICENOW, INC.

The Board of Directors recommends a vote "FOR" each of the Nominees listed in Proposal 1:

1. Election of Directors.

Nominees:	For	Against	Abstain
1a. Susan L. Bostrom	☐	☐	☐
1b. Teresa Briggs	☐	☐	☐
1c. Jonathan C. Chadwick	☐	☐	☐
1d. Paul E. Chamberlain	☐	☐	☐
1e. Lawrence J. Jackson, Jr.	☐	☐	☐
1f. Frederic B. Luddy	☐	☐	☐
1g. William R. McDermott	☐	☐	☐
1h. Joseph "Larry" Quinlan	☐	☐	☐
1i. Anita M. Sands	☐	☐	☐

Management Proposals

The Board of Directors recommends a vote "FOR" Proposals 2 through 5.	For	Against	Abstain
2. Advisory vote to approve ServiceNow's named executive officer compensation.	☐	☐	☐
3. Ratification of PricewaterhouseCoopers LLP as the independent registered public accounting firm for 2025.	☐	☐	☐
4. Amendments to Certificate of Incorporation to reflect Delaware law provisions regarding officer exculpation and other immaterial changes.	☐	☐	☐
5. Amendments to Certificate of Incorporation to eliminate supermajority voting provisions.	☐	☐	☐

Shareholder Proposals

The Board of Directors recommends a vote "AGAINST" Proposals 6 and 7.	For	Against	Abstain
6. Shareholder proposal regarding right to cure purported nomination defects.	☐	☐	☐
7. Shareholder proposal to remove the one-year holding period requirement to call a special meeting of shareholders.	☐	☐	☐

NOTE: The proxies may vote in their discretion upon any and all other matters that may properly come before the meeting or any adjournment or postponement thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Notice of Annual Meeting of Shareholders and Proxy Statement and the Annual Report to Shareholders are available at www.proxyvote.com.

V62256-P26234

SERVICENOW, INC.
Annual Shareholders Meeting
May 22, 2025 10:00 AM, Pacific Time
This proxy is solicited by the Board of Directors

The shareholder(s) hereby appoint(s) William R. McDermott and Gina Mastantuono or either of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of SERVICENOW, INC. that the shareholder(s) is/are entitled to vote at the Annual Shareholders Meeting to be held at 10:00 AM, Pacific Time, on May 22, 2025, at www.virtualshareholdermeeting.com/NOW2025, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side